    As filed with the Securities and Exchange Commission on December 4, 1998

                                                     Registration No. 333-58231
===============================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                 AMENDMENT NO. 2

                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------
                                   iMALL, INC.
                 (Name of Small Business Issuer in Its Charter)

            NEVADA                                                8200                                    87-0553169
(State or Other Jurisdiction of                         (Primary Standard Industrial                   I.R.S. Employer
Incorporation or Organization)                           Classification Code Number)                (Identification Number)

                             233 WILSHIRE BOULEVARD
                                    SUITE 820
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 309-4000

          (Address and Telephone Number of Principal Executive Offices)

                              RICHARD M. ROSENBLATT
                             233 WILSHIRE BOULEVARD
                                    SUITE 820
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 309-4000
           (Name, Address, and Telephone Number of Agent For Service)
                               -------------------
                        Copies of all communications to:


     DAVID L. FICKSMAN, ESQ.                      FRAN M. STOLLER, ESQ
         LOEB & LOEB LLP                   BACHNER, TALLY, POLEVOY & MISHER LLP
1000 WILSHIRE BOULEVARD, SUITE 1800                380 MADISON AVENUE
  LOS ANGELES, CALIFORNIA 90017                    NEW YORK, NEW YORK
    TELEPHONE: (213) 688-3400                  TELEPHONE: (212) 687-7000
    FACSIMILE: (213) 688-3460                  FACSIMILE: (212) 682-5729


                           ---------------------------

Approximate Date of Proposed Sale to the Public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]
                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                        Proposed           Proposed
                                                                         Maximum            Maximum            Amount of
          Titles of Each Class of                     Amount to be    Offering Price       Aggregate         Registration
        Securities to be Registered                    Registered      Per Share(1)    Offering Price(1)         Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.008 per
share .........................................           317,192         $ 9.00           $ 2,854,728        $   793.61

Common Stock, par value $0.008 per
share, underlying Convertible Preferred
Stock .........................................         6,945,006         $ 9.00           $62,505,054        $17,376.41

Common Stock, par value $.008 per share,
underlying Initial Warrants ...................         1,568,751         $ 3.20(2)        $ 5,020,003        $ 1,395.56

Common Stock, par value $.008 per share,
underlying Placement Agent Warrants ...........         1,500,000         $ 3.20(2)        $ 4,800,000        $ 1,334.40

Common Stock, par value $0.008 per
share underlying the Investor Warrants ........            25,749         $ 3.20(2)        $    82,397        $    22.91

Common Stock, par value $0.008 per
share underlying the Additional Warrants ......           375,000         $ 3.20(2)        $ 1,200,000        $   333.60

Initial Warrants to purchase .125 share of
Common Stock ..................................        12,550,005             --(3)                 --                --

Placement Agent Warrants to purchase one
share of Common Stock .........................         1,500,000             --(3)                 --                --

Investor Warrants to purchase .125 share
of Common Stock ...............................           205,990             --(3)                 --                --

Additional Warrants to purchase one share
of Common Stock ...............................           375,000             --(3)                 --                --

Total .........................................                                                                $21,256.49*
=========================================================================================================================


 *  Previously paid


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended ("Securities Act") using the last reported sale price reported on the OTC Electronic Bulletin Board for the Registrant's Common Stock on November 19, 1998.

(2) The maximum offering price per share of the Common Stock has been calculated pursuant to Rule 467(g).

(3) No additional fee pursuant to Rule 457(g).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                                EXPLANATORY NOTE

     This Registration Statement covers the registration of the following securities of iMall, Inc., a Nevada corporation (the "Company"): (i) 317,192 shares of common stock, par value $.008 per share ("Common Stock") issued to accredited investors in a private placement completed in October 1997 (the "Bridge Financing"); (ii) 6,945,006 shares of Common Stock issuable upon conversion of 5,000,004 shares of the Company's 9% Convertible Preferred Stock (the "Convertible Preferred Stock") issued in a private placement completed in December 1997 (the "Private Stock") to certain securityholders of the Company (the "Selling Securityholders"); (iii) 1,568,751 shares of Common Stock underlying warrants, issued in connection with the Private Placement to the Selling Securityholders, which entitles the holder to purchase .125 share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Initial Warrants"); (iv) 12,550,005 Initial Warrants issued to the Selling Securityholders in connection with the Private Placement; (v) 1,500,000 warrants issued to Commonwealth Associates, in connection with the Private Placement, to purchase one share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Placement Agent Warrants"); (vi) 1,500,000 shares of Common Stock underlying the Placement Agent Warrants; (vii) 205,990 warrants issued to a group of investors in connection with the Bridge Financing to purchase .125 share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Investor Warrants"); (viii)25,749 shares of Common Stock underlying the Investor Warrants; (ix) 375,000 warrants issued to the Company's financial advisors in connection with the Private Placement to purchase one share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Additional Warrants"); and (x) 375,000 shares of Common Stock underlying the Additional Warrants. The Initial Warrants, Placement Agent Warrants, Investor Warrants and the Additional Warrants are referred to herein as the "Warrants." The Common Stock offered hereby and the Common Stock underlying the Convertible Preferred Stock and the Warrants together with the Warrants are referred herein as the "Securities."

     Concurrent with the sale of the Securities covered by this Registration Statement, certain Selling Securityholders have retained Commonwealth Associates pursuant to a Placement Agency Agreement to act as the exclusive agent, on a best efforts basis, to offer and sell their Common Stock issuable upon conversion of the Convertible Preferred Stock and/or exercise of the Initial Warrants, primarily to selected institutional investors (the "Placed Offering").

     The complete Prospectus relating to the offering of the Securities follows immediately after this Explanatory Note (the "Shelf Offering"). Following the Prospectus for the Shelf Offering are pages of the Prospectus relating solely to the Placed Offering, including alternative front cover page, and sections entitled "Risk Factors-Shares Eligible for Future Sale," "Plan of Distribution," "Selling Securityholders," "Shares Eligible for Future Sale" and "Legal Matters" to be used in lieu of such sections in the Prospectus relating to the Shelf Offering.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



PROSPECTUS        SUBJECT TO COMPLETION, DATED DECEMBER 4, 1998


                                  iMALL, INC.
                        10,036,697 SHARES OF COMMON STOCK
                           12,550,005 INITIAL WARRANTS
                       1,500,000 PLACEMENT AGENT WARRANTS
                            205,990 INVESTOR WARRANTS
                           375,000 ADDITIONAL WARRANTS
                                   ----------


            This Prospectus relates to the following securities of iMall, Inc., a Nevada corporation (the "Company"): (i) 317,192 shares of common stock, par value $.008 per share ("Common Stock") issued to accredited investors in a private placement completed in October 1997 (the "Bridge Financing"); (ii) 6,945,006 shares of Common Stock issuable upon conversion of 5,000,004 shares of the Company's 9% Convertible Preferred Stock (the "Convertible Preferred Stock") issued in a private placement completed in December 1997 (the "Private Placement"); (iii) 1,568,751 shares of Common Stock underlying warrants, issued in connection with the Private Placement, each warrant entitling the holder to purchase .125 share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Initial Warrants"); (iv) 12,550,005 Initial Warrants issued in connection with the Private Placement; (v) 1,500,000 warrants issued to Commonwealth Associates (the "Placement Agent"), in connection with the Private Placement, to purchase one share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Placement Agent Warrants"); (vi) 1,500,000 shares of Common Stock underlying the Placement Agent Warrants; (vii) 205,990 warrants issued to a group of investors in connection with the Bridge Financing to purchase .125 share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Investor Warrants"); (viii) 25,749 shares of Common Stock underlying the Investor Warrants; (ix) 375,000 warrants issued to the Company's financial advisors in connection with the Private Placement to purchase one share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Additional Warrants"); and (x) 375,000 shares of Common Stock underlying the Additional Warrants. The Initial Warrants, Placement Agent Warrants, Investor Warrants and the Additional Warrants are referred to herein as the "Warrants." The Common Stock offered hereby and the Common Stock underlying the Convertible Preferred Stock and the Warrants (the "Underlying Common Stock") together with the Warrants are referred herein as the "Securities."


                   The Common Stock and Warrants are being offered by certain securityholders of the Company (the "Selling Securityholders"). See "PRINCIPAL AND SELLING SECURITYHOLDERS," and "PLAN OF DISTRIBUTION." The Underlying Common Stock is being offered by the Company upon the conversion of the Convertible Preferred Stock and the exercise of the Warrants. The Company will receive the proceeds from the exercise of the Warrants; however, the Company will not receive any proceeds from the sales of the Common Stock offered hereby, the Warrants or the Underlying Common Stock by or for the accounts of the Selling Securityholders. See "USE OF PROCEEDS."


                        The Company's Common Stock is presently quoted on the Nasdaq SmallCap Market under the Symbol "IMAL." On December 3,
1998, the last reported sale price of the Common Stock, as reported on the Nasdaq SmallCap Market was $10.25 per share.
                                   ----------


             THE SECURITIES OFFERED HEREBY INVOLVE SUBSTANTIAL RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 8.
                                   ----------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                                   ----------

                 The date of this Prospectus is __________, 1998

                   The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 at its principal office, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company's Common Stock is presently traded on the NASDAQ SmallCap Market. Reports and other information concerning the Company may be inspected at the Records Department of the NASDAQ Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

                   The Company has filed with the Commission, a registration statement on Form SB-2 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                               PROSPECTUS SUMMARY

The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements and the related notes thereto appearing elsewhere in this Prospectus. This Prospectus contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed in such forward-looking statements. Factors that might cause a difference include, but are not limited to, those discussed in "RISK FACTORS."

                   The Company effected a 1 for 19 reserve stock split on January 8, 1996. In addition, on May 22, 1996, the Company effected a 4 for 1 forward stock split, and, effective February 12, 1998, the Company effected a 1 for 8 reverse stock split. All references to this Prospectus take these stock splits into effect when referring to the number of shares of the Company's Common Stock or per share data.

                                   THE COMPANY

                   The Company is an electronic commerce and Internet services company that operates "iMALL," currently the largest shopping mall destination on the Internet, located at www.imall.com., as well as malls for Sage Networks and animalhouse.com. The Company recently launched an innovative shopping portal and proprietary product-level search engine, located at www.stuff.com.

                   The Company's mission is to maintain and expand its position as a pioneer and leader in electronic commerce services by providing merchants the ability, through its proprietary software, to transact commerce on line. Electronic commerce services ("EC services") include the ability to import, organize and retrieve products electronically, process transactions securely, and receive credit card payments over the Internet.

                   Prior to August 28, 1998, the Company derived its revenues principally from Internet training, education and consulting services, Web site sales and pre-paid maintenance fees, all of which were generated by the operations of the Company's seminar and training division (the "Seminar Division"). While the Seminar Division historically accounted for approximately 95% of the Company's revenues, including approximately $1 million of revenue for the quarter ended September 30, 1998, the Seminar Division was not profitable. Effective August 28, 1998, the Company discontinued the operations of the Seminar Division and is currently engaged in discussions for the sale of some or all of such division's assets. Management believed that the low margin, highly competitive, and non-recurring nature of the revenue stream from the Seminar Division made it incompatible with the Company's strategy of expanding revenue generation from the provision of EC services and capabilities.

                   The Company is now focusing on what it believes to be more profitable areas of its business such as the building and hosting of Web sites equipped with the tools necessary to process on line transactions ("Transactional Web Sites"), the sale of the Company's proprietary EC services, maximizing the Company's internet advertising revenues, and growing its on line commerce revenue (by earning a percentage of the gross sales made through iMALL merchants' Web sites).

                   During the third quarter of 1998, the Company focused much of its resources on the expansion of its EC service business. The Company began marketing its new product, Bolt-on e-commerce(TM), which allows any existing Web Site to be upgraded seamlessly to a fully commerce-enabled Web site without having to rebuild the site from scratch. Using the Company's proprietary Web design tools, these EC services can also be incorporated into any newly constructed Web site. When using the Company's EC services, the merchant's product data and purchase transactions are hosted on the Company's servers, freeing the merchant from needing to purchase or install hardware or software.

                   The Company offers its EC services primarily through its partnerships with Internet Service Providers, Web hosting firms, and financial service companies with an Internet focus. As of the end of the third quarter, the Company began offering its EC services through reseller arrangements with Verio Web Hosting, Sage Networks, and Cardservice International. In addition to receiving a unique Web site address, businesses that utilize the Company's EC services have their products automatically listed in stuff.com and have the option to be listed in imall.com or other Internet properties iMALL operates. Management believes the Company's reseller partnerships afford the Company the ability to leverage the partners' large sales forces and bases of existing clients, in the pursuit of revenue growth.

                   On November 1, 1998, the Company launched its shopping portal, located at www.stuff.com. This portal is a product-level search engine designed specifically for on line shopping. Visitors to stuff.com can search a proprietary index of over a million products offered among numerous merchant sites across the Internet. The search experience is efficient and specific to products for sale, in that it does not clutter the search results with generic keywords or extraneous non-retail Web sites. Further, when the user clicks on a chosen product in the listing of search results, the user is linked directly to the relevant product page within the merchant Web site, rather than having to restart a search from the top page of a merchant's Web site. The Company plans to devote marketing and advertising resources to the expansion of its Stuff.com shopping portal during the next several quarters. The Company anticipates that Stuff.com will provide the Company revenues through advertising sold on the site, royalties earned from referral fee contracts and through upgrades to the Company's other e-commerce services.

                   On October 30, 1998, the Company entered into a strategic marketing agreement with First Data Merchant Services ("FDMS"), a subsidiary of First Data Corporation. In connection with this agreement, FDMS purchased two million shares of the Company common stock for a total purchase price of $14 million. $10.8 million of this amount was funded on November 2, 1998. The remaining amount will be funded in early 1999, subject to the Company obtaining shareholder approval.

                   The Company's executive office is located at 233 Wilshire Boulevard, Suite 820, Santa Monica, California 90401, and its telephone number is (310) 309-4000.

                                 USE OF PROCEEDS

        No proceeds are to be paid to the Company from the sale of shares of the Common Stock offered hereby, Underlying Common Stock or Warrants. The Company will receive the proceeds from the exercise of the Warrants. See "USE OF PROCEEDS."


                                  RISK FACTORS

        Investment in the Securities involves a substantial degree of risk, including possible regulatory constraints and possible need for additional financing. See "RISK FACTORS."

                          SUMMARY FINANCIAL INFORMATION

                   The following table sets forth for the periods indicated and at the dates indicated, historical summary financial information of the Company restated to reflect the discontinuance of the Seminar Division. The historical information contained in the table as of December 31, 1997 and for the years ended December 31, 1997 and 1996 has been derived from audited consolidated financial statements, and is qualified in its entirety by, and should be read in connection with, "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," the audited consolidated financial statements (and notes thereto) and other financial and statistical information of the Company appearing elsewhere in this Prospectus. The statements of operations and balance sheet data as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997, as so restated, have been derived from unaudited condensed consolidated financial statements. The condensed consolidated financial statements as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 appearing elsewhere in this Prospectus are unaudited; however in the opinion of Management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial results and condition for interim periods have been made. The results of interim periods are not necessarily indicative of the results to be obtained in a full fiscal year.


                                           Years Ended                    Nine Months Ended
                                           December 31,                     September 30,
                                     ----------------------              ------------------
                                     1997              1996              1998             1997
                                     ----              ----              ----             ----
                                                                      (unaudited)     (unaudited)
STATEMENT OF
 OPERATIONS
 DATA:
Revenues                         $   973,635       $   676,812       $   842,386       $   754,226
Gross profit                         785,997           379,043           673,545           135,545
Loss from operations              (2,579,633)       (2,324,525)       (6,223,964)       (1,918,303)
Loss before provision
  for income taxes                (2,602,705)       (2,310,373)       (5,719,384)       (1,922,869)
Loss from continuing
  operations                      (2,586,159)       (2,348,301)       (5,719,384)       (2,037,875)
(Loss) income from
   discontinued operations        (2,116,815)        2,413,119        (1,883,406)         (668,172)
Net (loss) income                $(4,702,974)      $    64,818       $(7,602,790)      $(2,706,047)
Net (loss) income per
  common share--basic and
  diluted(1):
Loss from continuing
  operations                     $     (0.36)      $     (0.32)      $     (0.92)      $     (0.27)
Loss (income) from
  discontinued operations        $     (0.28)      $      0.33       $     (0.24)      $     (0.09)
Net (loss) income                $     (0.64)      $      0.01       $     (1.16)      $     (0.36)
Weighted average common
   shares outstanding(1)           7,526,967         7,252,584         7,703,591         7,447,285


(1) See Note 10 of Notes to Consolidated Financial Statements and Note 3 to Notes to Condensed Consolidated Financial Statements.



                                  December 31, 1997             September 30, 1998
                                  -----------------             ------------------
                                                                   (unaudited)
BALANCE SHEET
  DATA:
Working capital                      $13,474,100                     $3,746,042
Fixed assets, net                        337,610                      1,776,471
Total assets                          16,016,812                      8,281,089
Total liabilities                      1,662,597                      2,261,859
Stockholders' equity                  14,354,215                      6,019,230

                                  RISK FACTORS

                   An investment in the securities offered hereby involves a substantial degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors. This Prospectus contains, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Reference is made in particular to the description of the Company's plans and objectives for future operations, assumptions underlying such plans and objectives and other forward-looking statements included in "PROSPECTUS SUMMARY," "USE OF PROCEEDS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" and "BUSINESS" in this
Prospectus. Such statements are based on Management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Factors which could cause such results to differ materially from those described in such forward-looking statements include, but are not limited to, those set forth in the risk factors below.

LIMITED OPERATING HISTORY
                   The Company has existed in its present state since January 1996 and, until August 28, 1998, has generated the majority of its revenues from Internet training, education and consulting services, Web site sales and pre-paid maintenance fees, all of which were generated by the operations of the Seminar Division. However, effective August 28, 1998, the Company discontinued the operations of the Seminar Division as well as from Web site sales and maintenance fees. The Company has not begun to generate significant recurring revenues from on line EC services which is to be the Company's focus for the future. Accordingly, the Company has a limited operating history on which to base an evaluation of its business and prospects. The Company's business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as on line commerce. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model, management of growth, the Company's ability to anticipate and adapt to a developing market and unforeseen changes and developments in the Company's strategic partners' activities and direction. To address these risks, the Company must, among other things, implement and successfully execute its business strategy, continue to develop and upgrade its technology, improve its Web site, provide superior customer service, respond to competitive developments and attract, retain and motivate qualified personnel and meet the expectations of its strategic partners. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

HISTORICAL LOSSES; ANTICIPATED LOSSES

                   Since inception, the Company has incurred significant operating losses, and as of September 30, 1998 had an accumulated deficit of $13,250,445. The Company expects to significantly increase its operating expenses to expand its marketing operations, and increase its level of capital expenditures to further develop and maintain its proprietary software. Such increases in operating expense levels and capital expenditures will adversely effect operating results and the Company believes that it will incur substantial losses for the foreseeable future. There can be no assurance that the Company will ever achieve or maintain profitability or generate cash from operations in the future. Further, in view of the rapidly evolving nature of the Company's business, its limited operating history and the discontinuance of the Seminar Division, the Company believes that period-to-period comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

FLUCTUATIONS IN OPERATING RESULTS

                   As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, the Company may not be able to accurately predict its revenues. The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control. Factors that may adversely affect the Company's quarterly operating results include (i) the Company's ability to retain and attract merchants on its Web site, (ii) the level of traffic on the Company's Web site, (iii) consumer confidence in encrypted transactions on the Internet, (iv) the level of use of the Internet and on line services and increasing consumer acceptance of the Internet as a medium for commerce, (v) the Company's ability to upgrade and develop its systems and infrastructure and attract new personnel in a timely and effective manner, (vi) the announcement or introduction of new sites, services and products by the Company and its competitors, (vii) technical difficulties, system downtime or Internet brownouts, (viii) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure, (ix) governmental regulation, (x) implementation, renewal or expiration of significant contracts with Verio, Inc., Cardservice International and Animalhouse.com, FDMS and others the Company may enter into in the future, and (xi) general economic conditions and economic conditions specific to the Internet and on line commerce. The Company also faces unforeseeable seasonal sales fluctuations related to its increasing focus on retail Internet commerce. Due to the foregoing factors, in one or more future quarters the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Company's Common Stock would likely be materially adversely affected.



NEED TO DEVELOP RECURRING REVENUE

                   Prior to August 28, 1998, the Company generated the majority of its revenues from the Seminar Division. Effective August 28, 1998, the Company discontinued the operations of the Seminar Division. The Company's future success will depend in part on its ability to generate substantial recurring revenue from the provision of EC services. There can be no assurance that the Company's efforts will be successful. See "BUSINESS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

MANAGEMENT OF GROWTH

                   The Company anticipates that significant expansion of its present operations will be required to address potential growth in its market opportunities. This expansion has placed, and is expected to continue to place, a significant strain on the Company's management, operational and financial resources. The Company's new employees include a number of key managerial and technical employees who have not yet been fully integrated into the Company's management team, and the Company expects to add additional key personnel in the near future. In order to manage its growth, the Company will be required to continue to implement and improve its operational and financial systems, to expand existing operations, to attract and retain superior management and to train, manage and expand its employee base. Further, the Company's management will be required to maintain relationships with various merchants and other third parties. There can be no assurance that the Company will be able to effectively manage the expansion of its operations, that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to successfully implement its business plan. If the Company is unable to manage growth effectively, the Company's business, financial condition and results of operations could be materially adversely affected. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" and "BUSINESS."

POSSIBLE NEED FOR ADDITIONAL FINANCING

                   The Company may require additional financing in order to expand its business. The Company's working capital requirements in the foreseeable future will depend on a variety of factors including the Company's ability to implement its business plan. There can be no assurance that the Company will be able to successfully negotiate or obtain additional financing, or that such financing will be on terms favorable or acceptable to the Company. The Company does not have any commitments for additional financing. The Company's ability to obtain additional capital will be dependent on market conditions, the national economy and others factors outside the Company's control. If adequate funds are not available or are not available at acceptable terms, the Company's ability to finance its expansion, develop or enhance services or products or respond to competitive pressures would be significantly limited. The failure to secure necessary financing could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION-LIQUIDITY AND CAPITAL RESOURCES" and "BUSINESS."

DEPENDENCE ON THE INTERNET

                   The Company's ability to derive revenues by providing on line commerce is substantially dependent upon continued growth in the use of the Internet and the infrastructure for providing Internet access and carrying Internet traffic. There can be no assurance that the necessary infrastructure, such as a reliable network backbone, or complementary products will be developed or that the Internet will prove to be a viable commercial marketplace. To the extent that the Internet continues to experience significant growth in the level of use and the number of users, there can be no assurance that the infrastructure will continue to be able to support the demands placed upon it by such potential growth. In addition, delays in the development or adoption of new standards or protocols required to handle levels of Internet activity, or increased governmental regulation may restrict the growth of the Internet. Critical issues concerning the commercial use of the Internet, including but not limited to, security, reliability, cost, ease of use and access, and quality of service, remain unresolved and may impact the growth of Internet use. If the necessary infrastructure or complementary products and services are not developed or if the Internet does not become a viable commercial marketplace, the business, operating results and financial condition of the Company would be materially adversely affected.

DEVELOPING MARKET; UNCERTAIN ACCEPTANCE OF THE INTERNET AS MEDIUM FOR COMMERCE

                   The market for the Company's services has only recently begun to develop and is rapidly evolving. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services over the Internet are subject to a high level of uncertainty and risk. Moreover, since the market for the Company's services is new and evolving, it is difficult to predict the size of this market and the future growth rate, if any. The success of the Company's services will be substantially dependent upon the widespread acceptance and use of the Internet as a medium for commerce by a broad base of consumers. Rapid growth in the use of the Internet is a recent phenomenon, and the Company relies on consumers who have historically used traditional means of commerce to buy goods and services. For the Company to be successful, these consumers must accept and utilize novel ways of conducting business and exchanging information. There can be no assurance that there will be broad acceptance of the Internet as an effective medium for commerce by consumers. If the Company's on line services do not achieve market acceptance or if the Internet does not become a viable commercial marketplace, the Company's business, results of operations and financial condition would be materially adversely affected. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION" and "BUSINESS."

                   The Company recently entered into and may continue to enter into strategic alliances and partnerships, such as the Company's relationships with Verio, Inc., Cardservice International, Animalhouse.com, Sage Networks and FDMS. The Company's revenues in the past have been, and in the future continue to be, partially dependent on these relationships. There can be no assurance that any of these alliances will be developed successfully, if at all, or that these alliances will generate revenues or earnings for the Company.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

                   The Company's success is substantially dependent upon its proprietary technology. The Company relies on a combination of trademark, copyright and trade secret laws, as well as confidentiality agreements and technical measures to protect its proprietary rights. Much of the Company's proprietary information may not be patentable, and the Company does not currently possess any patents. There can be no assurance that the Company will develop proprietary products or technologies that are patentable, that any issued patent will provide the Company with any competitive advantage or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company's ability to do business. The Company has registered the iMALL trademark in the United States and claims trademark rights in, and has applied for trademark registrations in the United States for, a number of other marks. There can be no assurance that the Company will be able to secure significant protection for these trademarks. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or services or to obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology or duplicate the Company's products or design around patents issued to the Company or other intellectual property rights of the Company.

                   There have been substantial amounts of litigation in the computer industry regarding intellectual property rights. There can be no assurance that third parties will not in the future claim infringement by the Company with respect to current or future products, trademarks or other proprietary rights, that the Company will counterclaim against any such parties in such actions or that if the Company makes claims against third parties with respect thereto, that any such party will not counterclaim against the Company in such action. Any such claims or counterclaims could be time-consuming and result in costly litigation, require the Company to redesign its products or require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all.

RAPID TECHNOLOGICAL CHANGE

                   The Internet and on line commerce industries are characterized by rapid technological change, changing market conditions and customer demands and the emergence of new industry standards and practices that could render the Company's existing Web site and proprietary technology obsolete. The Company's future success will substantially depend on its ability to enhance its existing services, develop new services and proprietary technology and respond to technological advances in a timely and cost-effective manner. The development of Web site and other proprietary technology entails significant technical and business risk. There can be no assurance that the Company will be successful in developing and using new technologies or adapt its proprietary technology and systems to meet emerging industry standards and customer requirements. If the Company is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, or if the Company's new products and EC services do not achieve market acceptance, the Company's business, prospects, results of operations and financial condition would be materially adversely affected.

RELIANCE ON KEY MANAGEMENT PERSONNEL

                   The Company's performance is substantially dependent on the continued services and the performance of its senior management and other key personnel. The Company's performance also depends on the Company's ability to retain and motivate its other officers and key employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. The failure to attract and retain the necessary technical, managerial and marketing personnel could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "BUSINESS-EMPLOYEES" and "MANAGEMENT."

COMPETITION

                   The on line commerce market, particularly over the Web, is new, rapidly evolving and intensely competitive. The Company's current or potential competitors include (i) E-commerce solution providers that provide shopping cart based transaction products such as: Yahoo/Viaweb, icat, Pandesic;
(ii) Web developers that incorporate E-commerce products in their solutions such as Mercantec, Hiway, and Simplenet; (iii) on line shopping malls and auction houses such as The Internet Mall, Branch Mall, the Yahoo Shopping Guide, Ebay; and (iv) product search engines and comparison shopping sites such as Excite's Jango, Yahoo Junglee, and Webmarket.com. The Company believes that the principal competitive factors in its market are brand recognition, selection, personalized services, convenience, price, accessibility, customer service, quality of search tools, quality of editorial and other site content and reliability and speed of fulfillment. Many of the Company's competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company. Certain of the Company's competitors may be able to secure merchandise from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to Web site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that the Company will be able to compete successfully against current and future competitors.

                   The Company expects that competition in the on line commerce market will intensify in the future. For example, as various market segments obtain large, loyal customer bases, participants in those segments may seek to leverage their market power to the detriment of participants in other market segments. Competitive pressures created by any one of the Company's competitors, or by the Company's competitors collectively, could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

INTERNET COMMERCE SECURITY RISKS

                   A significant barrier to on line commerce is the secure transmission of confidential information over public networks. The Company relies on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by the Company to protect consumer's transaction data. If any such compromise of the Company's security were to occur, it could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. A party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.

                   Concerns over the security of transactions conducted on the Internet and the privacy of users may also hinder the growth of on line services generally, especially as a means of conducting commercial transactions. To the extent that activities of the Company or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage the Company's reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will not prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "BUSINESS-iMALL SECURITY."

RISK OF SYSTEM FAILURE

                   The success of the Company is substantially dependent upon its ability to deliver high quality, uninterrupted Internet hosting, which requires that the Company protect its computer equipment and the information stored in its servers, substantially all of which is located at the Company's office in Provo, Utah. The Company's systems are vulnerable to damage by fire, natural disaster, power loss, telecommunications failures, unauthorized intrusion and other catastrophic events. Any substantial interruption in the Company's systems would have a material adverse effect on Company's business, prospects, financial condition and results of operations. Although the Company carries property and business interruption insurance, its coverage may not be adequate to compensate for the losses that may occur. In addition, the Company's systems may be vulnerable to computer viruses, physical or electronic break-ins and other similar disruptive events. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays, loss of data or cessation in service to users of the Company's services. The occurrence of any of these risks could have a material adverse effect on the Company's business, prospects, financial condition or results of operations.

GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES

                   The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses, and there are currently few laws or regulations directly applicable to access to or commerce on the Web. It is possible, however, that a number of laws and regulations may be adopted with respect to the Web, covering issues such as user privacy, pricing and characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which in turn, could decrease the demand for the Company's services and increase the Company's cost of doing business or otherwise have an material adverse effect on the Company's business, prospects, financial condition and results of operations. Moreover, the applicability to the Internet or other on line services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the Internet or other on line services could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

                   The Federal Trade Commission ("FTC") has conducted a nonpublic investigation of the Company's Internet related business opportunity programs. The Company has entered into settlement discussions with the FTC. In connection therewith, the Company has reserved $750,000, representing the Company's present estimate of the amount required to settle the investigation. There can be no assurance, however, that the Company will be able to reach a settlement with the FTC for such amount, if at all. If the Company is unable to reach a settlement, the FTC could bring a formal action seeking substantial monetary damages or injunctive relief, or both, which if ultimately resolved unfavorably to the Company, could have a material adverse effect on the Company's financial condition and earnings. See "BUSINESS-LEGAL MATTERS."

CONTROL BY MANAGEMENT

                   As of November 19, 1998, the Company's officers, directors and greater than 5% shareholders (and their affiliates) will, in the aggregate, beneficially own approximately 69.36% of the issued and outstanding voting shares of the Company's capital stock. As a result, such persons, acting together, will have the ability to control all matters submitted to shareholders of the Company for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the Company's assets) and to control the management and affairs of the Company. Accordingly, such concentration of ownership may have the effect of delaying or preventing a change in control of the Company, impede a merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could have an adverse effect on the market price of the Company's Common Stock. See "MANAGEMENT" and "PRINCIPAL STOCKHOLDERS."

SHARES ELIGIBLE FOR FUTURE SALE


                   Of the approximately 19,847,237 shares of Common Stock estimated to be outstanding (on a fully diluted basis including shares issuable upon the exercise of outstanding Warrants and upon conversion of the Convertible Preferred Stock), approximately 10,731,698 shares (including for this purpose an estimated 3,469,500 shares of Common Stock issuable upon the exercise of the Warrants and 6,945,006 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock) will have been registered under the Securities Act and/or otherwise freely tradeable, subject to the lock-up agreement among certain Selling Securityholders and Commonwealth Associates (see "SHARES ELIGIBLE FOR FUTURE SALES"). Approximately 2,068,000 shares of Common Stock will be tradeable subject to the one-year holding period restrictions under, and compliance with the other requirements of Rule 144 discussed above. Certain of the officers, directors and shareholders of the Company holding in the aggregate 4,481,667, shares of Common Stock have entered into lock-up agreements with Commonwealth Associates, the placement agent in the December 1997 private placement, which provide that, absent the consent of Commonwealth Associates, they will be prohibited from selling their Common Stock until December 19, 1998. Any future sale of such shares, including sale upon the expiration of such lock-up agreements, could have an adverse effect on the market, if any, for the Company's Common Stock. Concurrent with the sale of the Securities offered hereby, certain Selling Securityholders have retained Commonwealth Associates pursuant to a Placement Agency Agreement to act as the exclusive agent, on a best efforts basis, to offer and sell their Common Stock issuable upon conversion of the Convertible Preferred Stock and/or exercise of the Initial Warrants, primarily to selected institutional investors (the "Placed Offering"). Such Selling Securityholders have agreed that, without the prior written consent of the Company, they will not sell any Convertible Preferred Stock or the underlying Common Stock at any time prior to the earlier of: (i) March 31, 1999 or (ii) December 23, 1998, if sales pursuant to the Placed Offering have not been consummated on or prior to such date (the "Lock-Up"). The Lock-Up will terminate earlier in the event and at such time as the closing trade price of the Company's Common Stock has exceeded on three consecutive trading days 125% of the price per share at which the Company's Common Stock is first sold to the public in the Placed Offering.


PREFERRED STOCK

                   The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value, of which 5,000,000 shares of Convertible Preferred Stock are outstanding. The preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue these shares without shareholder approval. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences, liquidation preferences, voting or other rights to preferred shareholders over common shareholders or, subject to approval of the holders of the Convertible Preferred Stock, over the Convertible Preferred Stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without any further action by shareholders. See "DESCRIPTION OF SECURITIES."

LIMITED TRADING MARKET FOR WARRANTS

                   The Warrants are not currently included on any exchange or securities quotation system. Consequently, the trading market for, and liquidity of, the Warrants, if any, is limited.

                                 USE OF PROCEEDS


                   The Company will receive the proceeds from the exercise of the Warrants, if any Warrants are exercised. The Company expects to use these proceeds, if any, for working capital. The Company will not receive any proceeds from the conversion of the Convertible Preferred Stock or the sale by the selling shareholders of the Warrants or the Underlying Common Stock. See "PLAN OF DISTRIBUTION."

                        MARKET PRICE FOR THE COMMON STOCK

                   The Company was formed as a result of a reverse acquisition effective January 16, 1996, whereby the Company, acquired all of the issued and outstanding capital stock of Madison, York & Associates, Inc. ("Madison"), a Utah corporation, from its shareholders in exchange for the controlling interest in the Company to such shareholders. On July 13, 1998, the Company's Common Stock commenced trading on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "IIML." Prior thereto, the Company's Common Stock traded on the OTC Electronic Bulletin Board. Prior to trading on the Nasdaq, the trading market was limited and sporadic and did not constitute an "established trading market."

                   The following table sets forth the range of sales prices of the Common Stock as quoted on Nasdaq and the OTC Electronic Bulletin Board during the periods indicated. Such prices reflect prices between dealers in securities and do not include any retail markup, markdown or commission and may not necessarily represent actual transactions. All sales prices take into effect all stock splits. The Company did not exist in its present form prior to January 1996; therefore, stock prices prior to that date are not applicable.


                                                         HIGH          LOW
                                                         ----          ----
FISCAL YEAR ENDED DECEMBER 31, 1996

Quarter Ended March 31, 1996                         $    26.00   $   18.00
Quarter Ended June 30, 1996                              112.00       17.52
Quarter Ended September 30, 1996                          97.04       34.24
Quarter Ended December 31, 1996                           47.04       16.00

FISCAL YEAR ENDED DECEMBER 31, 1997

Quarter Ended March 31, 1997                              36.00       13.04
Quarter Ended June 30, 1997                               24.00        8.48
Quarter Ended September 30, 1997                          13.04        6.48
Quarter Ended December 31, 1997                            8.48        3.44


FISCAL YEAR ENDING DECEMBER 31, 1998

Quarter Ended March 31, 1998                              12.50        4.00
Quarter Ended June 30, 1998                               13.00        3.00
Quarter Ended September 30, 1998                          13.13        6.50
Period from October 1, 1998 to December 3, 1998           16.44        5.69




        On December 3, 1998, the last reported sale price of the Common Stock as reported by Nasdaq and was $10.25.

        As of December 3, 1998, the number of shareholders of record of the Company's Common Stock was 627. As of such date, 9,437,394 shares were outstanding.

                                 CAPITALIZATION


                   The following table sets forth the capitalization of the Company as of September 30, 1998:



                                                                                       September 30, 1998
                                                                                       ------------------
                                                                                          (Unaudited)

Stockholders' Equity:
           Preferred Stock, liquidation value of $20,000,000;
                   10,000,000 shares authorized; 5,000,000 shares
                   issued and outstanding ........................................      $ 19,611,778
           Common Stock $0.008 par value, 37,500,000
                   shares authorized; 7,743,082 shares
                   issued and outstanding ........................................            62,897

Common stock held in treasury, at cost ...........................................          (405,000)

Accumulated deficit ..............................................................       (13,250,445)
                                                                                        ------------

Total stockholders' equity .......................................................         6,019,230
                                                                                        ------------

           Total capitalization ..................................................      $  6,019,230
                                                                                        ============



                                 DIVIDEND POLICY

                   The Company has never paid dividends on the Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the future growth of the Company. Earnings of the Company, if any, not paid as dividends are expected to be retained to finance the expansion of the Company's business. The payment of dividends on its Common Stock in the future will depend on the results of operations, financial condition, capital expenditure plans and other cash obligations of the Company and will be at the sole discretion of the Board of Directors. See "DESCRIPTION OF SECURITIES."

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


                   The following discussion contains forward-looking statements involving risks and uncertainties based on management's current expectations, estimates and projections about the Internet industry and the evolution of on-line commerce and EC services. All statements in this Registration Statement related to the Company's changing financial operations and expected future growth constitute forward-looking statements. The actual results may differ materially from those anticipated or expressed in such statements. The following discussion and analysis of the Company's financial condition and the Company's results of operations reflects the discontinuance of the Seminar Division and should be read in conjunction with the Company's condensed consolidated financial statements and notes thereto included elsewhere in this Registration Statement. These results are not necessarily indicative of the results that may be achieved by the Company for the entire year ending December 31, 1998.


RESULTS OF OPERATIONS


Comparison of Nine-Month Periods Ended September 30, 1998 and 1997

Revenues. Revenues for the nine months ended September 30, 1998 were $842,000 compared to $754,000 for the nine months ended September 30, 1997, an increase of $88,000 or 12%. The increase was due primarily to an increase in advertising revenue as part of the Company's continuing move toward recurring revenue streams and EC services in 1998. Management expects its advertising revenues to continue to increase in conjunction with its product level search engine roll out, which, if successful, will create a substantial amount of new page views available for advertising. Web site sales and related maintenance fees derived from the Company's internal sales force increased as part of a planned effort to better diversify the product selection on the shopping mall. During the 1998 period, the Company continued the process of shifting resources to develop its new businesses in electronic commerce.

Cost of Revenues. The cost of revenues for the nine months ended September 30, 1998 was $169,000 compared to $136,000 for the nine months ended September 30, 1997, an increase of $33,000 or 24%. Cost of revenues consisted primarily of labor and related costs to build Web sites. The cost of revenues also includes the cost of any products sold on-line directly by the Company. The gross profit margin was approximately 80% of revenues, which is reflective of the Company's new revenue streams from EC services and Internet advertising.

Selling Expenses. Selling expenses increased by $1,445,000 for the nine months ended September 30, 1998. The increase is primarily due to the implementation of an on-line advertising campaign that began at the end of 1997. All of the selling expenses incurred through the third quarter of 1997 was in support of the seminar and training division. These expenses are now reflected in the loss from discontinued operations. The Company spent $985,000 on its on line advertising campaign during the first nine months of 1998 in support of its branding efforts, and to further promote its new focus on on line commerce. Corporate personnel expenses relating to sales and marketing are reflected in total general and administrative expenses. The Company expects to increase its selling expenses in the fourth quarter of 1998 and into 1999 to promote its new product level search engine.

Product Development. Product development expenses for the nine months ended September 30, 1998 were $1,581,000 compared to $507,000 for the nine months ended September 30, 1997, an increase of $1,074,000 or 212%. This increase is due to the change in the Company's focus in mid 1997 toward EC services. In January, 1998 the Company created its Electronic Commerce

Services Group (ECSG) in a separate office in Provo, Utah. This office represents the technology arm of the Company and is focused on the development of the Company's e-commerce software, creating the technology behind the new product level search engine, rebuilding the overall technical infrastructure and the programming of all Web sites that make up the iMALL and the Company's various partner malls. The product development expenses consist primarily of payroll and related costs for programmers and software developers in the ECSG office. During the nine months ended September 30, 1997, the Company's product development efforts were focused mainly on the development of the iMALL Web site and related infrastructure.


General and Administrative Expenses. General and administrative expenses for the nine months ended September 30, 1998 were $3,871,000 compared to $2,030,000 for the nine months ended September 30, 1997, an increase of $1,841,000 or 91%. This increase was largely due to an increase of $600,000 in payroll expense resulting from the hiring of a new management team in order to evolve the Company toward its current focus on EC services. The total marketing and corporate sales personnel increased from twenty-four people in September 1997 to over 40 people in September 1998. The Company also incurred approximately $700,000 in professional fees during the nine months ended September 30, 1998. These fees include the hiring of a new PR firm, an investor relations firm, legal and accounting fees. A large portion of these related expenses in the nine months ended September 30, 1997 were in support of the seminar and training division, which is now included in the loss from discontinued operations.

Other income (expense), net. Net other income increased by $76,000 for the nine months ended September 30, 1998. This was primarily due to an out of court settlement for a copyright infringement claim for $75,000 during 1998.

Interest income (expense), net. Net interest income for the nine months ended September 30, 1998 was $429,000 compared to net expense of $5,000 for the nine months ended September 30, 1997. This increase was due to the investment of available funds in short-term debt securities during 1998 as well as the repayment of all outstanding debt in the first quarter of 1998.

Comparison of Years Ended December 31, 1997 and 1996

Revenues. Revenues for the fiscal year ended December 31, 1997 were $974,000 compared to $677,000 for the fiscal year ended December 31, 1996, an increase of $297,000 or 44%. The increase was due primarily to an increase in advertising revenue as part of the Company's continuing move toward recurring revenue streams and EC services in the latter half of 1997. Management expects its advertising revenues to continue to increase in conjunction with its product level search engine roll out, which, if successful, will create a substantial amount of new page views available for advertising. Web site sales and related maintenance fees derived from the Company's internal sales force increased as part of a planned effort to better diversify the product selection on the shopping mall.

Cost of Revenues. The cost of revenues for the fiscal year ended December 31, 1997 was $188,000 compared to $298,000 for fiscal year ended December 31, 1996, a decrease of $110,000 or 37%. Cost of revenues consisted primarily of labor and related costs to build Web sites. The cost of revenues also includes the cost of any products sold on-line directly by the Company. The gross profit margin was increased from 56% in the fiscal year ended December 31, 1996 to 81% in the fiscal year ended December 31, 1997, which is reflective of the Company's new revenue streams from EC services and Internet advertising. In 1996 the Company had a higher percentage of its revenue from hourly billed labor for Web sites which has a higher direct cost than Web site hosting and advertising driving the profit margin down.

Selling Expenses. Selling expenses increased by $20,000 for the fiscal year ended December 31, 1997. The increase is primarily due to the implementation of an on-line advertising campaign that began at the end of 1997. Substantially all of the selling expenses incurred in 1996 was in support of the Seminar Division. These expenses are now reflected in the loss from discontinued operations.

Product Development. Product development expenses for fiscal year ended December 31, 1997 were $669,000 compared to $406,000 for the fiscal year ended December 31, 1996, an increase of $264,000 or 65%. This increase is due to the change in the Company's focus in mid 1997 from Internet training and Web site sales toward electronic commerce. The product development expenses consist primarily of payroll and related costs for programmers and software developers. During 1997, the Company's product development efforts were focused mainly on the development of the iMALL Web site and related infrastructure.

General and Administrative Expenses. General and administrative expenses for fiscal year ended December 31, 1997 were $2,677,000 compared to $2,298,000 for fiscal year ended December 31, 1996, an increase of $378,000 or 16%. This increase was largely due to increases in personnel and other related expenses.

Other Income (Expense), Net. Net other income decreased by $20,000 for fiscal year ended December 31, 1997.

Interest Income (Expense), Net. Net interest expense for fiscal year ended December 31, 1997 was $23,000 compared to net expense of $6,000 for fiscal year ended December 31, 1996.


LIQUIDITY AND CAPITAL RESOURCES


        In October 1998, the Company entered into a strategic marketing agreement with FDMS. In connection with this agreement, FDMS purchased two million shares of the Company's common stock for a total purchase price of $14,000,000. $10,780,000 of this amount was funded on November 2, 1998. The remaining amount will be funded in early 1999, subject to approval of the Company's shareholders. See "DESCRIPTION OF SECURITIES - AGREEMENTS WITH FDMS."


        As of September 30, 1998, the Company had current assets of $6,008,000 and current liabilities of $2,262,000.

        The Company is currently generating cash receipts (exclusive of financing activities) of approximately $100,000 per month and incurring cash expenses in the amount of approximately $1,200,000 per month, of which fixed costs account for approximately $400,000. The Company anticipates capital expenditures will total approximately $2,700,000 in 1998 of which $1,970,000 has been spent through September 1998. In August 1998, the Company signed an amendment to its pre-existing contract with Animalhouse.com securing a five year exclusive right to sell all travel and music sold on the animalhouse.com Web site. The Company paid an additional $300,000 to Animalhouse.com as an advance against first year royalties in accordance with this amendment. In July 1998, the Company paid a cash dividend of $989,000 on its Convertible Preferred Stock. The Company may also spend funds to invest in various forms of advertising to increase awareness of the Company and its services. The Company believes that it will be able to fund its continuing operations with existing cash and cash expected to be generated by continuing operations for at least the next 12 months.

YEAR 2000 ISSUE


        The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

        Based on a recent internal assessment, the Company has determined that certain of its Internet and accounting software programs will have to be modified or replaced so that its computer systems will properly utilize dates beyond December 31, 1999. The Company presently believes that the cost to modify its existing software and/or convert to new software will not be significant. However, the Company utilizes third-party equipment and software that may not be Year 2000 compliant. The Company believes that the third-party systems that are material to its business are Year 2000 compliant based on information provided by these suppliers. Failure of such third-party equipment or software to properly process dates for the year 2000 and thereafter could require the Company to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on the Company's business, results of operations and financial condition. The Company continues to monitor and evaluate its ability to confront Year 2000 issues and allocate resources accordingly. In addition, the Company's business is dependent on the continued successful operation of the Internet and any interruption or significant degradation of Internet operations, whether due to Year 2000 problems or otherwise, could have a material adverse effect on the Company's business, results of operations and financial position.


RECENT ACCOUNTING PRONOUNCEMENTS


        In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustment and unrealized gain/loss on available for sale securities. The Company had no income that would fall under the comprehensive income rules in the 1998 or 1997 periods.

        In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company believes that its operations do not include multiple segments and therefore no disclosures are necessary at this time. The disclosures prescribed by SFAS No. 131 are effective for fiscal years beginning after December 15, 1997.


        In February 1998, the FASB issued Statement of Financial Accounting Standard No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". This statement, which is effective for financial periods ending after December 15, 1998, requires full disclosure of all pensions plans and other postretirement benefit plans. The Company does not currently have any pensions or other postretirement benefit plans.

        In June 1998, the FASB issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement, which is effective for financial periods beginning after June 15, 1999, addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. The Company has not historically or does not currently hold any derivative instruments or participate in any hedging activities.

                                    BUSINESS


OVERVIEW

        The Company is an electronic commerce and Internet services company that operates "iMALL," currently the largest shopping mall destination on the Internet, located at www.imall.com. The Company is also developing new malls for Sage Networks and animalhouse.com. On November 1, 1998, the Company launched an innovative shopping portal and proprietary product-level search engine, located at www.stuff.com.

        The Company's mission is to maintain and expand its position as a pioneer and leader in EC services by providing merchants the ability, through its proprietary software, to transact commerce on line. EC services include the ability to import, organize and retrieve products electronically, process transactions securely, and receive credit card payments over the Internet.

        Prior to August 28, 1998, the Company derived its revenues principally from Internet training, education and consulting services, Web site sales and pre-paid maintenance fees, all of which were generated by the operations of the Seminar Division. While the Seminar Division historically accounted for approximately 95% of the Company's revenues, including approximately $1 million of revenue for the quarter ended September 30, 1998, the Seminar Division was not profitable. Effective August 28, 1998, the Company discontinued the operations of the Seminar Division and is currently engaged in discussions for the sale of such division's assets. Management believed that the low margin, highly competitive, and non-recurring nature of the revenue stream from the Seminar Division made it incompatible with the Company's strategy of expanding revenue generation from the provision of on line commerce services and capabilities.


INDUSTRY BACKGROUND

GENERAL

        The Internet is a world-wide series of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the technological capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services. Historically, the Internet has been accessible principally through personal computers. Recently, several companies have announced "Web TV" products designed for attachment to television sets for the purpose of allowing access to the Internet without the need for a personal computer. Although these products do not permit the full range of functions provided by personal computers, they do permit many of the features of the Internet to be viewed on television sets. Management believes that these new Web TV products may increase the number of people who will shop on line by accessing the Internet.

        The term "Internet commerce" encompasses the use of the Internet for selling goods and services. The use of the Internet as a marketing and advertising tool is enhanced by the ability to communicate information through the Internet to a large number of individuals, businesses and other entities. Because of the "virtual" nature of electronic commerce, an on line presence in the form of a Web site for certain merchants can significantly reduce or eliminate the costs of maintaining a physical retail facility. On line merchants can also achieve significant savings by eliminating traditional product packaging, print advertising and other point of purchase materials. Marketing on the Internet can be especially advantageous for smaller companies because it removes many physical and capital barriers to entry and serves to level the competitive playing field by allowing smaller companies to effectively compete with larger companies.

        Most larger companies have some form of Web site used as a cost-effective way of communicating with customers, investors, suppliers, etc. Larger companies either build and maintain their Web site internally, using their own Management Informations Systems (MIS) department, or contract with a Web site design firm to provide the services. Smaller and medium sized companies are rapidly adopting the Internet for similar reasons. Most such companies have limited resources to devote to Internet Web sites, and will generally seek a solution which is designed for them by a consultant or Web site design firm, or provided in a "turn key" manner by an Internet Service Provider or Web site hosting firm.

HOW ACTIVITY IS TRACKED

        It is important to track activity at a Web site because one of the currently significant revenue streams associated with Web sites is Internet advertising, which is priced according to the amount of audience to which the Web site exposes the advertisement(s). Further, if the Web site is intended to sell goods or services directly to visitors, the amount of product sales revenue is also driven largely by the amount of visitor activity the Web site generates.

        There are three different methods to measure Internet activity for a particular Web site. The first method is to count the number of "hits" on the site. Hits refers to the total number of files retrieved from a Web page. These files can either be text documents, executable files (i.e., downloaded programs), or graphic images. A file is deemed a hit whether it is simply accessed or actually downloaded. Depending on how much activity is generated, a single visitor to iMALL could result in numerous hits.

        The second method of measuring activity on a Web site is to count "impressions." Impressions usually refer to the total number of banners or pages imposed into a user's line of sight. Because items creating impressions may change while a viewer is still viewing a single page, more impressions than visitors may be generated by a Web page.

        A third method of measuring activity is to count the number of "visitors" to a Web site. Visitors (or accesses to a site) are the total number of people coming to a particular Web site.

INTERNET SECURITY

        One of the largest barriers to a potential customer's willingness to conduct commerce over the Internet is the perceived ability of unauthorized persons to access and use personal information about the user, such as credit card account numbers, social security numbers and bank account information. Concerns about the security of the Internet include the authenticity of the user (i.e., is the user accurately identified), verification and certification methods of who these users are, and privacy protection for access to private information transmitted over the Internet. However, the Company believes recent advances in this area have greatly reduced the possibility of such unauthorized access or use, which in turn may increase acceptance by consumers of electronic commerce. The Company is not aware of any occasion in which a user's credit card was misappropriated while transacting business on iMALL. See "RISK FACTORS INTERNET COMMERCE SECURITY RISKS."


PRODUCTS AND SERVICES


        As a result of the discontinuance of the Seminar Division, the Company is now deriving substantially all of its revenue from Web site sales and maintenance fees, Internet advertising sales and recurring monthly fees for EC services. The Company believes its future revenues will consist increasingly of revenue from providing EC services to businesses (through Web sites which include the tools necessary to consummate transactions online), selling Internet advertising and selling products over the Internet.


EC SERVICES

        EC services include the ability to import, organize and retrieve products electronically, process transactions securely, and receive credit card payments over the Internet. The Company has developed proprietary software which is offered through several distribution channels to provide small to medium sized businesses the ability to present their products and services on line, as well as directly transact actual sales.

        Transactional Web Sites

        The Company builds Transactional Web Sites with its proprietary Web site development tool, called "iSTORE." iSTORE facilitates the development of basic Web sites, the enhancing of Web sites, and the creation of fully customized Web sites. iSTORE also supports electronic commerce components which merchants may employ on their iMALL sites. Basic Web sites contain text of various fonts and font sizes as well as simple images. Enhanced sites contain more advanced text, images, forms and tables that are generated through the use of Java applets (a small computer application written in the Java language that is downloaded to a browser), JavaScripting (a language that is interpreted by Web browsers and used to enhance content that is downloaded to a browser), and similar tools. iSTORE provides several stylized templates for basic Web site designs and a more limited number for enhanced Web site designs. Fully customized Web sites contain features similar to those contained in enhanced Web sites but require several sophisticated design and programming resources that are not currently provided in iSTORE. The Company anticipates that as demand grows for the more sophisticated features found in enhanced and fully customized sites, the Company will integrate the tools for creating these features into iSTORE.

        Bolt-On E-Commerce

        During the third quarter of 1998, the Company began marketing its new product, Bolt-on e-commerce(TM), which allows any existing Web site to be upgraded seamlessly to a fully commerce-enabled Web site without having to rebuild the site from scratch. Using the Company's proprietary Web design tools, these EC services can also be incorporated into any newly constructed Web site. When using the Company's EC services, the merchant's product data and purchase transactions are hosted on the Company's servers, freeing the merchant from needing to purchase or install any hardware or software.

        Security Protocols

        The Company's current EC services include the use of secure sockets layer ("SSL") protocol. SSL supports a fully DES encrypted session (up to 128-bit, depending on the browser) between the Web browser and the Web server. Additional security is provided by CyberCash's Secure Internet Payment Service. This service incorporates an RSA encryption method between a shopper on iMALL and a merchant on iMALL. See "--ON LINE SHOPPING." These security methods provide a high level of encryption protection for users' credit card numbers, bank account numbers, and other personal information. To the Company's knowledge, the Company has never experienced any significant problems with security. However, there can be no assurance that the Company will never experience such a problem.


ON LINE SHOPPING


        The following section describes the Company's two primary shopping Web sites, www.imall.com and www.stuff.com. These Web sites provide consumers an opportunity to purchase goods and services over the Internet using the Company's state of the art software.

        iMall

        The Company maintains an Internet Web site called "iMALL," currently the largest shopping mall destination on the Internet, located on the World Wide Web at www.imall.com. iMALL's key merchants include AT&T WorldNet Service, American Express Travel, Barnes & Noble, Hanes, Circus Circus' fourteen casinos and resorts, Breath Asure, Checker Auto, and Disney. iMALL has also recently started selling through licensed distributors certain Coca-Cola, Disney, and Speedo products for which it receives a percentage of all gross sales made through the iMALL Web site.

        Upon accessing the iMALL Web site, a user can view each of iMALL's approximately 1,600 Web sites for merchants ("storefronts"), thousands of classified advertisements, and the iMALL directory. The iMALL directory lists sites by product or service categories and allows users to perform global searches of the entire iMALL. Users may also use the "power shopping" function to narrow their search to a specific area of iMALL, a specific product, or even merchants or products from a particular region of the country. A viewer who wishes to purchase items offered on iMALL can do so simply by submitting an order on line and entering a credit card number. In addition to the traditional search options, iMALL offers a special function called "Deals of the Day." This service is updated daily and alerts iMALL users to special manufacturer discounts on quality name-brand merchandise.

        From January 1996 to October 1998, iMALL's hits have increased from approximately 1 million per month to over 35 million per month. The Company intends to continue to attracting visitors to the iMALL in order to increase the Company's advertising revenue and to increase the sales achieved by the Company's merchants. The Company receives a percentage of sales generated by over one hundred of its merchants. This percentage ranges from 4% to 15% of sales.

        Stuff.com

        On November 1, 1998, the Company launched its shopping portal, located at www.stuff.com. This portal is a product-level search engine designed specifically for online shopping. Visitors to stuff.com can search a proprietary index of over a million products offered among numerous merchant sites across the Internet. The search experience is efficient and specific to products for sale, in that it does not clutter the search results with generic keywords or extraneous non-retail Web sites. Further, when the user clicks on a chosen product in the listing of search results, the user is linked directly to the relevant product page within the merchant Web site, rather than having to restart a search from the top page of a merchant's Web site. The Company plans to devote marketing and advertising resources to the expansion of its stuff.com shopping portal during the next several quarters. The Company anticipates that stuff.com will provide the Company revenues through advertising sold on the site, royalties earned from referral fee contracts and through upgrades to the Company's other EC services.


TECHNICAL INFRASTRUCTURE


        The following section describes both the hardware and software facilities used by iMALL for its electronic commerce suite, as well as all its internet properties (imall.com, stuff.com, etc).

        The Company's Web server computing infrastructure is composed of a number (currently 8) of front end UNIX web servers running the latest release Stronghold Secure Webserver and a back end set of UNIX database and file servers. The database servers are using ODI's ObjectStore database technology. The system is connected to the Internet via a DS3 (45Mb/s) line with redundant links through Sprint and MCI. Backup connections to the Internet provide service in the event of catastrophic failure. The server platform is protected by both UPS and an onsite emergency generator.

        The Company's electronic commerce infrastructure is based on a combination of commercial software (such as Net Perceptions "GroupLens") and proprietary technology. The e-commerce system is designed to provide all merchant and shopper services required for the Company's business.


SALES AND MARKETING


        The Company offers its EC services primarily through its partnerships with Internet Service Providers, Web hosting firms, and financial service companies with an Internet focus. As of the end of the third quarter, the Company began offering its EC services through reseller arrangements with Verio Web Hosting, Sage Networks, and Cardservice International. In addition to receiving a unique Web site address, businesses that utilize the Company's EC services have their products automatically listed in stuff.com and have the option to be listed in imall.com or other Internet properties iMALL operates. Management believes the Company's reseller partnerships afford the Company the ability to leverage the partners' large sales forces and bases of existing clients, in the pursuit of revenue growth.

        The Company's strategy includes the continued development of strategic alliances as a key to building the acceptance and the revenue base of the Company. However, there can be no assurance that the Company will be successful in developing additional strategic alliances or maintaining existing strategic alliances in the future.

        First Data Alliance

        In November 1998, the Company and FDMS entered into a Development and Marketing Agreement (the "Marketing Agreement") pursuant to which the Company and FDMS will jointly market Internet commerce solutions to FDMS' clients and their merchant businesses. The Marketing Agreement has an initial term of ten years and, unless terminated by either party, will be renewed for additional two-year terms thereafter. Under the terms of the Marketing Agreement, FDMS is obligated to use its commercially reasonable efforts to offer the Company's e-commerce tools, e-commerce enabled Web sites and non-commerce enabled Web sites to all of its domestic alliances and to name the Company as its preferred e-commerce provider in such offers. iMall will bill FDMS monthly recurring fees based upon the number of Web sites hosted and types of services provided. The Marketing Agreement requires the Company to maintain and upgrade, if necessary, the technology used in connection with the Stuff.com site and certain other mall sites to ensure that such technology is equal to or better than that of the top ten percent of all similar services. In the event that the Company fails to meet the foregoing standard and such failure substantially impairs the ability of FDMS to service its current customers or add additional customers, FDMS will have the right to reduce its payments to the Company under the Marketing Agreement by fifty percent, and if such technology is not upgraded to meet the standard described above within a set period of time, require the Company to pay FDMS for all reasonable conversion costs and expenses incurred by FDMS and its affiliates associated with the deconversion of FDMS merchants.

        The Marketing Agreement provides that each of the following constitutes an event of default by the Company: (i) failure to make certain payment obligations owed to FDMS under the Marketing Agreement, (ii) failure to perform a material term or obligation under the Marketing Agreement which substantially impairs the ability of FDMS to service its customers or add additional customers, (iii) failure to issue the warrants in accordance with the Investment Agreement, (iv) a material breach of certain representations, warranties or covenants contained in the Marketing Agreement, (v) certain events of bankruptcy or insolvency with respect to the Company, (vi) a material change to the Stuff.com product or brand to which FDMS reasonably objects, or (vii) certain change-of-control events specific to the Company and FDMS competitors. If any such event of default occurs and is not cured within a set period of time, FDMS will have the right to terminate the Marketing Agreement.

        The Company and FDMS also entered into a source code escrow agreement (the Escrow Agreement ) pursuant to which the Company will be required to deposit in an escrow account the source code for certain Company software and certain e-commerce tools (the Source Code ). The Escrow Agreement provides that any termination by FDMS of the Marketing Agreement for the events of default described above will cause the escrow agent under the Escrow Agreement to, without any further payment by FDMS to the Company, release the Source Code deposited in the escrow account to FDMS. In addition, the Company is obligated under the Marketing Agreement to build, at FDMS' expense, a duplicate and redundant data center and computer system which would be transferred to FDMS in the event of certain defaults by the Company. The Marketing Agreement also contains certain other events of default that would give either party the right to terminate the agreement without the transfer of technology described above.

        In connection with the Marketing Agreement, the Company agreed to sell to FDMS two million shares of its Common Stock for an aggregate consideration of $14,000,000 representing a purchase price of $7.00 per share. The Company has issued FDMS 1,540,000 of such shares. Sale of the balance is subject to the Company obtaining approval from its shareholders. See "DESCRIPTION OF SECURITIES-AGREEMENTS WITH FDMS."


INTERNET EDUCATION AND CONSULTING


        In the past, the Company found that an effective method of selling Web sites was in conjunction with Internet education. Therefore, through the Seminar Division, the Company conducted Internet training workshops for which the Company received a fee. These Internet training workshops included extensive instruction about the Internet and were taught by instructors who had experience in areas such as marketing, business development, Internet commerce, and Web site design. Internet workshop participants received Web site certificates and classified advertisements on iMALL, all designed by the Company. Upon submitting a Web site certificate for insertion on the iMALL, the participant was required to purchase a Web site Maintenance Agreement. The foregoing Internet education and consulting business was discontinued by the Company on August 28, 1998. See "BUSINESS - OVERVIEW."

INDEPENDENT SALES CONSULTANTS


        In connection with the Company's Seminar Division's education and consulting business, many workshop participants had asked if they could receive the Web sites and training even if they did not have a specific business, product or service to market. These participants wanted to resell Web sites to their colleagues who had a business, product or service. Moreover, many of these participants sold multiple Web sites and asked if they could purchase additional ones to resell. As a result, the Company's participants were able to use their Web sites for their own business or resell them to others. The Company refers to those participants who choose to market Web sites as Internet consultants.


INTERNAL SALES FORCE


        The majority of iMALL's merchants have been acquired through its now discontinued Seminar Division. However, the Company has also utilized a small internal sales force, to sign contracts with such large clients as AT&T WorldNet Service, American Express Travel, Barnes & Noble, Hanes, Circus Circus' fourteen casinos and resorts, Breath Asure, Checker Auto, and Disney.

        Prior to the discontinuation of the Seminar Division, the Company concentrated its efforts on the sale of Web sites through Internet marketing and education workshops and other consulting services with the objective of expanding its base of iMALL merchants and advertisers. The Company believes the merchant base it developed through the Seminar Division was important for its long-term success. The Company has established an in-house sales force responsible for obtaining additional merchants and advertisers for the on line shopping sites it operates.


COMPETITION


        The on line commerce market, particularly over the Web, is new, rapidly evolving and intensely competitive. The Company's current or potential competitors include (i) E-commerce solution providers that provide shopping cart based transaction products such as: Yahoo/Viaweb, Icat, Pandesic; (ii) Web developers that incorporate E-commerce products in their solutions such as Mercantec, Hiway, and Simplenet; (iii) on line shopping malls and auction houses such as The Internet Mall, Branch Mall, the Yahoo Store, Ebay and Zauction; and
(iv) product search engines and comparison shopping sites such as Excite's Jengo, Yahoo Junglee, and Webmarket.com.

        The Company believes that the principal competitive factors in its market are brand recognition, selection, personalized services, convenience, price, accessibility, customer service, quality of search tools, quality of editorial and other site content and reliability and speed of fulfillment. Many of the Company's competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company. Certain of the Company's competitors may be able to secure merchandise from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to Web site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise.

EMPLOYEES

        As of November 17, 1998, the Company and its subsidiaries had a total of 91 full-time employees. 42 full-time employees are located in Santa Monica, California, and 49 are located in Provo, Utah. None of the Company's employees are covered by an ongoing collective bargaining agreement with the Company and the Company believes that its relationship with its employees is good.


HISTORY OF THE COMPANY


        The Company's predecessor for accounting purposes is Madison, which was incorporated on November 2, 1994. On January 16, 1996, Madison engaged in a share exchange with iMALL, Inc., a Nevada corporation, which had been the surviving company in a change of domicile merger with Natures Gift, Inc., a Utah corporation ("Natures Gift"), on January 8, 1996. Natures Gift was incorporated under the laws of the State of Utah on February 9, 1984 as Brickland Corporation, and changed its name to Natures Gift, Inc. on May 23, 1991. Natures Gift did not transact any significant business from the date of its inception until January 1996. As a result of this share exchange between Madison and iMALL, Inc., Madison became a wholly owned subsidiary of iMALL, Inc. This share exchange was accounted for as a reverse acquisition and Madison is considered the predecessor of the Company because it had operations at the time of the share exchange. In this share exchange, the shareholders of Madison received 2,103,112 shares of common stock of iMALL, Inc. in exchange for all of the issued and outstanding shares of common stock of Madison. The number of shares outstanding after this transaction consisted of the 2,103,112 shares issued to the shareholders of Madison, and 2,701,848 shares existing in connection with the reverse acquisition accounting.

        On January 16, 1996, the Company also entered into share exchange agreements with Cabot, Richards & Reed, Inc., a Utah corporation ("Cabot"), and R&R Advertising, Inc., a California corporation ("R&R"), wherein the shareholders of Cabot received 1,400,000 shares of common stock of iMALL, Inc. in exchange for all of the outstanding shares of common stock of Cabot and the shareholders of R&R received 600,000 shares of common stock of iMALL, Inc. in exchange for all of the outstanding shares of common stock of R&R. Each of Cabot and R&R became wholly owned subsidiaries of iMALL, Inc. On March 5, 1996, the Company entered into a share exchange agreement with Inter Active Marketing Group, Inc., a Utah corporation ("IMG"), wherein the shareholders of IMG received 52,563 shares of common stock of the Company in exchange for all of the outstanding shares of common stock of IMG, and IMG became a wholly owned subsidiary of the Company. On April 26, 1996, the Company entered into a share exchange agreement with Physicomp, Inc. (d.b.a. "e.m.a.N.a.t.e."), a California corporation wherein the shareholders of e.m.a.N.a.t.e. received 200,000 shares of common stock of the Company in exchange for all of the outstanding shares of common stock of e.m.a.N.a.t.e., and e.m.a.N.a.t.e. became a wholly owned subsidiary of the Company. The amount of shares issued in each of these share exchanges was determined by the percentage ownership interest in the Company to which the Company's Management determined the acquired entity would be entitled through negotiation. Certain additional information concerning these transactions is set forth in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" and in the notes to the consolidated financial statements of the Company appearing elsewhere in this Prospectus.

        Madison was incorporated in 1994 and commenced business in 1995 providing Web site sales and consulting services to merchants and Internet entrepreneurs. Madison developed the Internet specific techniques used by the Company in its now discontinued seminar division. In September 1995, Madison had acquired all of the issued and outstanding common stock of EMS, Inc., which owned the Internet site called "iMALL". Madison issued 20 shares of its common stock to the shareholders of EMS, Inc., and accounted for this transaction as a purchase.

        Cabot was incorporated in December 1992 and became a well known educational workshop company. Cabot developed the marketing and training techniques used by the Company today in its now discontinued seminar division.

        R&R was formed in January 1991 in California. R&R was an advertising agency that catered to small businesses. Services included commercial and infomercial production, art and graphics design, as well as print, television and radio advertising. The television department placed its clients' advertisements on hundreds of network, cable, and independent stations throughout the United States. R&R contributed its computer advertising expertise to iMALL Services, Inc., a wholly owned subsidiary of the Company.

        IMG has changed its name to "Internet Yellow Pages, Inc." Internet Yellow Pages, Inc. maintains a Web site similar to regular yellow pages and allows for different types of advertising and listing enhancements which businesses can purchase for greater exposure.

        e.m.a.N.a.t.e. was formed by three individuals who worked on Department of Defense and NASA contracts using state-of-the-art computer and Internet technology. The founders were involved with the Internet since its infancy and in 1994 began to focus on generating revenue from the Internet by designing Web sites. Thus, while e.m.a.N.a.t.e. currently has contracts with or has recently completed projects for Lockheed-Martin, United Defense, and NASA, most of the personnel are involved with creating Internet web pages and programming advanced features such as Java, Shockwave and Virtual Reality applications for customers.

        In connection with the Company's acquisitions in January 1996, the Company effected a 1 for 19 reverse stock split on January 8, 1996. In addition, on May 22, 1996, the Company effected a 4 for 1 forward stock split, and, effective February 12, 1998, the Company effected a 1 for 8 reverse stock split. All references in this Prospectus take these splits into effect when referring to the number of shares of the Company's common stock or per share data.

        Effective August 28, 1998, the Company discontinued the operations of the Seminar Division based in Provo, Utah. The Company is currently engaged in discussions for the sale of the assets associated with the Division.

GOVERNMENT REGULATIONS


        The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses, and there are currently few laws or regulations directly applicable to access to or commerce on the Web. It is possible, however, that a number of laws and regulations may be adopted with respect to the Web, covering issues such as user privacy, pricing and characteristics and quality of products and services. Moreover, the applicability to the Internet or other on line services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve.

PROPERTIES


        The Company maintains offices in Santa Monica, California, and Provo, Utah. Pursuant to a ten year lease commencing on September 1, 1998, the Company leases its executive offices at 233 Wilshire Boulevard, Santa Monica, California. The initial rent is $22,836.80 per month (8,156 square feet). The Company leases office space, at 1185 South Mike Jense Circle, Provo, Utah, for $12,108 per month from a related party which lease expires in March 1999. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The Company also leases office space at 5314 North 250 West, Suite 110, Provo, Utah, at a current rent of $6,440 per month, which lease expires in December 2000. The Company believes that it currently has sufficient space to carry on its operations for the foreseeable future.


PATENTS AND TRADEMARKS


        The Company relies on a combination of trademark, copyright and trade secret laws, as well as confidentiality agreements and technical measures to protect its proprietary rights. Much of the Company's proprietary information may not be patentable, and the Company does not currently possess any patents. The Company has registered the iMALL trademark in the United States and claims trademark rights in, and has applied for trademark registrations in the United States for, a number of other marks.


LEGAL MATTERS


        The Company is a defendant in various legal proceedings in the ordinary course of business. Except for the litigation set forth below, the Company is not aware of any legal proceedings which appear at this time as if they might have a material impact on its financial position, results of operations or business.

        1. RMS Internet Marketing Group, Inc. v. iMall, Inc., Docket No.:
C-97-458-B, filed in the United States District Court for the District of New Hampshire. RMS Internet Market Group, Inc. ("RMS") has instituted an action against the Company arising from a relationship between RMS and the Company whereby RMS sold business opportunity packages to Internet consultants who in turn were to sell advertising for the Company's Internet Yellow Pages. RMS' claims include: (a) claims that the Company breached a number of obligations under an agreement between the parties including an alleged obligation to use its best efforts to maintain the Internet Yellow Pages as a first class web site and to provide certain promotions and advertising with respect to the Internet Yellow Pages. RMS also contends that after RMS asked the Company to process RMS' credit card transactions through the Company's merchant account, and after it became apparent that some of these transactions already had been processed, thus resulting in double charges to a number of customers, that the Company improperly refused to credit erroneous double billing. RMS contends that this constituted interference with prospective business relations and contractual relations and resulted in damages to RMS in that relationships with customers were damaged. RMS also contends that the Company was required to pay a 10 percent commission on sales made. The Company has asserted counterclaims against RMS including claims of misrepresentation, unjust enrichment, breach of fiduciary duty, breach of covenant of good faith and fair dealing, unfair competition and unfair trade practices. These claims are based on RMS' actions with respect to the credit card transactions that were double billed and also are based on RMS' actions with respect to establishing a competing business. The Company is pursuing its counterclaims and vigorously defending the claims asserted by RMS.

        2. The FTC has conducted a nonpublic investigation of the Company's Internet related business opportunity programs. The Company has entered into settlement discussions with the FTC. In connection therewith, the Company has reserved $750,000, representing the Company's present estimate of the amount required to settle the investigation. There can be no assurance, however, that the Company will be able to reach a settlement with the FTC for such amount, if at all. If the Company is unable to reach a settlement, the FTC could bring a formal action seeking substantial monetary damages or injunctive relief, or both, which if ultimately resolved unfavorably to the Company, could have a material adverse effect on the Company's financial condition and earnings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

                        The following table and text sets forth the names and ages of all directors and executive officers of the Company and the key management personnel as of November 19, 1998. The Board of Directors of the Company is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of shareholders. Except as otherwise noted, there are no family relationships among directors and executive officers. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.


       NAME                         AGE                          POSITION
       ----                         ---                          --------
Richard M. Rosenblatt                29               Chairman and Chief Executive Officer
Anthony P. Mazzarella                41               Executive Vice President, Secretary/Treasurer, Chief Financial Officer
                                                      and Director
Phillip J. Windley                   40               Chief Technology Officer
Steven E. Rossow                     41               Senior Vice President
Stephen W. Fulling                   34               Vice President
Marshall S. Geller                   59               Director
Harold S. Blue(1)                    37               Director
Leonard M. Schiller                  56               Director
Howard A. Goldberg                   52               Director
Richard H. Rogel                     49               Director

    (1) Pursuant to an Agency Agreement between the Company and Commonwealth Associates, the placement agent of the Private Placement, Commonwealth Associates may at its option nominate its designee to the Company's Board of Directors or appoint an observer to attend all meetings of the Company's Board of Directors for a period of up to three years following the closing of the Private Placement. Mr. Blue is Commonwealth Associates' designee.


                            BACKGROUND AND EXPERIENCE


        RICHARD M. ROSENBLATT. Mr. Rosenblatt is Chairman of the Board of Directors and Chief Executive Officer the Company. In 1991, Mr. Rosenblatt formed R&R Advertising, Inc. which specialized in advertising and marketing for small to mid size businesses, and co-founded Madison in 1994. Mr. Rosenblatt has been an officer of the Company since January 1996, became Chief Executive Officer in July 1997 and was elected Chairman in January 1998. Mr. Rosenblatt received his Bachelor of Arts degree in political science from the University of California at Los Angeles, where he graduated Magna Cum Laude and Phi Beta Kappa in 1991. He received his Juris Doctorate from the University of Southern California, where he graduated with honors in 1994.

        ANTHONY P. MAZZARELLA. Mr. Mazzarella is the Chief Financial Officer and a director of the Company. Mr. Mazzarella was formerly Managing Director of Geller & Friend Capital Partners, Inc., a merchant banking firm. From 1991 to 1995, he was Executive Vice President of Drake Capital Securities, Inc., a California-based investment banking firm. From 1987 to 1991, he served as Vice
President of The Davis Companies, a private holding company owned by Marvin Davis, where he was responsible for corporate finance and acquisition activities. Mr. Mazzarella also held management positions with Twentieth Century Fox Film Corporation and United Airlines, and was a management consultant with Deloitte & Touche. Mr. Mazzarella has been a director of the Company and has held his current position since January 1998. Mr. Mazzarella holds a BA in Physics from Pomona College and an MBA from the Harvard Business School.

        PHILLIP J. WINDLEY, PHD. Dr. Windley is Chief Technology Officer of the Company. He has been a consultant to the Company and its predecessor since 1994. Dr. Windley received his PhD in computer science from the University of California (Davis) in 1990 and is presently a professor of computer science at Brigham Young University. Prior to earning his PhD, Dr. Windley was a member of the technical staff at the Department of Energy's Division of Naval Reactors. Dr. Windley has held his present position with the Company since January 1998.

        STEVEN E. ROSSOW. Mr. Rossow is Senior Vice President of Business Development of the Company. Mr. Rossow was formerly director of business alliances with AT&T WorldNet Service, developing programs for customer acquisitions, promotion marketing and production of on line content development for shopping and gaming. Mr. Rossow also worked with CMP MEDIA's Channel Consulting Services, where he developed marketing, merchandising and branding programs for Motorola, Intel, Apple Computer, Word Perfect, Mattel and Epson as well as a number of entertainment software companies. Mr. Rossow has held his present position with the Company since January 1998.

        STEPHEN W. FULLING. Mr. Fulling is Vice President of Information--Technology Services of the Company. Mr. Fulling served as Senior Network Research Assistant for the College of Engineering at Oregon State University and Network Operations Manager for the NERO project for Oregon Joint Graduate Schools of Engineering, where he designed, built, and deployed state-of-the-art wide area networking systems. Mr. Fulling has a broad background in Internet technologies and more than 15 years experience in the telecommunications industry. He received his Bachelor of Science in Computer Science from the University of California (Davis).

        MARSHALL S. GELLER. Mr. Geller is a director of the Company. Mr. Geller is currently the Chairman, Chief Executive Officer and Founding Partner of Geller & Friend Capital Partners, Inc., a merchant banking firm. From 1991 to 1995, Mr. Geller was the Senior Managing Partner and founder of Golenberg & Geller, Inc., a merchant banking and investment company. From 1988 to 1990, he was the Vice Chairman of Gruntal & Company, a New York Stock Exchange investment banking firm. From 1967 to 1988, Mr. Geller was a Senior Managing Director for Bear Stearns & Company. While at Bear Stearns, Mr. Geller was the Managing Partner in charge of all areas of Corporate Finance, Public Finance, Institutional Equities & Debt for Bear Stearns' offices in Los Angeles, San Francisco, Chicago and Hong Kong. He was also a director of Shun Loong-Bear Stearns Far East and Sun Hung Kai-Bear Stearns, both leading Chinese investment banking firms. Mr. Geller formerly served as Interim Co-Chairman of Hexcel Corporation and is currently on its board of directors. Mr. Geller was formerly Interim President and Chief Operating Officer of Players International, Inc., and now serves on its board and is Chairman of its Investment Committee. Mr. Geller also serves as Vice Chairman of the board of Value Vision International, Inc., and serves as Chairman of their Investment Committee. He also serves on the boards of Ballantyne of Omaha, Inc., Datalink Corporation, and Cabletel Communications Corporation. Mr. Geller has been a director of the Company since January 1998.

        HAROLD S. BLUE. Mr. Blue is a director of the Company. Mr. Blue is currently Chairman and Chief Executive Officer of ProxyMed, Inc., a publicly traded medical information technology company engaged in providing on line services to physicians and other healthcare providers, since February 1993, and has been a director of such company since August 1991. He served as interim President and Chief Operating Officer of ProxyMed from March 1994 to June 1995. From August 1991 until February 1993, Mr. Blue served as Vice

President of ProxyMed. From July 1992 until February 1995, Mr. Blue served as Chairman of the Board and Chief Executive Officer of Health Services, Inc., a physician practice management company, which was sold to Inphynet in 1995. From June 1979 to February 1992, Mr. Blue was the President and Chief Executive Officer of Budget Drugs, Inc., a retail discount pharmacy chain comprised of six stores located in South Florida. From September 1984 to August 1988, Mr. Blue founded and was the Executive Vice President of Best Generics Incorporated, a generic pharmaceutical distribution company. In August 1988, Best Generics was sold to Ivax Corporation, a publicly traded pharmaceutical manufacturer. Mr. Blue served as a member of the Board of Directors of Ivax for approximately two years before resigning, and continued to serve as a consultant to Ivax pursuant to a consulting agreement that expired in August 1993. Mr. Blue has been a director of the Company since January 1998.

        LEONARD M. SCHILLER. Mr. Schiller is a director of the Company. Mr. Schiller has been a practicing attorney for over 25 years and is a partner in the law firm of Schiller, Klein & McElroy, P.C. in Illinois. Mr. Schiller is the President of The Dearborn Group, a residential property management and real estate company and is involved in the ownership of residential properties throughout the Midwest. He is currently a director of AccuMed International, Inc., a publicly traded company which manufactures and markets diagnostic screening products for clinical laboratories, and Milestone Scientific, Inc., a dentistry products company. Mr. Schiller has been a director of the Company since January 1998.

        HOWARD A. GOLDBERG. Mr. Goldberg is a director of the Company. Mr. Goldberg currently serves as Chief Executive Officer of Players International, Inc. Prior to 1993, he was the managing shareholder practicing law in the firm of Horn, Goldberg, Gorny, Plackter & Weiss, a professional corporation, which is general counsel to Players. Mr. Goldberg is a graduate of Franklin & Marshall College and received his law degree from New York University. He is a member of the New Jersey State and American Bar Associations. Mr. Goldberg has been a director of the Company since January 1998.

        RICHARD H. ROGEL. Mr. Rogel is a director of the Company. Mr. Rogel is an independent investor and a director of CoolSavings.com, an on line commerce company providing specialized Internet merchandising. Mr. Rogel was Chief Executive Officer of the Preferred Provider Organization of Michigan, a firm that he founded in 1982 and sold in 1997. Previously, Mr. Rogel was President and Chief Executive Officer of Suburban Medical Center, President of Strick-Stylehomes, and Treasurer of Seligman and Associates. He has also worked with Burnham and Company, investment bankers, and Arthur Young and Company. Mr. Rogel has been a director of the Company since January 1998.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid during fiscal year ended December 31, 1996 and 1997 to the Company's Chief Executive Officer and each of the Company's officers and directors, and persons who received compensation in amounts equal to or exceeding $100,000. No person received any compensation from the Company or its predecessor in any fiscal year prior to 1996. Figures listed below do not include automobile and entertainment allowances for certain executive officers of the Company which total, in the aggregate, $100,000 for the year ended December 31, 1996 and $60,000 for the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE
                Name and
           Principal Position                 Year        Salary  $ (1)
           ------------------                 ----        -------------
Tracy W. Scott (2)                            1996            36,919
                                              1997            62,250
Craig R. Pickering (3)                        1996           117,250
                                              1997           119,217
Richard M. Rosenblatt (4)                     1996           118,712
                                              1997           119,792
Mark R. Comer (5)                             1996           117,975
                                              1997           119,217

(1) The Company's officers were paid no additional cash or non-cash compensation of any sort during the years ended December 31, 1996 and 1997, other than the total salary shown.

(2) Tracy W. Scott was the Chief Executive Officer of the Company from October 1996 to June 1997. Mr. Scott has not been an officer or director of the Company since June 1997.

(3) Craig R. Pickering was President of the Company from January 1996 to July 1997.

(4) Richard M. Rosenblatt was Executive Vice President of the Company until July 1997, at which time he became Chief Executive Officer.

(5) Mark R. Comer was Executive Vice President of the Company until July 1997, at which time he became President. Mr. Comer resigned as President in August 1998.

None of the named individuals were granted options in 1996 or 1997 nor did any such individual exercise or own options at any time during 1996 or 1997.

EMPLOYMENT AGREEMENTS

        RICHARD ROSENBLATT. Pursuant to an Employment Agreement entered into as of January 5, 1998, the Company employed Richard Rosenblatt as its Chief Executive Officer. The term of such employment commenced on February 2, 1998 and terminates five years thereafter. Mr. Rosenblatt is paid a salary of $195,000 per annum, which may be increased in such amounts as the Compensation Committee of the Company determines in good faith. In addition, Mr. Rosenblatt is entitled to an annual bonus in an amount at least equal to 20% of the salary paid to Rosenblatt during the immediately preceding year. Pursuant to the Employment Agreement, the Company granted Mr. Rosenblatt options to purchase 375,000 shares of the common stock of the Company at the exercise price of $5.20 per share. Such options will vest as follows: (i) 125,000 options vested immediately upon the date of the Employment Agreement and (ii) the remaining 250,000 options will vest at the rate of 125,000 options on each of the first and second anniversary dates of Mr. Rosenblatt's employment with the Company. All unexercised options expire five years after the date on which such options have vested.

        ANTHONY MAZZARELLA. Pursuant to an Employment Agreement entered into as of December 30, 1997, the Company employed Mr. Mazzarella as its Executive Vice President and Chief Financial Officer. The term of such employment commenced on January 15, 1998 and terminates five years thereafter. Mr. Mazzarella is paid a salary of $180,000 per annum through the calendar year ending December 31, 1998. Thereafter, Mr. Mazzarella is entitled to annual salary increases as determined by the Board of Directors but in no event less than 16%. Prior to the end of each year, the Board of Directors is to review the compensation of Mr. Mazzarella and pay to him a cash bonus not less than 20% of his salary for that year. Pursuant to the Employment Agreement, Company granted Mr. Mazzarella options to purchase an aggregate of 375,000 shares of the Common Stock of the Company at an exercise price of $4.00 per share. Such options vest as follows:
(i) 125,000 options vested immediately and (ii) 125,000 options will vest on January 15, 1999, and 125,000 options will vest on January 15, 2000. The options expire 10 years after the date of grant.

        PHILLIP J. WINDLEY, PHD. Pursuant to an Employment Agreement entered into as of December 9, 1997, the Company employed Phillip J. Windley as its Chief Technology Officer. The term of such employment commenced on January 1, 1998 and terminates two years thereafter. Dr. Windley is paid a salary of $145,000 per annum. The Company may grant to Dr. Windley an annual bonus or bonuses up to a maximum aggregate annual amount of $35,000, at the sole and exclusive discretion of the Chief Executive Officer and the Compensation Committee of the Company and at such times and in such manner as the Chief Executive Officer and the Compensation Committee may determine. Pursuant to the Employment Agreement, the Company granted Dr. Windley options to purchase 87,500 shares of the common stock of the Company at the exercise price of $5.20 per share. Such options vest as follows: (i) at the rate of 12,500 options per full quarter for the first year during which Dr. Windley remains employed by the Company, commencing as of January 1, 1998, and (ii) at the rate of 9,375 options per full quarter for the second year during which Dr. Windley remains employed by the Company, commencing one year after January 1, 1998. All unexercised options expire five years after the date on which such options have vested.

        STEVE ROSSOW. Pursuant to an Employment Agreement entered into as of December 9, 1997, the Company employed Steve Rossow as its Vice President Marketing & Sales. The term of such employment commenced on January 12, 1998 and terminates four years thereafter. Mr. Rossow is paid a salary of $120,000 per annum and received a one-time signing bonus in the amount of $20,000. The Company may grant to Mr. Rossow an annual bonus or bonuses up to a maximum aggregate annual amount of $30,000, at the sole and exclusive discretion of the Chief Executive Officer and the Compensation Committee of the Company and at such times and in such manner as the Chief Executive Officer and the Compensation Committee may determine. Pursuant to the Employment Agreement, the Company granted Mr. Rossow options to purchase 125,000 shares of the common stock of the Company at the exercise price of $5.20 per share. Such options vest as follows: (i) at the rate of 15,625 options per full quarter for the first year during which Mr. Rossow remains employed by the Company, commencing as of January 12, 1998, and (ii) at the rate of 7,813 options per full quarter for the second and third years during which Mr. Rossow remains employed by the Company, commencing one year after January 12, 1998. All unexercised options expire five years after the date on which such options have vested.

        STEPHEN W. FULLING. Pursuant to an Employment Agreement entered into as of December 9, 1997, the Company employed Stephen W. Fulling as its Vice President of Technology. The term of such employment commenced on January 1, 1998 and terminates three years thereafter. Mr. Fulling is paid a salary of $85,000 per annum, which may be increased in such amounts as the Chief Executive Officer and the Compensation Committee of the Company determine at their sole discretion, except that at a minimum the Company shall increase the salary for the second and third years of Mr. Fulling's employment by an amount equal to 7% of the total amount of salary due to Mr. Fulling during the immediately-preceding year. The Company may grant to Mr. Fulling an annual bonus or bonuses up to a maximum aggregate annual amount of $25,000, at the sole and exclusive discretion of the Chief Executive Officer and the Compensation Committee of the Company and at such times and in such manner as the Chief Executive Officer and the Compensation Committee may determine. Pursuant to the Employment Agreement, the Company granted Mr. Fulling options to purchase 85,000 shares of the common stock of the Company at the exercise price of $5.20 per share. Such options vest as follows: (i) at the rate of 10,833 options per full quarter for the first year during which Mr. Fulling remains employed by the Company, commencing as of January 1, 1998, (ii) at the rate of 5,208 options per full quarter for the second year and per the first three full quarters of the third year during which Mr. Fulling remains employed by the Company, commencing one year after January 1, 1998, and (iii) at the rate of 5,208 options per the fourth full quarter of the third year during which Mr. Fulling remains employed by the Company. All unexercised options expire five years after the date on which such options have vested.

DIRECTOR COMPENSATION

        The non-employee directors of the Company are paid cash compensation of $2,000 per quarter plus $500 per meeting attended (either in person or telephonically). In addition each non-employee director receives options to purchase 12,500 shares of the Company's common stock per year for each of 1998 and 1999 at the market price as of January 26, 1998.

        Each of the three members of the Audit Committee of the Board of Directors receives $250 per meeting attended (either in person or telephonically). In addition, the Chairman of the Audit Committee receives cash compensation of $2,500 annually.

        Each of the three members of the Compensation Committee of the Board of Directors receives $250 per meeting attended (either in person or telephonically). In addition, the Chairman of the Compensation Committee receives cash compensation of $2,500 annually.

        Employee directors do not receive any additional compensation for serving as a director.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

        As authorized by Section 78.751 of the Nevada General Corporation Law, the Company may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

        Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

        Article 6.E of the Articles of Incorporation, as amended, of the Company and Article 5 of the Bylaws of the Company provide that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its shareholders for breaches of their fiduciary duties.

        The Company maintains Director and Officer liability insurance with an aggregate coverage amount of $10,000,000.

        The Company has been advised that it is the position of the Commission that insofar as the provision of the Company's Articles of Incorporation, as amended, and By-laws may be invoked for liabilities arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Management believes all such individuals were in compliance with Section 16(a) at June 25, 1998.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of the date of November 19, 1998 with respect to (i) the beneficial ownership of the Common Stock of the Company by each beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, each director, each executive officer and all executive officers and directors of the Company as a group and the percentage of the Company's Common Stock so owned.

        As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.


                                                          NUMBER OF SHARES            PERCENTAGE OF
              NAME OF BENEFICIAL OWNER                                                COMMON STOCK
                                                                                        OWNED(1)

OFFICERS AND DIRECTORS
Richard Rosenblatt                                          1,750,000(2)                 18.30%
233 Wilshire Boulevard
Suite 820
Santa Monica, California 90401

Anthony P. Mazzarella                                        430,449(3)                   4.38%
233 Wilshire Boulevard
Suite 820
Santa Monica, California 90401

Philip J. Windley                                            185.449(4)                   1.96%
5314 North 250 West #110
Provo, Utah 84604

Steven Rossow                                                 70,313(5)                    --%
233 Wilshire Boulevard
Suite 820
Santa Monica, California 90401

Stephen Fulling                                               48,542(6)                    --%
5314 North 250 West #110
Provo, Utah 84604

Marshall S. Geller                                           373,098(7)                   3.84%
1875 Century Park East
Suite 2200
Los Angeles, California 90067

Harold S. Blue                                                21,267(8)                    --%
2501 Davie Road
Ft. Lauderdale, Florida 33317

Leonard M. Schiller                                           45,653(9)                    --%
33 N. Dearborn, #1030
Chicago, Illinois 60602

Howard A. Goldberg                                            12,500(10)                   --%
1300 Atlantic Avenue, #800
Atlantic City, New Jersey 08401

Richard H. Rogel                                              12,500(11)                   --%
56 Rosecrown
Avon, Colorado 81620

Total of Directors and Executive Officers as a group       2,950,282                    27.97%
(10 persons)

5% OR MORE BENEFICIAL OWNERS

Mark R. Comer                                              1,250,000                    13.24%
223 Wilshire Boulevard
Suite 820
Santa Monica, California 90401

Commonwealth Associates                                      761,749(12)                 7.47%
830 Third Avenue
New York, New York 10022

Commonwealth Management Co., Inc.                          1,223,356(13)                11.48%
830 Third Avenue
New York, New York 10022

Michael S. Falk                                              437,114(14)                 4.43%
830 Third Avenue
New York, New York 10022

FDMS                                                       1,540,000(16)                16.32%
6200 South Quebec Street
Englewood, Colorado 80111

Cramer Rosenthal McGlynn Inc.                              1,607,811(15)                14.87%
707 Westchester Avenue
White Plains, New York 10604

Craig R. Pickering                                         1,637,000(17)                17.32%
1185 South Mike Jense Circle
Provo, Utah 84601


(1) Calculations based upon 9,437,394 shares of Common Stock issued and outstanding on December 3, 1998.

(2) Includes 125,000 shares issuable upon currently exercisable options. Does not include 1,500,000 shares issuable upon the exercise of options to Commonwealth Associates and its affiliates with respect to which Mr. Rosenblatt is the beneficiary of a proxy.
(3) Includes 125,000 shares issuable upon currently exercisable warrants, 125,000 shares issuable upon currently exercisable options and 125,000 shares and 4,167 shares issuable upon warrants and options, respectively, exercisable within the next sixty days.

(4) Includes 62,500 shares issuable upon currently exercisable options and 9,375 shares issuable upon options exercisable within the next sixty days.

(5) Includes 62,500 shares issuable upon currently exercisable options and 7,813 shares issuable upon options exercisable within the next sixty days.

(6) Includes 43,334 shares issuable upon currently exercisable options and 5,208 shares issuable upon options exercisable within the next sixty days.

(7) Includes 250,000 shares issuable upon currently exercisable warrants, 12,500 shares issuable upon currently exercisable options and 8,333 shares issuable upon warrants exercisable within sixty days.

(8) Consists of 17,361 shares issuable upon conversion of Company's Series A Convertible Preferred Stock, 12,500 shares issuable upon currently exercisable options and 3,906 shares issuable upon warrants exercisable within sixty days.

(9) Consists of 26,044 shares issuable upon conversion of the Company's Series A Convertible Preferred Stock, 12,500 shares issuable upon the exercise of currently exercisable options and 7,109 shares issuable upon warrants exercisable within sixty days.

(10) Includes 12,500 shares issuable upon the exercise of currently exercisable options.

(11)    Includes 12,500 shares issuable upon currently exercisable options.

(12) Consists of shares issuable upon the exercise of currently exercisable options issued to Commonwealth Associates. Commonwealth Management Co., Inc. is the corporate general partner of Commonwealth Associates.

(13) Includes 761,749 shares and 343,307 issuable upon the exercise of currently exercisable warrants owned by Commonwealth Associates and Mr. Michael Falk, respectively. Mr. Falk is the Chairman and controlling equity owner of Commonwealth Management Co., Inc., the corporate general partner of Commonwealth Associates. Also includes 12,115 shares issuable upon the exercise of currently exercisable warrants and 60,560 shares issuable upon the conversion of 43,600 shares of the Company's Series A Convertible Preferred Stock of which Mr. Falk directly owns 37,500 shares and The Falk Family Foundation, a charitable trust for which Mr. Falk serves as trustee, owns 6,100 shares and 15,625 shares issuable upon warrants exercisable within sixty days of which Mr. Falk directly owns 11,719 and the Falk Family Foundation owns 3,906.

(14) Consists of shares issuable upon the exercise of currently exercisable warrants and conversion of the Company's Series A Convertible Preferred Stock and warrants exercisable within sixty days.

(15) Includes (i) 105,000 shares owned by third parties of which Cramer Rosenthal McGlynn, LLC, a registered investment advisor (CRM Inc.) has the sole voting and investment power; (ii) 441,009 shares issuable upon conversion of the Company's Series A Convertible Preferred Stock of which CRM, Inc. has the sole voting and investment power; (iii) 74,219 shares issuable upon warrants exercisable within the next sixty days of which CRM, Inc. has the sole voting and investment power; (iv) 129,824 shares owned by limited partnerships of which Cramer Rosenthal McGlynn Inc. ("CRM Inc.") is the general partner and has the sole voting and investment power; (v) 775,757 shares issuable upon conversion of the Company's Series A Convertible Preferred Stock owned by limited partnerships of which CRM Inc. is the general partner and has the sole voting and investment power; and (vi) 82,032 shares issuable upon warrants exercisable within the next sixty days owned by limited partnerships of which CRM, Inc. is the general partner and has the sole voting and investment power. CRM Inc. owns in excess of 50% of the membership interest of CRM LLC.


(16) Does not include (a) 460,000 shares of the Company's Common Stock which the Company has agreed to issue to FDMS upon approval by the Company's shareholders and (b) up to 5,000,000 shares issuable upon exercise of warrants of warrants at an exercise price of $17.00 per share, which warrants are earned if at any time through the second anniversary of the successful testing of the systems and technologies provided by the Company to logistically support the Company?s Internet shopping mall to be used by FDMS, FDMS has implemented either 25,000 merchant web sites using the Company's e-commerce services or 50,000 total merchant web sites using any Company products or services.

(17)    Includes 12,500 shares issuable upon currently exercisable options.

CHANGES IN CONTROL

        The Company is unaware of any contract or other arrangement, the operation of which may at a subsequent date result in a change in control of the Company.

                              CERTAIN TRANSACTIONS

        In connection with the Company's discontinued operations, the Company paid certain related parties for advertising, rent and computer graphic design. Sierra Advertising received $1,794,237 in 1997 and $2,116,607 in 1996 for advertising expenses, all of which was distributed directly for advertising costs, and is owned by officers of the Company. The sole purpose for the existence of Sierra Advertising was to pass through certain costs of advertising at reduced rates. No officers of the Company received any monetary compensation from the Company through Sierra Advertising. Sierra Advertising made no profit on funds received from the Company. All funds paid to Sierra Advertising were used by Sierra Advertising for the purchase of air time for advertising.

        The share exchanges described in "BUSINESS--HISTORY OF THE COMPANY" involved certain executive officers of the Company. At the time of the share exchanges described therein, the shareholders of Madison were Craig Pickering, Richard Rosenblatt, Mark Comer, JCH Trust, MJB Trust, CSW Trust, Ross Jardine, Phil Windley and Michael Beck; the shareholders of Cabot were Craig Pickering, Mark Comer and JCH Trust; and the sole shareholder of R&R was Richard Rosenblatt.

        The Company's offices located at 1185 South Mike Jense Circle, Provo, Utah are leased from RDR Properties for $12,108 per month, which lease expires in March 1999. Craig Pickering and Mark Comer, former directors and executive officers, each own 33.33% of RDR Properties.

        The Company retained Geller & Friend Capital Partners, Inc. ("Geller & Friend"), a merchant banking firm, in August 1997 to assist in arranging equity financing. Geller & Friend earned a fee of $150,000 and was granted 375,000 warrants in connection with its role in the private placement completed in December 1997. Of the $150,000 fee, Geller & Friend was paid $50,000 in 1997, and paid the remaining $100,000 during 1998. Marshall Geller, chairman and chief executive officer of Geller & Friend, became a director of the Company in January 1998. Also in January 1998, the Company employed Anthony Mazzarella, formerly managing director of Geller & Friend, as its Executive Vice President and Chief Financial Officer. Mr. Mazzarella is also a director of the Company.

                            DESCRIPTION OF SECURITIES

GENERAL

        The Company is authorized by its Articles of Incorporation, as amended, to issue an aggregate of 37,500,000 shares of Common Stock, par value $.008 per share and 10,000,000 shares of preferred stock par value $.001 per share which preferred stock may be issued with such rights, designations and privileges (including redemption and voting rights) as the Board of Directors may from time to time determine.

        The following summary descriptions are qualified in their entirety by reference to the Company's Articles of Incorporation, as amended.

SERIES A CONVERTIBLE PREFERRED STOCK

        The authorized capital stock of the Company includes 10,000,000 shares of preferred stock of which 5,250,000 shares are designated as Series A Convertible Preferred Stock. Holders of the Preferred Shares are entitled to receive, when as and if declared by the Board of Directors, a cumulative dividend of $.36 per share (9% per annum) payable semi-annually in cash or Preferred Shares valued at $4.00 per share at the discretion of the Board. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series A Convertible Preferred Stock are entitled to receive out of the assets of the Company available for distribution to its shareholders, before any payment or distribution shall be made on the Common Stock, an amount per share equal to $4.00. The Series A Convertible Preferred Stock and the Common Stock vote together as a single class, with each share of Preferred Stock being entitled to cast a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could then be converted.


        Each share of the Series A Convertible Preferred Stock may at any time be converted into 1.25 shares of the Company's Common Stock reflecting an initial Conversion Price of $3.20 per share. In the event that at any time prior to June 19, 1999 the market price of the Company's Common Stock is less than $3.20 the Conversion Price will be automatically adjusted to equal such lower market price. The Conversion Price will also be subject to adjustment in the event of a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock, or if the Company fails to meet certain registration commitments. The Company has not met these registration commitments and is seeking waivers from holders of the Series A Convertible Preferred Stock. If the Company is unable to secure waivers from holders of two-thirds of the Series A Convertible Preferred Stock, each Series A Convertible Preferred share will convert into 1.389 shares of Common Stock.


        Commencing on December 19, 1998 and terminating on December 19, 2003, the shares of Series A Convertible Preferred Stock will be automatically converted into shares of Common Stock at the Company's option upon 30 days' prior written notice provided (i) the Common Stock to be issued upon such conversion has been registered under the Securities Act and (ii) the Common Stock has traded at or above $8.00 per share for 30 consecutive trading days.

WARRANTS

        The following discussion is a summary of certain terms and provisions of the Initial Warrants contained in the Warrant Agreement between the Company and Signature Stock Transfer, Inc. (the "Warrant Agent"). The Initial Warrants were issued to investors as part of a private placement of Units in December 1997.

        Each Warrant entitles the holder to purchase, at a price of $3.20 per share, subject to adjustment, .125 share of Common Stock during the period commencing on December 4, 1998 and ending on December 4, 2002. Commencing on December 4, 1998, the Company may redeem the Warrants at $0.05 per Warrant upon 30 days' prior written notice in the event that (1) there is a current registration statement in effect covering the shares of Common Stock underlying the Warrants and the Warrants separately and (2) the Common Stock has traded at or above $8.00 per share for at least 30 consecutive trading days.

        Any Warrantholders who do not exercise their Warrants prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the shares of Common Stock underlying the Warrants and, after the redemption date, any outstanding Warrants will become void and be of no further force or effect. If the Company does not redeem the Warrants, the Warrants will expire, become void and be of no further force or effect on conclusion of the exercise period.

        The exercise price of the Warrants and the number of shares to be obtained upon the exercise of the Warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination, or recapitalization of the Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of the Warrants, unless exercised, will not be entitled to participate in the assets of the Company. Holders of the Warrants will have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the Warrants.

REGISTRATION RIGHTS

        The holders of the Placement Agent Warrants will have certain demand and piggy-back registration rights with respect to such Warrants and the underlying Common Shares exercisable commencing six months after the Closing of the private placement of Units in December 1997. The registration statements will be maintained effective until all of the securities covered thereby have been sold, or all of the securities covered thereby may be sold under Rule 144 without regard to volume limitations. The Company will pay all registration expenses incurred in connection with the registration of the securities. In addition, the Company will comply with all necessary state securities laws so as to permit the sale by the investors of the securities.

        Pursuant to a Registration Rights Agreement dated as of October 30, 1998 between the Company and FDMS, the Company granted to FDMS certain demand registration and piggy-back registration with respect to the Common Shares issued and to be issued to FDMS and the Common Shares underlying the contingent warrant. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION -- LIQUIDITY AND CAPITAL RESOURCES."

COMMON STOCK

        The authorized capital stock of the Company includes 37,500,000 shares of $.008 par value Common Stock. All shares have equal voting rights. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the Common Stock of the Company could, if they chose to do so, elect all of the Directors.

        Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and any distributions to the holders of outstanding shares of Series A Convertible Preferred Stock, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares.

        Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. The Company has not paid any cash dividends on its Common Stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

PREFERRED STOCK

        The Company's Articles of Incorporation, as amended, authorize the Board of Directors to issue 10,000,000 shares of preferred stock, $.001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders. Unless the nature of a particular transaction and applicable statutes require such approval, and subject to the required approval of the Series A Preferred Securityholders for issuances of preferred stock which have liquidation or dividend rights senior to theirs, the Board of Directors has the authority to issue these shares without shareholder approval. The issuance of preferred stock may have the affect of delaying or preventing a change in control of the Company without any further action by shareholders. As of November 19, 1998, there were 5,000,004 shares of Series A Convertible Preferred Stock outstanding.


AGREEMENTS WITH FDMS
        On October 30, 1998, the Company entered into agreements with FDMS relating to the issuance of common stock of the Company, par value $.008 per share (the "Common Stock"), and warrants to purchase shares of Common Stock of the Company to FDMS and the joint marketing of certain Internet commerce services by the Company and FDMS.

        Under the terms of an Investment Agreement, FDMS purchased 1.54 million shares of Common Stock at a cash price of $7.00 per share and, subject to approval by shareholders of the Company in satisfaction of the rules of The Nasdaq Stock Market, will purchase an additional 460,000 shares of Common Stock at a cash price of $7.00 per share. Immediately after its initial purchase of
1.54 million shares of Common Stock, FDMS held 16.6% of the Common Stock of the Company then outstanding, and 7.4% of such Common Stock on a fully diluted basis after giving effect to the exercise or conversion of all then outstanding warrants, options and convertible securities. After giving effect to the anticipated purchase by FDMS of the additional 460,000 shares of Common Stock, FDMS would have held at such time 21.5% of the Common Stock of the Company then outstanding, and 9.6% of such Common Stock on a fully diluted basis after giving effect to the exercise or conversion of all then outstanding warrants, options and convertible securities. Although definitive agreements with FDMS were entered into on October 30, 1998, the purchase price of $7.00 per share was agreed upon by representatives of FDMS and the Company during the third week of October, at which time the market price of the Company's Common Stock had been below such price for more than one week.

        The Investment Agreement further provides that FDMS may earn warrants to purchase up to 5 million shares of Common Stock at an exercise price of $17.00 per share. The warrants are earned if at any time through the second anniversary of the successful testing of the systems and technologies provided by the Company to logistically support the Company?s Internet shopping mall to be used by FDMS, FDMS has implemented either 25,000 merchant web sites using the Company's e-commerce services or 50,000 total merchant web sites using any Company products or services. The warrants, if issued, will expire in October 2003, and may be redeemed, at the option of the Company, at a redemption price equal to 0.266 shares of Common Stock per warrant share if the market price of the Common Stock is equal to or exceeds $25.50 for at least twenty out of thirty consecutive trading days. FDMS also received certain registration rights covering the Common Stock and the shares underlying the warrants. The Investment Agreement also provides that FDMS will be subject to certain standstill restrictions and generally will be restricted from owning more than 39.9% of the Company?s voting securities as calculated pursuant to the terms of the Investment Agreement.

TRANSFER AND WARRANT AGENT

        American Stock Transfer Trust Company, 40 Wall Street, New York, New York 10005, serves as Transfer Agent for the Company's Common Stock, and serves as Transfer and Warrant Agent for the Series A Convertible Preferred Stock and Warrants.

                              PLAN OF DISTRIBUTION

        The sale or distribution of the Underlying Common Stock and Warrants may be effected, subject to the lock-up agreement among certain Selling Securityholders and Commonwealth Associates (see "SHARES ELIGIBLE FOR FUTURE SALES"), directly to purchasers by the Selling Securityholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on any stock exchange, in the Nasdaq SmallCap Market, or in the over the counter market, (ii) in transactions otherwise than on any stock exchange or in the over-the-counter market, or (iii) through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales, of the Underlying Common Stock or Warrants. The Securities may also be sold pursuant to Rule 144. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Securityholder or by agreement between the Selling Securityholder and underwriters, brokers, dealers or agents, or purchasers. If the Selling Securityholders effect such transactions by selling Underlying Common Stock and/or Warrants to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of Underlying Common Stock and/or Warrants for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Securityholders and any brokers, dealers or agents that participate in the distribution of the Underlying Common Stock and/or Warrants may be deemed to be underwriters, and any profit on the sale of Underlying Common Stock and/or Warrants by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        Under the securities law of certain states, the Underlying Common Stock and/or Warrants may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Underlying Common Stock and/or Warrants may not be sold unless the Underlying Common Stock and Warrants have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        The Company will pay all the expenses incident to the registration, offering and sale of the Underlying Common Stock and Warrants to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company has agreed to indemnify the Selling Securityholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. The Company estimates that the expenses of this Offering to be borne by it will be approximately $68,000. The Company will not receive any proceeds from the sale of any of the Underlying Common Stock or Warrants by the Selling Securityholders.

                             SELLING SECURITYHOLDERS

        The following table sets forth certain information regarding beneficial ownership of Common Stock and Warrants of each Selling Securityholder and as adjusted to give effect to the sale of the Securities offered hereby. Information concerning the Selling Securityholders may change from time to time; any changes of which the Company is advised will be set forth in a Prospectus Supplement to the extent required. See "PLAN OF DISTRIBUTION."


                                                     BEFORE OFFERING                              AFTER OFFERING
                                            --------------------------------             ---------------------------------
                                                                    NUMBER                                        NUMBER
                                              NUMBER     NUMBER       OF                  NUMBER   NUMBER OF        OF
                                                OF     OF INITIAL PLACEMENT              OF SHARES  INITIAL     PLACEMENT
                                            SHARES OF     AND     AGENT AND   SECURITIES    OF        AND       AGENTS AND
                                              COMMON    INVESTOR  ADDITIONAL    BEING     COMMON    INVESTOR    ADDITIONAL
                                              STOCK     WARRANTS   WARRANTS    OFFERED     STOCK    WARRANTS     WARRANTS
NAME OF BENEFICIAL OWNER                    (1)(2)(3)    (3)(4)                  (5)
Michael F. A'Hern & Maxine C. A'Hern J/T       8,508      12,500        --        --        -0-       -0-         -0-

Dean Abraham                                   5,142      11,719        --        --        -0-       -0-         -0-

Richard Abrams                                21,269      31,250        --        --        -0-       -0-         -0-

Rodney Abrams                                 21,269      31,250        --        --        -0-       -0-         -0-

AC Isreal Enterprises Inc.                    55,560          --        --        --        -0-       -0-         -0-

Shannon P. Acks                               12,585      31,250        --        --        -0-       -0-         -0-

James Adametz                                 15,314      22,500        --        --        -0-       -0-         -0-

Daryl-Joy Adkins                               6,381       9,375        --        --        -0-       -0-         -0-

Mary Alloy                                    21,269      31,250        --        --        -0-       -0-         -0-

Anasazi Partners Limited Partnerships         17,363          --        --        --        -0-       -0-         -0-

Ferdinano Anderson                            10,634      15,625        --        --        -0-       -0-         -0-

Michael Appelbaum                              2,681          --     2,681        --        -0-       -0-         -0-

Michael R. L. Astor                           10,634      15,625        --        --        -0-       -0-         -0-

James G. Aukstolis                            17,484      31,250        --        --        -0-       -0-         -0-

Richard L. Bazelon & Eileen A. Bazelon        42,538      62,500        --        --        -0-       -0-         -0-
J/T

Bear Stearns Security C/F Irving Curtins       6,120      15,625        --        --        -0-       -0-         -0-
IRA

Bear Stearns Security C/F Richard              2,127       3,125        --        --        -0-       -0-         -0-
Campanella IRA

Bear Stearns Security Corp. C/F Gary          25,185      62,500        --        --        -0-       -0-         -0-
Gaines IRA

Bear Stearns Security Corp. C/F Paul F        21,269      31,250        --        --        -0-       -0-         -0-
Petrus IRA

Edwin J. Beattie                              21,269      31,250        --        --        -0-       -0-         -0-

John P. Becker                                 6,285      12,500        --        --        -0-       -0-         -0-

Becker & Becker                               21,269      31,250        --        --        -0-       -0-         -0-

                                               BEFORE OFFERING                                      AFTER OFFERING
                                      -----------------------------------                 ---------------------------------
                                                                   NUMBER    SECURITIES                             NUMBER
                                      NUMBER       NUMBER            OF         BEING     NUMBER       NUMBER OF      OF
NAME OF BENEFICIAL OWNER                OF       OF INITIAL       PLACEMENT    OFFERED   OF SHARES      INITIAL    PLACEMENT
                                     SHARES OF       AND          AGENT AND      (5)        OF            AND      AGENTS AND
                                      COMMON      INVESTOR        ADDITIONAL               COMMON       INVESTOR   ADDITIONAL
                                      STOCK       WARRANTS         WARRANTS                STOCK        WARRANTS    WARRANTS
                                    (1)(2)(3)      (3)(4)
Niles H. Bell                        3,234          7,813             --         --         -0-            -0-         -0-

William D. Bennett Jr                6,294         15,625             --         --         -0-            -0-         -0-

Marc G. Berman                       5,142         11,719             --         --         -0-            -0-         -0-

Sandra Bernstein & Howard           25,870         62,500             --         --         -0-            -0-         -0-
Bernstein J/T

Robert Bettinger                    21,269         31,250             --         --         -0-            -0-         -0-

Robert Beuret                       16,196             --         16,196         --         -0-            -0-         -0-

Lincoln Edward Black                 4,112          9,375             --         --         -0-            -0-         -0-

Gerald Blank                           977          7,813             --         --         -0-            -0-         -0-

Craig Blitz & Annette Blitz          6,328         15,625             --         --         -0-            -0-         -0-
J/T

Jeffrey Blomstedt & Susan J          6,855         15,625             --         --         -0-            -0-         -0-
Lascala J/T

Harold Blue(6)                      21,269         31,250             --         --         12,500         -0-         -0-

Hans C. Bodmer                      31,426         62,500             --         --         -0-            -0-         -0-

Mody K. Bootright                    4,254          6,250             --         --         -0-            -0-         -0-

Benjamin Bollag                     31,903         46,875             --         --         -0-            -0-         -0-

Michael Bollag                      26,044             --             --         --         -0-            -0-         -0-

Tom P. Briggs TR Tom P               8,508         12,500             --         --         -0-            -0-         -0-
Briggs Attn'y at Law
Pen/Pft Sh/Pl

Travis Brock                         2,250             --          2,250         --         -0-            -0-         -0-

Elizabeth D. Buchman C/F             4,254          6,250             --         --         -0-            -0-         -0-
Norman L. Buchman Ugma
MA

Leslie G. Callahan III              42,538         62,500             --         --         -0-            -0-         -0-

Feliz Campos                         6,305         10,938             --         --         -0-            -0-         -0-

J.A. Cardwell                        8,810         21,875             --         --         -0-            -0-         -0-

Anders Carlegren                     4,254          6,250             --         --         -0-            -0-         -0-

C. Wyllys Cass IV & Ellen            4,254          6,250             --         --         -0-            -0-         -0-
M. Cass J/T

William R. Cline                     4,032             --             --         --         -0-            -0-         -0-

David Cohen                         53,172         78,125             --         --         -0-            -0-         -0-

Harriet H. Cohen                     5,317          7,813             --         --         -0-            -0-         -0-


                                                     BEFORE OFFERING                              AFTER OFFERING
                                            --------------------------------             ---------------------------------
                                                                    NUMBER                                        NUMBER
                                              NUMBER     NUMBER       OF                  NUMBER   NUMBER OF        OF
                                                OF     OF INITIAL PLACEMENT              OF SHARES  INITIAL     PLACEMENT
                                            SHARES OF     AND     AGENT AND   SECURITIES    OF        AND       AGENTS AND
                                              COMMON    INVESTOR  ADDITIONAL    BEING     COMMON    INVESTOR    ADDITIONAL
                                              STOCK     WARRANTS   WARRANTS    OFFERED     STOCK    WARRANTS     WARRANTS
NAME OF BENEFICIAL OWNER                    (1)(2)(3)    (3)(4)                  (5)
Jonathon Cohen & Nancy Shapiro J/T             5,174       12,500         --      --        -0-       -0-          -0-

Julia R. Cole                                  42,538      62,500         --      --        -0-       -0-          -0-

Commonwealth Associates(7)                     761,749         --    761,749      --        -0-       -0-          -0-

Conzett Europa Invest                         150,183     312,500         --      --        -0-       -0-          -0-

Bruce Corbin                                    2,587       6,250         --      --        -0-       -0-          -0-

Jeffrey Corbin                                  2,127       3,125         --      --        -0-       -0-          -0-

Richard Corbin                                  6,381       9,375         --      --        -0-       -0-          -0-

Richard Corbin IRA Sec Corp. Cust. for          6,381       9,375         --      --        -0-       -0-          -0-

CP Baker Venture Fund 1 Limited                 8,681          --         --      --        -0-       -0-          -0-
Partnership

Daphna Cramer                                   2,419          --         --      --        -0-       -0-          -0-

Gerald Cramer 1997 Charitable Remainder         4,839          --         --      --        -0-       -0-          -0-
Unitrust

Gerald and Daphna Cramer 1997 Charitable        4,839          --         --      --        -0-       -0-          -0-
Remainder Unitrust

Leroy Cramer Family Limited Partner             2,419          --         --      --        -0-       -0-          -0-

Cramer Rosenthal McGlynn Inc.                 21,269       31,250         --      --        -0-       -0-          -0-

Cramer Rosenthal McGlynn, LLC Money             1,935         --          --      --        -0-       -0-          -0-
Purchase Plan

Cramer Taos Partners                          146,022     156,250         --      --     30,000       -0-          -0-

James P. Crandall & Claudia P. Crandall         5,396      12,500         --      --        -0-       -0-          -0-
J/T

Cresvale Far East Ltd.                         85,075     125,000         --      --        -0-       -0-          -0-

CRM 1997 Enterprise Fund LLC                  212,688     312,500         --      --        -0-       -0-          -0-

CRM 1998 Enterprises Fund LLC                 111,120          --         --      --        -0-       -0-          -0-

CRM Madison Partners LP                       170,523     156,250         --      --     20,800       -0-          -0-

CRM Partners LP                               437,187     312,500         --      --     58,000       -0-          -0-

CRM Retirement Partners LP                    335,458     187,500         --      --     45,000       -0-          -0-

                                                     BEFORE OFFERING                              AFTER OFFERING
                                            --------------------------------             ---------------------------------
                                                                    NUMBER                                        NUMBER
                                              NUMBER     NUMBER       OF                  NUMBER   NUMBER OF        OF
                                                OF     OF INITIAL PLACEMENT              OF SHARES  INITIAL     PLACEMENT
                                            SHARES OF     AND     AGENT AND   SECURITIES    OF        AND       AGENTS AND
                                              COMMON    INVESTOR  ADDITIONAL    BEING     COMMON    INVESTOR    ADDITIONAL
                                              STOCK     WARRANTS   WARRANTS    OFFERED     STOCK    WARRANTS     WARRANTS
NAME OF BENEFICIAL OWNER                    (1)(2)(3)    (3)(4)                  (5)

CRM U S Value Fund Ltd                        63,806     93,750          --       --       -0-         -0-       -0-

CRM EFO Partners LP                           86,863         --          --       --       6,024       -0-       -0-

Orman F. Cummings                             10,634     15,625          --       --       -0-         -0-       -0-

Thomas D'Avanzo & Marie D'Avanzo J/T           8,508     12,500          --       --       -0-         -0-       -0-

Richard Dahlen & Priscilla Dahlen J/T         11,966     37,500          --       --       -0-         -0-       -0-

Mark Danielli                                  4,859         --       4,859       --       -0-         -0-       -0-

James A. Davenport                            10,282     23,438          --       --       -0-         -0-       -0-

Richard G. David                              15,435     31,250          --       --       -0-         -0-       -0-

David Deatkine Jr                              6,120     15,625          --       --       -0-         -0-       -0-

Morris Deckelbaum                             30,037     62,500          --       --       -0-         -0-       -0-

David Dercher & Suelen Dercher J/T            21,269     31,250          --       --       -0-         -0-       -0-

David Dickerson and                           42,538     62,500          --       --       -0-         -0-       -0-
Mary Jane Dickerson TIC

David L. Dickey and                              781      6,250          --       --       -0-         -0-       -0-
Susan M. Dickey J/T

Donaldson Lufkin and Jenrette                  5,860     46,875          --       --        1          -0-       -0-
Securities Corporation

Jeanette Dorfman                               4,254      6,250           --       --      -0-         -0-       -0-

Robert Dozier & Debbie Dozier J/T             10,634     15,625           --       --      -0-         -0-       -0-

DW Trustees (BVI) Limited                     31,903     46,875           --       --      -0-         -0-       -0-

Cornelia Eldridge                             30,000         --       30,000       --      -0-         -0-       -0-

Stephen Elkin & Diane Elkin J/T                8,508     12,500           --       --      -0-         -0-       -0-

Lang Elliot                                   42,538     62,500           --       --      -0-         -0-       -0-

Seth Elliot                                    5,000         --        5,000       --      -0-         -0-       -0-

Joseph A. Ens Jr. & Shirley A. Ens J/T        10,634     15,625           --       --      -0-         -0-       -0-

Frederick Epstein                             42,538     62,500           --       --      -0-         -0-       -0-

Kenneth R. Falchuk                            42,538     62,500           --       --      -0-         -0-       -0-

Michael Falk                                 437,113     93,750      373,307       --      -0-         -0-       -0-

                                                     BEFORE OFFERING                              AFTER OFFERING
                                            -----------------------------------              ---------------------------------
                                                                         NUMBER                                         NUMBER
                                              NUMBER        NUMBER         OF                   NUMBER    NUMBER OF       OF
                                                OF        OF INITIAL   PLACEMENT               OF SHARES   INITIAL    PLACEMENT
                                            SHARES OF        AND       AGENT AND    SECURITIES    OF         AND      AGENTS AND
                                              COMMON       INVESTOR    ADDITIONAL     BEING     COMMON     INVESTOR   ADDITIONAL
                                              STOCK        WARRANTS     WARRANTS     OFFERED     STOCK     WARRANTS    WARRANTS
NAME OF BENEFICIAL OWNER                    (1)(2)(3)       (3)(4)                     (5)


Michael Falk Tr The Falk Family               12,379          31,250         --          --       -0-          -0-       -0-
Foundation

Michael J. Feldman                            21,894          36,250         --          --       -0-          -0-       -0-

Hilaire Fernandes                              3,497           6,250         --          --       -0-          -0-       -0-

Fred M. Filoon                                 1,935              --         --          --       -0-          -0-       -0-

S. Marcus Finkle                              15,522          37,500         --          --       -0-          -0-       -0-

Baruch Fischhoff & Andrea Fischoff J/T         8,508          12,500         --          --       -0-          -0-       -0-

Eileen Fitzsimons                                323              --         --          --       -0-          -0-       -0-

Michael Flynn                                  3,125          25,000         --          --       -0-          -0-       -0-

Flynn Corp                                   212,688         312,500         --          --       -0-          -0-       -0-

Charles Friedlander                           10,634          15,625         --          --       -0-          -0-       -0-

Peter Fulton                                   2,324              --      2,324          --       -0-          -0-       -0-

Gallagher Corp                               212,688         312,500         --          --       -0-          -0-       -0-

Richard Galterio                               2,844              --      2,844          --       -0-          -0-       -0-

Martin Gangel                                 21,269          31,250         --          --       -0-          -0-       -0-

Joe Maria Salema Carcao Quina da Marioha      85,075         125,000         --          --       -0-          -0-       -0-

David Gartenberg                              10,634          15,625          --         --       -0-          -0-       -0-

Evan Gartenberg                               10,634          15,625          --         --       -0-          -0-       -0-

Marshall S. Geller(6)                        476,063          66,667     250,000         --       12,500       -0-       -0-

Scott L. Geller                                  210              --          --         --       -0-          -0-       -0-

Anthony Giardina                               4,219              --       4,219         --       -0-          -0-       -0-

John J. Giuffrida & Jacqueline P              34,759          62,500          --         --       -0-          -0-       -0-
Giuffrida J/T

Edwin M. Glazier                               4,254           6,250          --         --       -0-          -0-       -0-

Mark Goldberg                                  8,508          12,500          --         --       -0-          -0-       -0-

Paul Goldenheim                               10,634          15,625          --         --       -0-          -0-       -0-

Fred Goldman                                   2,865           6,250          --         --       -0-          -0-       -0-

Jay Goldstein                                  6,667              --          --         --       -0-          -0-       -0-

Sydney J. Barbara B. Goldstein Tr             10,634          15,625          --         --       -0-          -0-       -0-
Goldstein Family Loving Tr

Zachary Gomes                                 42,538          62,500          --         --       -0-          -0-       -0-

                                                        BEFORE OFFERING                                    AFTER OFFERING
                                               ------------------------------------               ----------------------------------
                                                                          NUMBER     SECURITIES                            NUMBER
                                                NUMBER       NUMBER         OF          BEING      NUMBER     NUMBER OF      OF
NAME OF BENEFICIAL OWNER                          OF       OF INITIAL    PLACEMENT     OFFERED    OF SHARES    INITIAL    PLACEMENT
                                               SHARES OF       AND       AGENT AND       (5)         OF          AND      AGENTS AND
                                                COMMON      INVESTOR     ADDITIONAL                 COMMON     INVESTOR   ADDITIONAL
                                                 STOCK      WARRANTS      WARRANTS                  STOCK      WARRANTS    WARRANTS
                                               (1)(2)(3)      (3)(4)
Andrew Gonchar                                  10,634        15,625          --          --          -0-         -0-        -0-

Roger H Grace                                   10,634        15,625          --          --          -0-         -0-        -0-

H. Eugene Graves                                42,538        62,500          --          --          -0-         -0-        -0-

Andrienne Gray                                   3,334            --          --          --          -0-         -0-        -0-

Barry Gray                                      11,112            --          --          --          -0-         -0-        -0-

Jonathan D. Green                               21,269        31,250          --          --          -0-         -0-        -0-

Paul Gubitosa                                    6,381         9,375          --          --          -0-         -0-        -0-

Richard M. Gunsel                                4,254         6,250          --          --          -0-         -0-        -0-

Howard Habousch & Joan Haboush J/T              42,538        62,500          --          --          -0-         -0-        -0-

Robert Hammer                                   10,634        15,625          --          --          -0-         -0-        -0-

Alan H. Hammerman                                1,953        15,625          --          --          -0-         -0-        -0-

Eric Handler                                     2,500            --       2,500          --          -0-         -0-        -0-

Hare & Co.                                     134,904       312,500          --          --          -0-         -0-        -0-

Mel Harris Preferred Employes Group             30,957        58,750          --          --          -0-         -0-        -0-

M. Ponder Harrison                               6,301        15,625          --          --          -0-         -0-        -0-

William O.E. Henry                              12,601        31,250          --          --          -0-         -0-        -0-

Hercules Systems Inc.                           31,903        46,875          --          --          -0-         -0-        -0-

Timothy Herrmann                                 1,595            --       1,595          --          -0-         -0-        -0-

Henry Herzing Tr Henry G. Herzing Rev           35,870        62,500          --          --          -0-         -0-        -0-
Liv Tr

William L. Hickey Jr. & Pamela T. Hickey        31,903        46,875          --          --          -0-         -0-        -0-
J/T

S. Maurice Hicks Jr                              6,381         9,375          --          --          -0-         -0-        -0-

High Bridge Fund Limited                        85,075       125,000          --          --          -0-         -0-        -0-

Hilltop Offshore Limited                           559         4,469          --          --          -0-         -0-        -0-

Hilltop Partners LP                              2,539        20,312          --          --          -0-         -0-        -0-

Alan Hirsch                                     21,269        31,250          --          --          -0-         -0-        -0-

Fred Hirt                                       17,015        25,000          --          --          -0-         -0-        -0-

Edward S. Hochuli                                4,254         6,250          --          --          -0-         -0-        -0-

Susan Hoffman                                    1,250            --       1,250          --          -0-         -0-        -0-

Annette Holtvogt                                 8,508        12,500          --          --          -0-         -0-        -0-

                                                   BEFORE OFFERING                                   AFTER OFFERING
                                     -----------------------------------------              ------------------------------------
                                                                     NUMBER     SECURITIES                              NUMBER
                                      NUMBER            NUMBER         OF         BEING       NUMBER     NUMBER OF        OF
NAME OF BENEFICIAL OWNER                 OF           OF INITIAL    PLACEMENT    OFFERED    OF SHARES     INITIAL     PLACEMENT
                                     SHARES OF           AND        AGENT AND      (5)          OF          AND       AGENTS AND
                                       COMMON          INVESTOR     ADDITIONAL                COMMON      INVESTOR    ADDITIONAL
                                       STOCK           WARRANTS      WARRANTS                  STOCK      WARRANTS     WARRANTS
                                     (1)(2)(3)          (3)(4)
Wilfred Huse & Margaret R              10,634           15,625          --          --          -0-          -0-          -0-
Huse J/T

Ingleside Co.                         212,688          312,500          --          --          -0-          -0-          -0-

Andre Iseli                            21,269           31,250          --          --          -0-          -0-          -0-

James Israel                            1,111               --          --          --          -0-          -0-          -0-

Thomas Israel                          11,112               --          --          --          -0-          -0-          -0-

J.F. Shea Co. Inc.                    638,063          937,500          --          --          -0-          -0-          -0-

Ann Street Jackson                     42,538           62,500          --          --          -0-          -0-          -0-

Norman Jacobs                          10,634           15,625          --          --          -0-          -0-          -0-

Robert J. Jahn                         10,634           15,625          --          --          -0-          -0-          -0-

Gad Janay & Marlene Janay              15,018           31,250          --          --          -0-          -0-          -0-
J/T

Michael Janis & Rosamond               13,907           31,250          --          --          -0-          -0-          -0-
Janis J/T

Robert G. Jeffers & Theresa             3,322            7,656          --          --          -0-          -0-          -0-
W. Jeffers J/T

Ramesh Jhunjhnuwala                     8,508           12,500          --          --          -0-          -0-          -0-

Chatri Jhunjhnuwala &                  17,015           25,000          --          --          -0-          -0-          -0-
Lourdes Jhunjhnuwala J/T

Chatri Jhunjhnuwala C/F                 8,933           13,125          --          --          -0-          -0-          -0-
Giselle Jhunjhnuwala UTMA CA

Chatri Jhunjhnuwala C/F                 8,082           11,875          --          --          -0-          -0-          -0-
Nadia Jhunjhnuwala UTMA CA

M L P F & S CU FPO                      8,144               --          --          --          -0-          -0-          -0-
Chatri RA FBO Chatri
Jhunjhnuwala

Jo-Bar Enterprises L I C               21,269           31,250          --          --          -0-          -0-          -0-

L. Wayne Johnson                       10,634           15,625          --          --          -0-          -0-          -0-

John Joos-vandewalle                   10,634           15,625          --          --          -0-          -0-          -0-

Peggy Jordan                           62,851          125,000          --          --          -0-          -0-          -0-

Edward C. Jordan & Carol                8,508           12,500          --          --          -0-          -0-          -0-
S. Jordan J/T

K & K Development Corp                 10,634           15,625          --          --          -0-          -0-          -0-

Kabuki Partners Adp Gp                 32,120           62,500          --          --          -0-          -0-          -0-

                                                BEFORE OFFERING                                         AFTER OFFERING
                                    --------------------------------------------              -------------------------------------
                                                                       NUMBER     SECURITIES                              NUMBER
                                     NUMBER          NUMBER              OF         BEING       NUMBER     NUMBER OF        OF
NAME OF BENEFICIAL OWNER                OF         OF INITIAL         PLACEMENT    OFFERED    OF SHARES     INITIAL      PLACEMENT
                                    SHARES OF          AND            AGENT AND      (5)          OF          AND        AGENTS AND
                                      COMMON        INVESTOR          ADDITIONAL                COMMON      INVESTOR     ADDITIONAL
                                      STOCK         WARRANTS           WARRANTS                  STOCK      WARRANTS      WARRANTS
                                    (1)(2)(3)        (3)(4)
Robert Kantor                         21,269           31,250             --          --          -0-          -0-          -0-


Fred Kassner                          92,563          156,250             --          --          -0-          -0-          -0-

Patrick N. Keating                     5,078           15,625             --          --          -0-          -0-          -0-

David R. Kenneth & Joyce               5,142           11,719             --          --          -0-          -0-          -0-
A. Kennett J/T

Lena Khatcherian                         532               --             --          --          -0-          -0-          -0-

Mansour Khayyam &                     42,538           62,500             --          --          -0-          -0-          -0-
Victoria Khayyam J/T

Neekianund Khulpateea                 10,634           15,625             --          --          -0-          -0-          -0-

Robert B. Kimball Iiic/o              10,634           15,625             --          --          -0-          -0-          -0-
Corbin Corp

Bernard Kirsner Tr Bernard             6,301           15,625             --          --          -0-          -0-          -0-
Kirsner Rev Tr

Christopher Krecke                       250               --            250          --          -0-          -0-          -0-

Richard Kurtz                         42,538           62,500             --          --          -0-          -0-          -0-

Stephen Labararer                      3,437               --          3,437          --          -0-          -0-          -0-

Vincent Labararer                     11,250               --         11,250          --          -0-          -0-          -0-

L.A.D. Equity Partners, L.P.          10,485               --             --          --          -0-          -0-          -0-

Peter Latour                           3,143            6,250             --          --          -0-          -0-          -0-

Daniel R. Lee                         85,075           25,000             --          --          -0-          -0-          -0-

Charles Leithauser                    21,269           31,250             --          --          -0-          -0-          -0-

Craig Leppla                           1,406               --          1,406          --          -0-          -0-          -0-

Lisa Letteri                           8,109               --          8,109          --          -0-          -0-          -0-

C. William Liebel & Roberta            4,254            6,250             --          --          -0-          -0-          -0-
D. Liebel J/T

Chris Loeb                             4,254            6,250             --          --          -0-          -0-          -0-

Charles J. Loegering                  42,538           62,500             --          --          -0-          -0-          -0-

Juan Lopera                            1,788               --          1,788          --          -0-          -0-          -0-

John Luck                              8,529           15,625             --          --          -0-          -0-          -0-

Michael R. Lyall                       5,625               --          5,625          --          -0-          -0-          -0-

Jeffrey P. Macnell & Shelly           21,269           31,250             --          --          -0-          -0-          -0-
& Macnell J/T

Stephen Mallis                         5,317            7,813             --          --          -0-          -0-          -0-

                                                   BEFORE OFFERING                                     AFTER OFFERING
                                      ------------------------------------------             -------------------------------------
                                                                       NUMBER                                            NUMBER
                                       NUMBER           NUMBER           OF                   NUMBER       NUMBER OF       OF
NAME OF BENEFICIAL OWNER                  OF          OF INITIAL      PLACEMENT              OF SHARES      INITIAL     PLACEMENT
                                      SHARES OF          AND          AGENT AND   SECURITIES    OF            AND       AGENTS AND
                                        COMMON         INVESTOR       ADDITIONAL    BEING     COMMON       INVESTOR     ADDITIONAL
                                        STOCK          WARRANTS        WARRANTS    OFFERED     STOCK       WARRANTS      WARRANTS
                                      (1)(2)(3)         (3)(4)                       (5)
Gregory Manocherian Tr                  12,848          25,000            --         --         -0-           -0-           -0-
The Family Grandchildren Trust

Greg Manochorian                         4,254           6,250            --         --         -0-           -0-           -0-

Jed Marcus                               4,158           9,375            --         --         -0-           -0-           -0-

Michael Marianaccio                     10,634          15,625            --         --         -0-           -0-           -0-

Michael J. Marrone                         645              --            --         --         -0-           -0-           -0-

Mario Marsillo                           2,133              --         2,133         --         -0-           -0-           -0-

Richard R. Martella &                    7,301          15,625            --         --         -0-           -0-           -0-
Jennifer Martella J/T/

John R. Martin & Victoria               10,634          15,625            --         --         -0-           -0-           -0-
 A. Martin J/T

Anthony P. Mazzarella(8)               555,398          33,340       125,000         --       375,000         -0-           -0-

Robert A. Mccleeary                      5,142          11,719            --         --         -0-           -0-           -0-

McGlynn Family Partnership               2,419              --            --         --         -0-           -0-           -0-
LP

Patricia C. McKeon                         645              --            --         --         -0-           -0-           -0-

Alan Meinershagen                       21,269          31,250            --         --         -0-           -0-           -0-

Herbeart Meislich                       21,269          31,250            --         --         -0-           -0-           -0-

Venugopal K. Menan                      10,634          15,625            --         --         -0-           -0-           -0-

Merrill Lynch Pierce                     7,691          61,531            --         --         -0-           -0-           -0-
Fenner & Smith

Jerry Messana                              406              --           406         --         -0-           -0-           -0-

Patrick H. Miller Jr. & Lee             85,075         125,000            --         --         -0-           -0-           -0-
M. Miller Incorporated J/T

John E. Moravec                          4,254           6,250            --         --         -0-           -0-           -0-

Andrew Morfesis & Gail                  21,269          31,250            --         --         -0-           -0-           -0-
Morfesis J/T

David Morley                             3,125          25,000            --         --         -0-           -0-           -0-

Ronald Moschetta                        16,876              --        16,876         --         -0-           -0-           -0-

Mulkey II Limited                       42,538          62,500            --         --         -0-           -0-           -0-
Partnership

Robert Nass                              1,406              --         1,406         --         -0-           -0-           -0-

David R. Nelson & Donna I               12,761          18,750            --         --         -0-           -0-           -0-
Nelson J/T

                                                   BEFORE OFFERING                                       AFTER OFFERING
                                     -------------------------------------------                -----------------------------------
                                                                                                             NUMBER
                                      NUMBER           NUMBER          NUMBER      SECURITIES    NUMBER     NUMBER OF        OF
NAME OF BENEFICIAL OWNER                 OF          OF INITIAL          OF          BEING      OF SHARES    INITIAL     PLACEMENT
                                     SHARES OF          AND           PLACEMENT     OFFERED        OF          AND       AGENTS AND
                                       COMMON         INVESTOR        AGENT AND       (5)        COMMON      INVESTOR    ADDITIONAL
                                       STOCK          WARRANTS        ADDITIONAL                  STOCK      WARRANTS     WARRANTS
                                     (1)(2)(3)         (3)(4)          WARRANTS
Chuck Norris                           33,269          20,000             --          --           -0-          -0-         -0-

Allen Notowitz                         10,157          31,250             --          --           -0-          -0-         -0-

Samuel Nussbaum                        42,538          62,500             --          --           -0-          -0-         -0-

David & Robert O'Sullivan              10,634          15,625             --          --           -0-          -0-         -0-
Tr The Robert A. O'sullivan
Fam/Tr

Robert O'Sullivan                      49,937            --             49,937        --           -0-          -0-         -0-

David Olson                            42,538          62,500             --          --           -0-          -0-         -0-

Orbis Pension Trustee Limited         425,375         625,000             --          --           -0-          -0-         -0-

Fredrick J. Oswald                     10,634          15,625             --          --           -0-          -0-         -0-

Allen Ozdemir                          42,538          62,500             --          --           -0-          -0-         -0-

Larry H. Pallini                       17,015          25,000             --          --           -0-          -0-         -0-

Richard Palmer & Lynne                 10,634          15,625             --          --           -0-          -0-         -0-
Marie Palmer J/T

Peter Palmerie                          2,031            --             2,031         --           -0-          -0-         -0-

Pamela Equities Corp                   12,848          25,000             --          --           -0-          -0-         -0-

G.A. Partoyan                          17,102          31,250             --          --           -0-          -0-         -0-

Jayakumar Patil & Pumina               85,075         125,000             --          --           -0-          -0-         -0-
Patil J/T

Carmen Pecord                           7,977          11,719             --          --           -0-          -0-         -0-

John Piccolo                           21,269          31,250             --          --           -0-          -0-         -0-

Anna M. Pocisk                         10.634          15,625             --          --           -0-          -0-         -0-

P. Tony Polyviou                       10,634          15,625             --          --           -0-          -0-         -0-

Barry Porter                            8,317           5,000             --          --           -0-          -0-         -0-

Robert Priddy                          10,634          15,625             --          --           -0-          -0-         -0-

Robert L. Priddy                      319,031         468,750             --          --           -0-          -0-         -0-

Kenneth Puttick                        33,269          20,000             --          --           -0-          -0-         -0-

Eric Rand                              18,282            --             18,282        --           -0-          -0-         -0-

Lori A. Rausch                         21,269          31,250             --          --           -0-          -0-         -0-

Kurt Reichelt & Laura                  10,634          15,625             --          --           -0-          -0-         -0-
Reichelt J/T

Donald R. Richardson                    6,381           9,375             --          --           -0-          -0-         -0-

                                               BEFORE OFFERING                                          AFTER OFFERING
                                   -------------------------------------------               -------------------------------------
                                                                                                                          NUMBER
                                    NUMBER         NUMBER            NUMBER      SECURITIES   NUMBER       NUMBER OF        OF
NAME OF BENEFICIAL OWNER              OF         OF INITIAL            OF          BEING     OF SHARES      INITIAL     PLACEMENT
                                   SHARES OF         AND            PLACEMENT     OFFERED       OF            AND       AGENTS AND
                                    COMMON        INVESTOR          AGENT AND       (5)       COMMON        INVESTOR    ADDITIONAL
                                     STOCK        WARRANTS          ADDITIONAL                 STOCK        WARRANTS     WARRANTS
                                    (1)(2)(3)        (3)(4)          WARRANTS
James H. Rion & Jean R               6,381           9,375              --         --           -0-            -0-         -0-
Rion J/T

Lawrence Rooler                     10,634          15,625              --         --           -0-            -0-         -0-

Richard Rogel(6)                   118,844         156,250              --         --         12,500           -0-         -0-

Keith Rosenbloom                   101,671           9,375           100,499       --           -0-            -0-         -0-

Lawrence Rosenfield &               10,634          15,625              --         --           -0-            -0-         -0-
Janet Rosenfield J/T

Edward J. Rosenthal Keogh            3,226              --              --         --           -0-            -0-         -0-

Brian Ross                           4,990           3,000              --         --           -0-            -0-         -0-

Richard Ross                         4,990           3,000              --         --           -0-            -0-         -0-

Adam Ross & Lisa Falk-               8,508          12,500              --         --           -0-            -0-         -0-
Ross J/T

Rovest Partners                      3,226              --              --         --           -0-            -0-         -0-

Roybec & Co.                        31,903          46,875              --         --           -0-            -0-         -0-

Roycan & Co.                        21,269          31,250              --         --           -0-            -0-         -0-

Eric Rubenstein                     24,792          15,625            14,158       --           -0-            -0-         -0-

Douglas H. Runckel &                42,538          62,500              --         --           -0-            -0-         -0-
Evelyn Runckel J/T

Bernard Sadow                       21,269          31,250              --         --           -0-            -0-         -0-

Keyvan Saghafi                       4,254           6,250              --         --           -0-            -0-         -0-

Scott Salkind                       21,269          31,250              --         --           -0-            -0-         -0-

Darren Salzberg                        425              --             425         --           -0-            -0-         -0-

Stephanie Sanderson                  1,563          12,500              --         --           -0-            -0-         -0-

Avtar Singh Sandhu                   6,618          12,500              --         --           -0-            -0-         -0-

Christopher Binyon Sardfim          21,269          31,250              --         --           -0-            -0-         -0-

Michael Scalfani                       406              --             406         --           -0-            -0-         -0-

Monroe H. Schenker &                14,888          21,875              --         --           -0-            -0-         -0-
Barbara P. Schenker J/T

Leonard Schiller(6)                 35,019          41,250              --         --         12,500           -0-         -0-

Phillip Schiller                    33,153          56,875              --         --           -0-            -0-         -0-

Suzanne Schiller                    10,634          15,625              --         --           -0-            -0-         -0-

Lance Schiller &                     1,953          15,625              --         --           -0-            -0-         -0-
Sheila Schiller J/T

Edward T. Schneider                 42,538          62,500              --         --          -0-            -0-         -0-

                                                 BEFORE OFFERING                                   AFTER OFFERING
                                   -------------------------------------------   -----------------------------------------------

                                    NUMBER         NUMBER            NUMBER      SECURITIES   NUMBER       NUMBER OF    NUMBER
NAME OF BENEFICIAL OWNER              OF         OF INITIAL            OF          BEING     OF SHARES      INITIAL       OF
                                   SHARES OF         AND            PLACEMENT     OFFERED       OF            AND     PLACEMENT
                                    COMMON        INVESTOR          AGENT AND       (5)       COMMON        INVESTOR  AGENTS AND
                                     STOCK        WARRANTS          ADDITIONAL                 STOCK        WARRANTS  ADDITIONAL
                                    (1)(2)(3)        (3)(4)          WARRANTS                                          WARRANTS
Thomas E. Schneider                 10,634          15,625             --          --          -0-          -0-          -0-

Thomas Schneider Trustee            42,538          62,500             --          --          -0-          -0-          -0-

John J. Schob & Jean S              10,634          15,625             --          --          -0-          -0-          -0-
Schob J/T

William Schoen & Barbara            10,634          15,625             --          --          -0-          -0-          -0-
Schoen J/T

Rodney Schorlemmer Sep              21,269          31,250             --          --          -0-          -0-          -0-
IRA

James E. Schriber & Jayne            3,428           7,813             --          --          -0-          -0-          -0-
Schriber J/T

Charles F.A. Schroeder IRA          17,015          25,000             --          --          -0-          -0-          -0-
Bear Stearns Sec Corp Cust

Gary D. Schultz & Barbara           32,537          62,500             --          --          -0-          -0-          -0-
A. Schultz J/T

Douglas Schwarzwaelder              10,634          15,625             --          --          -0-          -0-          -0-

Sandesh Seth                         2,500            --              2,500        --          -0-          -0-          -0-

Angelo M. Sferazza                   7,679          11,281             --          --          -0-          -0-          -0-

Charles Sheaff IRA Bear             10,634          15,625             --          --          -0-          -0-          -0-
Stearns Sec Corp Cust

Fred B. Sheats c/o Agee             13,490          31,250             --          --          -0-          -0-          -0-
Fisher LLC

Jay Shrager & Carole                21,269          31,250             --          --          -0-          -0-          -0-
Shrager J/T

Sigler & Co.                        31,903          46,875             --          --          -0-          -0-          -0-

Michael Singer                      25,175          62,500             --          --          -0-          -0-          -0-

Jaswant Singh & Debra                4,254           6,250             --          --          -0-          -0-          -0-
Pannu J/T

Stephen Skoly, Jr                    5,317           7,813             --          --          -0-          -0-          -0-

Mitchell J. Sleeper                 21,269          31,250             --          --          -0-          -0-          -0-

George L. Smith                     42,538          62,500             --          --          -0-          -0-          -0-

Thomas C. Smith & Liz               10,851          31,250             --          --          -0-          -0-          -0-
Smith J/T

Lawrence H. Smith & Toni            14,324          31,250             --          --          -0-          -0-          -0-
Smith J/T

Michael Smooke                       8,317           5,000             --          --          -0-          -0-          -0-

Peter Sola                           6,294          15,625             --          --          -0-          -0-          -0-

                                                        BEFORE OFFERING                              AFTER OFFERING
                                           ---------------------------------------                ---------------------------------
                                              NUMBER         NUMBER       NUMBER      SECURITIES   NUMBER    NUMBER OF    NUMBER
NAME OF BENEFICIAL OWNER                        OF         OF INITIAL       OF          BEING     OF SHARES   INITIAL       OF
                                            SHARES OF         AND       PLACEMENT      OFFERED       OF         AND      PLACEMENT
                                              COMMON        INVESTOR     AGENT AND       (5)       COMMON     INVESTOR   AGENTS AND
                                              STOCK        WARRANTS     ADDITIONAL                  STOCK    WARRANTS    ADDITIONAL
                                              (1)(2)(3)      (3)(4)       WARRANTS                                        WARRANTS
Fred Sommer                                   1,828            --           1,828        --         -0-         -0-         -0-

Lee H. Spence                                 5,317           7,813           --         --         -0-         -0-         -0-

David Stein                                   2,397            --           2,397        --         -0-         -0-         -0-

David Stellway                               10,634          15,625           --         --         -0-         -0-         -0-

Theodore Stern & Elizabeth S Stern J/T       85,075         125,000           --         --         -0-         -0-         -0-

David Stollwerk & Ida Stollwerk J/T          10,634          15,625           --         --         -0-         -0-         -0-

Joel A. Stone                                42,538          62,500           --         --         -0-         -0-         -0-

Louis Sudler                                 21,269          31,250           --         --         -0-         -0-         -0-

William G. Sybesma                           21,269          31,250           --         --         -0-         -0-         -0-

Inder Tallur                                 21,875            --           21,875       --         -0-         -0-         -0-

Rick Glenn Tachibana                          8,745          15,625           --         --         -0-         -0-         -0-

Milton A. Teplin                              7,934          31,250           --         --         -0-         -0-         -0-

George L. Thompson                           10,634          15,625           --         --         -0-         -0-         -0-

Walter F. Toumbs                             25,870          62,500           --         --         -0-         -0-         -0-

George Tsamutalis                             2,192            --           2,192        --         -0-         -0-         -0-

Vladik Vainberg                               2,417            --           2,417        --         -0-         -0-         -0-

Syd Verbin Tr Syd Verbin Trust                4,254           6,250           --         --         -0-         -0-         -0-

Brad Van Siclen                               1,250            --           1,250        --         -0-         -0-         -0-

Angelo Vivolo                                21,269          31,250           --         --         -0-         -0-         -0-

Kevin J. Voigt & Cindy G. Voigt J/T          10,634          15,625           --         --         -0-         -0-         -0-

Byron Voight & Jacelyn K. Voight J/T         21,269          31,250           --         --         -0-         -0-         -0-

Michael Volpe                                 3,437            --           3,437        --         -0-         -0-         -0-

Warren Voss & Doris C. Voss J/T               6,381           9,375           --         --         -0-         -0-         -0-

James Walker                                  1,250            --           1,250        --         -0-         -0-         -0-

Erich Weidenbewer                             6,381           9,375           --         --         -0-         -0-         -0-

The Wertheimer Partnership                   13,490          31,250           --         --         -0-         -0-         -0-

Joyce N. Westmoreland                        21,269          31,250           --         --         -0-         -0-         -0-

Edward L. Wilson Jr                          13,490          31,250           --         --         -0-         -0-         -0-

                                              BEFORE OFFERING                                         AFTER OFFERING
                                  --------------------------------------                    ---------------------------------
                                   NUMBER         NUMBER         NUMBER        SECURITIES     NUMBER    NUMBER OF     NUMBER
NAME OF BENEFICIAL OWNER             OF         OF INITIAL         OF            BEING      OF SHARES    INITIAL        OF
                                 SHARES OF         AND          PLACEMENT       OFFERED         OF         AND       PLACEMENT
                                   COMMON        INVESTOR       AGENT AND         (5)         COMMON     INVESTOR    AGENTS AND
                                   STOCK         WARRANTS       ADDITIONAL                    STOCK      WARRANTS    ADDITIONAL
                                   (1)(2)(3)      (3)(4)         WARRANTS                                             WARRANTS
Charles L. Wisseman III            10,634          15,625              --          --          -0-          -0-          -0-

Charles L. Wisseman III             3,151          25,209              --          --          -0-          -0-          -0-
FBO Zev Wolfson IRA
Rollover

W.O.W. Associates Limited           5,806              --              --          --          -0-          -0-          -0-
Partnership

David Wynn                            406              --             406          --          -0-          -0-          -0-

Joseph P. Wynne                    11,250              --          11,250          --          -0-          -0-          -0-

WPLS Investments LLC               42,538          62,500              --          --          -0-          -0-          -0-

John H. Zale                       10,634          15,625              --          --          -0-          -0-          -0-

Kenneth J. Zises                   42,538          62,500              --          --          -0-          -0-          -0-



(1) Except as otherwise indicated, such beneficial ownership assumes the exercise of all Warrants and the conversion of the Convertible Preferred Stock.

(2) All fractional shares upon conversion of the Convertible Preferred Stock and exercise of the Initial Warrants and the Investor Warrants have been rounded up to the next whole share.


(3) Concurrent with the sale of the Securities offered hereby, certain Selling Securityholders have retained Commonwealth Associates pursuant to a Placement Agency Agreement to act as the exclusive agent, on a best efforts basis, to offer and sell their Common Stock issuable upon conversion of the Convertible Preferred Stock and/or exercise of the Initial Warrants, primarily to selected institutional investors. The Selling Securityholders have agreed to pay Commonwealth Associates a fee in connection with this arrangement.

(4) As a result of the 1 for 8 reverse stock split of the Company's Common Stock, effective February 12, 1998, the Initial Warrants and Investor Warrants were adjusted such that each Initial Warrant and each Investor Warrant is exercisable for .125 share of Common Stock at the exercise price of $3.20 per share (i.e., 8 Initial Warrants or 8 Investor Warrants are exercisable for one share of Common Stock at the exercise price of $3.20 per share).

(5) All Securities listed in this table will be offered unless otherwise indicated.

(6) Messrs. Blue, Geller, Rogel and Schiller are directors of the Company.

(7) Commonwealth Associates acted as placement agent in connection with the issuance of the Convertible Preferred Stock and the Initial Warrants.

(8) Mr. Mazzarella is the Executive Vice President, Secretary/Treasurer, Chief Financial Officer and a director of the Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

        Generally, under Rule 144, each person holding restricted securities of a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares equal to no more than the greater of 1% of the Company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. This limitation on the amount of shares which may be sold under the Rule 144 does not apply to restricted securities sold for the account of a person who is not or has not been an affiliate of the Company during the three months prior to the sale and who has beneficially owned the restricted securities for at least two years. Any sales of restricted securities must be in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The public sale of restricted securities pursuant to Rule 144, an effective registration statement, or otherwise, may have an adverse affect on the market price of the Common Stock.

        Of the approximately 19,847,237 shares of Common Stock estimated to be outstanding (on a fully diluted basis including shares issuable upon the exercise of outstanding Warrants and upon conversion of the Convertible Preferred Stock), approximately 10,731,698 shares (including for this purpose an estimated 3,469,500 shares of Common Stock issuable upon the exercise of the Warrants and 6,945,006 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock) will have been registered under the Securities Act and/or otherwise freely tradeable, subject to the lock-up agreement among the investors in the December 1997 private placement and Commonwealth Associates, the placement agent (the "Shareholders Lock-Up Agreement). Approximately 2,068,000 shares of Common Stock will be tradeable subject to the one-year holding period restrictions under, and compliance with the other requirements of Rule 144 discussed above. The Shareholders Lock-Up Agreement provides that, notwithstanding any registration statement covering the resale of the Convertible Preferred Stock, Initial Warrants and the Common Stock underlying the Convertible Preferred Stock and the Initial Warrants, the investors are prohibited from selling their Initial Warrants or their Common Stock underlying the Convertible Preferred Stock and the Initial Warrants until December 19, 1998. However, Commonwealth Associates may consent to the release of the foregoing transfer restrictions at any time after July 19, 1998 for all, but not less than all, of the investors. In addition Messrs. Comer, Pickering, Richard Rosenblatt and Martin Rosenblatt, holding in the aggregate 4,481,667 shares of Common Stock, have entered into lock-up agreements with Commonwealth Associates, which provide that, absent the consent of Commonwealth Associates, they will be prohibited from selling their Common Stock until December 19, 1998.


        Concurrent with the sale of the Securities offered hereby, certain Selling Securityholders have retained Commonwealth Associates pursuant to a Placement Agency Agreement to act as the exclusive agent, on a best efforts basis, to offer and sell their Common Stock issuable upon conversion of the Convertible Preferred Stock and/or exercise of the Initial Warrants, primarily to selected institutional investors (the "Placed Offering"). Such Selling Securityholders have agreed that, without the prior written consent of the Company, they will not sell any Convertible Preferred Stock or the underlying Common Stock at any time prior to the earlier of: (i) March 31, 1999 or (ii) December 23, 1998, if sales pursuant to the Placed Offering have not been consummated on or prior to such date (the "Lock-Up"). The Lock-Up will terminate earlier in the event and at such time as the closing trade price of the Company's Common Stock has exceeded on three consecutive trading days 125% of the price per share at which the Company's Common Stock is first sold to the public in the Placed Offering.


                                  LEGAL MATTERS

        The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Loeb & Loeb LLP, Los Angeles, California.

                                     EXPERTS

        The financial statements of the Company at December 31, 1997 and for the years ended December 31, 1997 and 1996, included in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon authority of said firm as experts in giving said reports.

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On December 10, 1996, the Company engaged Arthur Andersen, LLP as its independent public accountants. The Company had no disagreements with its prior independent auditor, Crouch, Bierwolf & Chisholm. See the Company's Report on Form 8-K filed with the SEC on June 20, 1997.

                             ADDITIONAL INFORMATION

            The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement ("Registration Statement"), together with exhibits thereto, under the Securities Act with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information set forth in the Registration Statement in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to such Registration Statement and such exhibits filed as a part thereof. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, the Commission's Regional Offices located at the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the Commission's principal office upon payment of the fees prescribed by the Commission.

                                   IMALL, INC.

                          iMall, Inc. and Subsidiaries

                   Index to Consolidated Financial Statements

                                                                                                        Page
                                                                                                       Number

AUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF
DECEMBER 31, 1997 AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

Report of Independent Public Accountants -
  Arthur Andersen LLP.................................................................................. F-2


Consolidated Balance Sheet -
  December 31, 1997.................................................................................... F-3

Consolidated Statements of Operations -
  Years Ended December 31, 1997 and 1996............................................................... F-5

Consolidated Statements of Stockholders' Equity -
  Years Ended December 31, 1997 and 1996............................................................... F-6

Consolidated Statements of Cash Flows -
  Years Ended December 31, 1997 and 1996............................................................... F-7

Notes to Consolidated Financial Statements.............................................................F-10


UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF
SEPTEMBER 30, 1998 AND 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

Condensed Consolidated Balance Sheets -
  September 30, 1998 and December 31, 1997.............................................................F-22

Condensed Consolidated Statements of Operations -
  Nine Months Ended September 30, 1998 and 1997........................................................F-23

Condensed Consolidated Statements of Cash Flows -
  Nine Months Ended September 30, 1998 and 1997........................................................F-24

Notes to Condensed Consolidated Financial Statements...................................................F-25

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the stockholders of iMALL, Inc.:

We have audited the accompanying consolidated balance sheet of iMALL, Inc., a Nevada corporation, and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iMALL, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.
                                             ARTHUR ANDERSEN LLP

Los Angeles, California
March 25, 1998 (except
with respect to the
matter discussed in
Note 11, as to which the
date is August 28, 1998).

                          iMALL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 1997


                                     ASSETS


                                                                       1997
                                                                   -------------
CURRENT ASSETS:

  Cash and cash equivalents                                        $  4,775,127

  Short-term investments                                             10,000,600

  Accounts receivable, net of allowance
    for doubtful accounts of $ 60,000                                    57,419

  Prepaid expenses                                                       18,113

  Income tax receivable                                                 166,231

  Other current assets                                                  119,207
                                                                   -------------

          Total current assets                                       15,136,697
                                                                   -------------

PROPERTY AND EQUIPMENT:

  Computer equipment and software                                       422,107

  Office equipment                                                      106,735

  Furniture and fixtures                                                 58,095

  Leased office equipment                                                15,853

  Leasehold improvements                                                 28,289
                                                                   -------------

                                                                        631,079

  Less accumulated depreciation
    and amortization                                                   (293,469)
                                                                   -------------

          Net property and equipment                                    337,610
                                                                   -------------

OTHER ASSETS:

  Intangibles, net of accumulated amortization
    of $252,948                                                         258,482

  Deposits                                                               21,411

  Net long-term assets of discontinued operations                       262,612
                                                                   ------------

                                                                        542,505
                                                                   -------------

                                                                   $ 16,016,812
                                                                   ============

The accompanying notes are an integral part of this consolidated balance sheet.

                          iMALL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                       1997
                                                                   ------------
CURRENT LIABILITIES:

  Accounts payable                                                 $    172,373

  Accrued expenses                                                      101,539

  Deferred revenues                                                      73,322

  Current portion of capitalized lease obligations                        5,901

  Net short-term liabilities of discontinued operations               1,309,462
                                                                   ------------

          Total current liabilities                                   1,662,597
                                                                   ------------


COMMITMENTS AND CONTINGENCIES



STOCKHOLDERS' EQUITY:

  Preferred stock, liquidation value of $20,000,000;
     10,000,000 shares authorized, 5,000,000
    shares issued and outstanding                                    19,355,788

  Common stock, par value $.008; 37,500,000
    shares authorized, 7,651,810 shares issued
    and outstanding                                                      62,114

  Retained deficit                                                   (4,658,687)

  Less common stock held in treasury, at cost                          (405,000)
                                                                   ------------

          Total stockholders' equity                                 14,354,215
                                                                   ------------

                                                                   $ 16,016,812
                                                                   ============

The accompanying notes are an integral part of this consolidated balance sheet.

                          iMALL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                         1997           1996
                                                     -----------     -----------
NET REVENUES                                         $   973,635     $   676,812

COST OF REVENUES                                         187,638         297,769
                                                     -----------     -----------

          Gross profit                                   785,997         379,043
                                                     -----------     -----------

SELLING EXPENSES                                          20,000              --

PRODUCT DEVELOPMENT                                      669,126         405,535

GENERAL AND ADMINISTRATIVE EXPENSES                    2,676,504       2,298,033
                                                     -----------     -----------

          Loss from operations                        (2,579,633)     (2,324,525)
                                                     -----------     -----------

OTHER (EXPENSE) INCOME:

  Other income                                                --          19,891

  Interest expense, net                                  (23,072)         (5,739)
                                                     -----------     -----------

          Net other (expense) income                     (23,072)         14,152
                                                     -----------     -----------

         Loss before provision for income taxes       (2,602,705)     (2,310,373)

BENEFIT (PROVISION) FOR INCOME TAXES                      16,546         (37,928)
                                                     -----------     -----------

LOSS FROM CONTINUING OPERATIONS                       (2,586,159)     (2,348,301)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS            (2,116,815)      2,413,119
                                                     -----------     -----------

NET (LOSS) INCOME                                    $(4,702,974)    $    64,818
                                                     ===========     ===========

NET (LOSS) INCOME PER COMMON SHARE

 - BASIC AND DILUTED:

       Loss from continuing operations               $      (.36)    $      (.32)

       (Loss) income from discontinued operations    $      (.28)    $       .33
                                                     -----------     -----------

       NET (LOSS) INCOME                             $      (.64)    $       .01
                                                     ===========     ===========

WEIGHTED-AVERAGE COMMON SHARES

  OUTSTANDING                                          7,526,967       7,252,584
                                                     ===========     ===========

The accompanying notes are an integral part of these consolidated statements.

                          iMALL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                      ADDITIONAL                     RETAINED
                                      COMMON STOCK        PREFERRED      STOCK          PAID-IN       TREASURY       EARNINGS
                                  SHARES       AMOUNT      SHARES        AMOUNT         CAPITAL        SHARES        (DEFICIT)
                                ----------     -------    ---------    -----------    -----------     ---------     -----------
Balance,
  December 31, 1995                  1,743     $    14           --            $--    $   264,798           $--     $   (20,531)
Adjustments due to
  fractional shares
  in stock split                       175          --           --             --             --            --              --
Reverse acquisition
  for accounting
  purposes of Madison,
 York & Associates, Inc          4,804,960      38,440           --             --        (40,786)           --              --
Shares issued for
  acquisition of Cabot,
  Richards & Reed, Inc.          1,400,000      11,200           --             --       (131,216)           --              --
Shares issued for
  acquisition of
  R&R Advertising, Inc.            600,000       4,800           --             --        283,000            --              --
Shares issued for services         351,125       2,809           --             --         59,550            --              --
Shares issued for
  acquisition of
  Physicomp, Inc.
  (EmaNate, Inc.)                  200,000       1,600           --             --        158,400            --              --
Shares issued for
  acquisition of Interactive
  Marketing Group, Inc.             52,563         421           --             --         41,629            --              --
Distribution of
  S-Corporation earnings to
  stockholders                          --          --           --             --        (25,000)           --              --
Net income                              --          --           --             --             --            --          64,818
                                ----------     -------    ---------    -----------    -----------     ---------     -----------
Balance,
  December 31, 1996              7,410,566      59,284           --             --        610,375            --          44,287
Common shares issued
  in private placements            316,923       2,535           --             --      1,027,465            --              --
Common shares issued
  for services                      36,821         295           --             --        165,400            --              --
Preferred shares issued
  in private placement,
  net of issuance costs                 --          --    4,893,750     18,930,788     (1,803,240)           --              --
Preferred shares issued
  in private placement
  to retire debt                        --          --      106,250        425,000             --            --              --
Treasury
  shares repurchased              (112,500)         --           --             --             --      (405,000)             --
Net loss                                --          --           --             --             --            --      (4,702,974)
                                ----------     -------    ---------    -----------    -----------     ---------     -----------
Balance,
  December 31, 1997              7,651,810     $62,114    5,000,000    $19,355,788            $--     $(405,000)    $(4,658,687)
                                ==========     =======    =========    ===========    ===========     =========     ===========

The accompanying notes are an integral part of these consolidated statements.

                          iMALL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                         1997            1996
                                                     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                           $(2,586,159)    $(2,348,301)

  Adjustments to reconcile net loss to
    net cash used in operating
    activities:

    Depreciation and amortization                        319,614         413,818

    Provision for doubtful accounts                       33,600          26,400

    Provision for notes receivable                        50,000              --

 Change in assets and liabilities

    Accounts receivable                                  (24,767)        (92,652)

    Income tax receivable                                110,709        (276,940)

    Prepaid expenses                                     (19,379)         (8,836)

    Deferred income tax asset                            163,715        (163,715)

    Deposits                                               1,415         (22,826)

    Accounts payable                                     151,579          20,794

    Accrued expenses                                      26,273         256,253

    Deferred revenues                                     50,822          22,500
                                                     -----------     -----------

          Net cash used in operating activities      $(1,722,578)    $(2,173,505)
                                                     -----------     -----------

The accompanying notes are an integral part of these consolidated statements.

                          iMALL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                             1997             1996
                                                         ------------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of short-term investments                      (10,000,600)             --

  Purchase of property and equipment                          (34,202)       (794,289)

  Increase in intangibles                                     (44,932)             --

  Principal payments to related parties                            --        (242,000)

  Principal payments received on
    notes receivable from related parties                      82,895
                                                         ------------     -----------

          Net cash used in investing

            Activities                                     (9,996,839)     (1,036,289)
                                                         ------------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Distribution of S Corporation retained earnings                --         (25,000)

  Proceeds from issuance of shares of
    common stock                                            1,030,000              --

  Proceeds from issuance of shares of
    preferred stock                                        17,552,549              --

  Purchase of treasury stock                                 (405,000)             --

  Borrowings from related parties                                  --         122,705

  Principal payments on notes payable
    to related parties                                       (145,082)             --

  Principal payments on capitalized lease obligations            (769)             --

  Principal payments on notes payable                         (12,500)             --
                                                         ------------     -----------

          Net cash provided by

            financing activities                           18,019,198          97,705
                                                         ------------     -----------

  Cash provided by (used in) continuing operations          6,299,781      (3,112,089)

  Cash (used in) provided by discontinued operations       (1,581,709)      3,169,144
                                                         ------------     -----------

NET INCREASE IN CASH

  AND CASH EQUIVALENTS                                      4,718,072          57,055



CASH AND CASH EQUIVALENTS,

  BEGINNING OF YEAR                                            57,055              --
                                                         ------------     -----------

CASH AND CASH EQUIVALENTS,

  END OF YEAR                                            $  4,775,127     $    57,055
                                                         ============     ===========

The accompanying notes are an integral part of these consolidated statements.

                          iMALL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


SUPPLEMENTAL CASH FLOW INFORMATION:

  Cash paid for interest              $ 23,072    $  5,739

  Cash paid for income taxes          $ 37,479    $437,516



SUPPLEMENTAL DISCLOSURE OF NONCASH

  FINANCING TRANSACTIONS:

    Conversion of bridge loans to
     preferred stock                  $425,000    $     --


During 1996, the Company exchanged capital stock for all issued and outstanding capital stock of Cabot, Richards & Reed, Inc. ("Cabot"), R&R Advertising, Inc. ("R&R"), Physicomp, Inc. ("Physicomp"), and Interactive Marketing Group, Inc. ("IMG") (see Note 7). In conjunction with these acquisitions, the assets and liabilities acquired and assumed were as follows:



                          PHYSICOMP        R&R          CABOT          IMG
                          ---------     ---------     ---------     ---------
Fair value of non-cash
  assets acquired         $ 159,323     $ 304,198     $ 280,196     $  58,766

Cash acquired                31,963       115,863       (40,170)        2,694

Liabilities assumed        (255,793)     (132,261)     (360,042)           --

Goodwill                    224,507            --            --       (19,410)
                          ---------     ---------     ---------     ---------

Equity recorded           $ 160,000     $ 287,800     $(120,016)    $  42,050
                          =========     =========     =========     =========

The accompanying notes are an integral part of these consolidated statements.

                          iMALL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

(1) ORGANIZATION AND NATURE OF OPERATIONS

The consolidated financial statements presented are those of iMALL, Inc. (a Nevada corporation) and its wholly owned subsidiaries (collectively, the "Company"). On January 16, 1996, iMALL, Inc., which had been the surviving company in a change of domicile merger with Natures Gift, Inc. (an inactive corporation) on January 8, 1996, engaged in a share exchange with Madison, York & Associates, Inc. ("Madison"). The share exchange with Madison, a Utah corporation, was accounted for as a reverse acquisition.

The Company's mission is to maintain and expand its position as a pioneer and leader in electronic commerce services by providing merchants the ability, through its proprietary software, to transact commerce online. The Company's headquarters are located in Santa Monica, California with additional offices in Provo, Utah. The training is conducted at sites across the United States (See
Note 11).


(2) SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of iMALL, Inc., iMALL Services, Inc., iMALL Consulting, Inc., R&R, Cabot, EmaNate and IMG. All material intercompany transactions and accounts have been eliminated in consolidation. In August 1998, the Company discontinued some of its operations. (See Note 11)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of less than three months to be cash equivalents. The carrying value of cash equivalents approximates fair value. The Company invests in highly qualified financial institutions. At times, such investments may be in excess of insured limits. At December 31, 1997, approximately $491,000 of cash was held as reserves for credit card transactions. The holders released approximately $425,000 subsequent to year-end and the remaining balance is expected to be received in the first half of 1998.

Short-term Investments

Short-term investments have an original maturity of three months or more and a remaining maturity of less than one year. These investments are stated at cost as it is the intent of the Company to hold these securities until maturity. The funds invested are diversified in high grade commercial paper.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of fixed assets are as follows:


CAPTION                                                USEFUL LIFE

Computer equipment and software                        3 years

Office equipment                                       3 years

Leased office equipment                                5 years

Furniture and fixtures                                 7 years

Leasehold improvements                                 lesser of 10 years or
                                                         the life of the lease

Major renewals and betterments are capitalized. Maintenance, repairs and minor renewals are expensed as incurred.

Intangibles

Organization costs have been capitalized and are being amortized over a five-year period.

The Company capitalizes internally developed software in accordance with SFAS No. 86 and is amortizing the amounts over a two-year period. In March 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires adoption of its provisions for fiscal years beginning after December 15, 1998. The provisions require the capitalization of certain costs related to the development of software for internal use. The Company does not believe the effect of adoption will be material.

Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, is stated at cost and is amortized on a straight-line basis over five years. Amortization of $51,987 and $27,214 was charged to expense for the years ended December 31, 1997 and 1996, respectively.

Impairment of Long-Lived Assets

Under the provisions of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company has evaluated its long-lived assets for financial impairment, and will continue to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

The Company evaluates the recoverability of long-lived assets not held for sale by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time, such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are sufficient to recover the carrying value of such assets.

Income Taxes

The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior year balances have been reclassified to conform with the current year's presentation.

Recognition of Revenues

The Company generates revenue from its training and internet commerce businesses. The major sources of revenue and the timing of revenue recognition are set forth below:

     Internet training workshop revenues - The Company presents training workshops to businesses and individuals introducing them to the Internet and the iMALL, a shopping mall on the Internet. The attendees pay a fee for the workshop in advance. Recognition of revenue occurs at the completion of the workshop. Any cash received in advance of the completion of the workshop is accounted for as deferred revenue (See note 11).

     Home study revenues - The Company offers home study courses on the same material discussed in its Internet workshops. The customer pays the home study fee before receiving the materials. Recognition of the revenue occurs when an order is shipped (See note 11).

     Maintenance fee revenues - The Company maintains web sites on an annual basis for customers for a fee. The fee may be prepaid in full or paid monthly by the customer. Recognition of revenue occurs as payments are received if the fee is collected monthly. Revenue is recognized on a straight-line basis over 12 months if the annual fee is prepaid. Cash received but not yet recognized under maintenance agreements totaled $73,322 as of December 31, 1997 and is included in deferred revenues in the accompanying consolidated balance sheet.

     Web site design revenues - The Company designs and upgrades web sites for customers. The customer is provided with bids on the design and approves the design prior to the Company beginning the work. Recognition of the revenue occurs when the design work is completed.

     Commissions from sales on the iMALL - The Company participates in the commerce generated by the businesses on the iMALL. A percentage of certain revenue generated is recognized as commissions when the sale is made to the buyer.

     Advertising revenues - Advertising revenues on banner contracts are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of minimum number of "impressions," or times that an advertisement appears in pages viewed by users of the Company's online properties. The Company defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved. For 1997, this revenue was not significant.

(3)   CAPITALIZED LEASE OBLIGATIONS

Certain equipment is leased under capitalized lease obligations. The following is a summary of assets held under capital lease agreements as of December 31, 1997:


             Equipment                                  $ 111,490

               Less accumulated amortization              (61,734)
                                                        ---------

                                                        $  49,756
                                                        =========

The following is a schedule of future minimum lease payments under capitalized lease obligations together with the present value of the minimum lease payments at December 31, 1997:


          Years Ending December 31,

              1998                                           $ 23,115

              1999                                             11,224
                                                             --------

          Total minimum lease payments                         34,339

            Less amount representing interest                  (2,716)
                                                             --------

          Present value of minimum lease payments              31,623

            Less current portion                              (20,835)
                                                             --------

                                                             $ 10,788
                                                             ========

A portion of the capital leases above are included in discontinued operations (See Note 11).

(4)  NOTES PAYABLE TO RELATED PARTIES (See Note 11)

Notes payable to related parties at December 31, 1997 represented $662,420 of various demand notes to shareholders, bearing interest from 10 to 12 percent. All of these notes were repaid in January and February 1998.


(5) COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases certain facilities used in its operations. The approximate aggregate commitments under noncancellable operating leases in effect at December 31, 1997 were as follows:


       Year ending December 31,

      1998                                             $    181,000

      1999                                                   79,000

      2000                                                   79,000
                                                       ------------

                                                       $    339,000
                                                       ============

The Company incurred rent expense of approximately $393,000 and $301,000 in connection with operating leases during 1997 and 1996, respectively. A portion of the operating leases above are included in discontinued operations (See Note
11).

Employment Agreements

The Company has various employment agreements with officers, some of which include bonuses, stock options, and participation in the net profit of the Company.

Legal Matters

The Company is a defendant in various lawsuits which are incidental to the Company's business. Management, after consultation with legal counsel, is of the opinion that liabilities, if any, resulting from these matters will not have a material effect on the Company's results of operations or financial position except for a lawsuit with a probable loss of $25,000. The probable loss has been included in accrued expenses in the accompanying consolidated balance sheet.

(6)   INCOME TAXES

The benefit for income taxes consists of the following:


                                                PERIOD ENDED DECEMBER 31,
                                            -------------------------------
                                               1997                  1996
                                            ---------             ---------
   Current (Benefit) Provision:

     Federal                                $(151,419)            $ 160,575

     State                                    (28,842)               41,068
                                            ---------             ---------

                                             (180,261)              201,643
                                            ---------             ---------

   Deferred Provision (Benefit):

     Federal                                  132,610              (132,610)

     State                                     31,105               (31,105)
                                            ---------             ---------

                                              163,715              (163,715)
                                            ---------             ---------

   (Benefit) provision for

     income taxes                           $ (16,546)            $  37,928
                                            =========             =========

The differences between the effective income tax rate and the Federal statutory income tax rate consist of the following:


                                                     PERIOD ENDED DECEMBER 31,
                                                 ------------------------------
                                                    1997                1996
                                                 -----------        -----------
Provision at the federal statutory
  rate of 34 percent                             $(1,604,637)       $    34,933

State income taxes, net of federal benefit          (283,171)             5,425

Nondeductible items for tax purposes                      --             13,218

Change in valuation allowance                      1,871,262             (6,980)

Other                                                     --             (8,668)
                                                 -----------        -----------

      Total (benefit) provision
        for income taxes                         $   (16,546)       $    37,928
                                                 ===========        ===========

At December 31, 1997, the Company has net operating loss carryforwards of approximately $4,000,000 available to reduce future taxable income. All deferred tax assets, primarily related to net operating loss carryforwards and deferred revenue, have all been reserved for through use of a valuation reserve.

(7) CAPITAL STOCK

Stock Transactions

On January 8, 1996, the Company effected a reverse split of 1 for 19 shares. On May 22, 1996, the Company effected a stock split of 4 for 1. On February 12, 1998 the Company effected a reverse split of 1 for 8 shares. All share and per share amounts have been retroactively restated to reflect the stock splits. In 1996, the Company increased its authorized common stock to 37,500,000 shares with a par value of $.008.

In January 1996, the Company issued 600,000 common shares to R&R Advertising (R&R) for all of its outstanding stock. R&R's net book value of $287,800 was recorded as the value of the acquisition. On January 16, 1996, 1,400,000 common shares were issued for all of Cabot, Richards & Reed, Inc.'s (Cabot) outstanding stock. On January 16, 1996, 4,804,960 shares were issued to Madison (See Note 1) for all of its outstanding stock. The net book value of Madison of $244,281 was recorded as the value of this acquisition (reverse merger). The Company issued 350,000 shares to an investment banking firm for services valued at $28,000 which were rendered in connection with the transaction. R&R and Cabot were in the training, advertising and Internet businesses.

In April 1996, the Company acquired EmaNate, a company specializing in information systems, Internet consulting and front-page creations for web sites on the Internet, in a business combination accounted for as a purchase. The results of operations of EmaNate are included in the accompanying financial statements since the date of acquisition. The Company issued 200,000 shares of common stock for all of the outstanding stock of EmaNate. The acquisition resulted in goodwill of $224,507. The Company is amortizing the resulting goodwill over a five-year period.

In March 1996, the Company acquired Interactive Marketing Group, Inc. ("IMG"), a company specializing in yellow-page advertising on the Internet, in a business combination accounted for as a purchase. The results of operations of IMG are included in the accompanying financial statements since the date of acquisition. The Company issued 204,350 shares of common stock (of which 151,788 shares are being held in escrow contingent on specified events occurring in the future) for all of the outstanding stock of IMG. In December 1996, the Company canceled the 151,788 shares held in escrow as the specified events did not occur.

In August 1997, the Company issued 36,821 unregistered shares of common stock to individuals who provided speaking services to the Company in 1997. The Company recorded compensation expense of $165,695 related to this stock issuance (See
Note 11).

In October 1997, the Company completed the issuance of common stock to qualified investors in a private placement. At December 31, 1997, 316,923 shares were issued at a price per share of $3.25. The Company received net proceeds of $1,030,000. In December 1997, the Company also issued these investors 205,990 warrants with the same terms as the warrants in the private placement of Preferred Stock discussed below. The common shares and warrants issued are not registered.

In October 1997, the Company purchased 112,500 shares of common stock from certain shareholders at a price of $3.60 per share.

In November 1997, the Company received $500,000 in financing from four individuals in the form of notes bearing 10 percent interest. The notes were convertible into 9 percent Convertible Preferred A Shares (Preferred Stock) in increments of $25,000. In December 1997, $425,000 of principal was converted into 106,250 shares of preferred stock and warrants under the terms of the private placement discussed below. The remaining balance of the notes and interest was paid in cash in December 1997.

In December 1997, the Company completed the issuance of Preferred Stock and warrants to purchase common stock to qualified investors in a private placement. At December 31, 1997, 5,000,000 shares of preferred stock were issued at a price per share of $4 and a total of 12,755,990 warrants were issued. The Company received net proceeds (after deducting issuance costs) of $17,552,548. Each share of preferred stock has a liquidation value of $4 and earns 9 percent cumulative dividends, payable semi-annually in cash or preferred shares at the discretion of management. Each preferred share can be converted at any time into
1.25 shares of common stock. This conversion ratio is subject to adjustment under certain circumstances, and if the Company is unable to secure waivers from each of the preferred stockholders, each preferred share will convert into 1.389 shares of common stock. Each warrant may be exercised for .125 common shares, subject to certain anti-dilution provisions, at a price of $3.20 per share, beginning December 19, 1998 and extending for a period of four years. All investors in the private placement agreed to a one-year lock-up of the preferred shares, the warrants, and the common shares issuable upon the conversion of preferred shares or exercise of the warrants. Preferred and common shares vote as one class, and each preferred share is entitled to 1.25 votes while each common share is entitled to one vote. The common shares, preferred shares, and warrants issued in this offering were not registered. The Company is required to use best efforts to register the warrants and all common shares issuable upon the conversion of the preferred shares or exercise of warrants within seven months of the initial closing date of December 5, 1997.

As additional compensation for completion of the private placement, the Company issued 1,500,000 warrants to the placement agent and 375,000 warrants to their financial advisors. Each warrant may be exercised for one common share, subject to certain anti-dilution provisions, at a price of $3.20 per share from December 15, 1997 to December 5, 2002.

In December 1997, the Company agreed to issue 61,555 shares of common stock to individuals who provided speaking services to the Company in 1997. The Company recorded compensation expense of $195,746 and an accrued expense related to these agreements.

(8) STOCK OPTIONS

The Company has granted incentive stock options and nonqualified stock options to officers, directors and key employees under a stock compensation plan at prices not less than fair market value on the date of grant. The incentive and nonqualified stock options become exercisable between one and four years from the grant date. The incentive stock options have a maximum term of ten years from the date of grant, or five years if the employee is a ten-percent stockholder. The nonqualified stock options have a maximum term of ten years and one day from the date of grant. There are no shares available for future grants of stock options.

A summary of the status of the Company's stock option plan and changes in outstanding options is presented below:

                                                          WEIGHTED-
                                             SHARES        AVERAGE
                                              UNDER       EXERCISE
                                             OPTION        PRICE
                                             -------      ---------
                 Options outstanding at
                   December 31, 1996              --      $     --

                 Options granted             954,970          4.81

                 Options exercised                --            --

                 Options canceled                 --            --
                                             -------

                 Options outstanding at
                   December 31, 1997         954,970      $   4.81
                                             =======

                 Options exercisable at
                   December 31, 1997         153,014      $   4.22
                                             =======

The following table summarizes information about stock options outstanding at December 31, 1997:

                                                         WEIGHTED-
                              NUMBER        AVERAGE       NUMBER
                EXERCISE    OUTSTANDING    REMAINING    EXERCISABLE
                  PRICE     AT 12/31/97      LIFE       AT 12/31/97
                --------    -----------    ---------    -----------
                $   4.00      375,000            10       125,000

                $   5.20      482,765             5        28,014

                $   6.00       97,205             5            --
                              -------                     -------
                              954,970                     153,014
                              =======                     =======


In accordance with the terms of APB No. 25, the Company records no compensation expense for its stock option awards. As required by SFAS No. 123, the Company provides the following disclosure of hypothetical values for these awards. The weighted-average grant-date fair value of options granted during 1997 was estimated to be $3.44. The value was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1997: risk-free interest rate of 5.79 percent; expected life of 3.5 years; expected volatility of 134 percent; and no expected dividends. Had compensation expense been recorded based on these hypothetical values, the Company's net loss for December 31, 1997 would have been $5,208,696 or $.69 per share. Because options vest over several years and additional option grants are expected, the effects of these hypothetical calculations are not likely to be representative of similar future calculations.


(9) RELATED-PARTY TRANSACTIONS

The Company pays certain related parties for advertising, rent and computer graphic design. Sierra Advertising received $1,794,237 in 1997 and $2,116,607 in 1996 for advertising expenses, all of which is distributed directly for advertising costs, and is owned by officers of the Company. The purpose for the existence of Sierra

Advertising is to pass through certain costs of advertising at reduced rates. The Company believes that funds paid to Sierra Advertising are used by Sierra Advertising for the purchase of air time for advertising (See Note 11).

The share exchanges described in footnote 7, involved certain executive officers of the Company.

The Company's offices located in Provo, Utah are leased from RDR Properties for $12,108 per month, which lease expires in March 1999. Two officers/directors each own 33.33 percent of RDR Properties (See Note 11).

The Company retained Geller & Friend Capital Partners, Inc. ("Geller & Friend"), a merchant banking firm, in August 1997 to assist in arranging equity financing. Geller & Friend earned a fee of $150,000 and was granted 375,000 warrants in connection with its role in the private placement completed in December 1997. Of the $150,000 fee, Geller & Friend was paid $50,000 in 1997, and will be paid the remaining $100,000 in equal quarterly installments during 1998. Marshall Geller, chairman and chief executive officer of Geller & Friend, became a director of the Company in January 1998. Also in January 1998, the Company employed Anthony Mazzarella, formerly managing director of Geller & Friend, as its Executive Vice President and Chief Financial Officer. Mr. Mazzarella is also a director of the Company.

(10)   EARNINGS PER SHARE

Earnings per share amounts have been reflected in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share." Earnings per share are computed as follows:


                                                       1997             1996
                                                   -----------      -----------
  Net loss from continuing operations              $(2,586,159)     $(2,348,301)

  Add preferred stock dividends                        (96,067)              --
                                                   -----------      -----------
  Loss from continuing operations
  available for common stock                       $(2,682,226)     $(2,348,301)
                                                   ===========      ===========

  Weighted-average common stock outstanding          7,526,967        7,252,584
                                                   ===========      ===========

  Basic and diluted loss per common share          $     (0.36)     $     (0.32)
                                                   ===========      ===========

The earnings per share computation for 1997 excludes 954,970 shares for stock options/compensation plans, 6.25 million shares for convertible securities, and warrants convertible into 3.5 million shares of common stock because their effect would have been antidilutive. There were no common stock equivalents in existence during 1996.

(11) SUBSEQUENT EVENT DATED AUGUST 28, 1998

Effective August 28, 1998, the Company discontinued the operations of its seminar and training division. The Company also discontinued operations of R&R Advertising and Cabot, Richards and Reed, Inc. The discontinued operations historically have accounted for approximately 95% of the revenues of the Company, and operated at a loss in 1997. In accordance with generally accepted accounting principles, the operations of this division have been included in the accompanying income statements as loss from discontinued operations. The following is a summary of the revenue and expenses related to the discontinued operations for the year ended December 31, 1997 and 1996:

                                                 December 31, 1997       December 31, 1996
                                                 -----------------       -----------------
Net revenues                                       $ 15,803,026            $ 15,370,121

Cost of revenues                                      4,838,627               5,166,674

Selling expenses                                      8,770,739               3,129,012

General and administrative expenses                   4,396,535               4,777,120

Other Income                                            139,729                 113,417

Interest (Expense) Income, net                          (53,669)                  2,387
                                                   ------------            ------------
(Loss) Income from discontinued operations         $ (2,116,815)           $  2,413,119
                                                   ============            ============



In accordance with generally accepted accounting principles, all assets and liabilities of this division have been reflected in the accompanying balance sheet as net long term assets and net short term liabilities of discontinued operations. The components of the net assets of the discontinued operations to be sold included in the accompanying consolidated balance sheet are as follows:



Current assets:

          Cash and cash equivalents                                   $  761,851

          Accounts receivable - trade, net                                80,271

          Inventory                                                      134,843

          Prepaid expenses                                                51,107



Less current liabilities:

          Accounts payable                                               888,426
          Accrued expenses                                               452,298
          Deferred revenues                                              319,456
          Notes payable to related parties                               662,420
          Current portion of capitalized lease obligations                14,934
                                                                      ----------

               Net short-term liabilities                             $1,309,462
                                                                      ==========


Long-term assets:

          Net property and equipment                                   $ 272,867
          Net Intangibles                                                    533


Less long-term liabilities:


Capitalized Lease Obligations, net

     of current portion                                                   10,788
                                                                      ----------


               Net long-term assets                                    $ 262,612
                                                                      ==========

The Company is currently engaged in discussions for the sale of the assets associated with the division. The Company expects to sell the division's assets for approximately their net book value and does not expect to recognize a material loss as a result of the transaction.

The interest paid by the discontinued operations was $53,669 and $7,158 for the years ended December 31, 1997 and 1996, respectively.

As of December 31, 1997 the discontinued operations had leased office equipment totaling $95,637 and obligations under capital leases of $25,722.

In 1997, the Company issued 36,821 unregistered shares to individuals who provided speaking services to the Company in connection with its discontinued operations. The compensation expense of $165,695 is included in the loss from discontinued operations in the accompanying income statement.

As of December 31, 1997 the Company had notes payable of $662,420 which were borrowed by the Company to fund its discontinued operations. As a result, entire amount is classified as short-term liabilities of discontinued operations in the accompanying balance sheet.

The discontinued operations incurred rent expense of approximately $145,000 and $118,000 in connection with its operating lease during the years ended December 31, 1997 and 1996, respectively. The total payment under operating leases subsequent to December 31, 1997 for the discontinued operations is approximately $182,000.

The discontinued operations did not create any material amount of severance liability and their are no longer any employees sharing in the net profits of the Company.

All services received by the Company from Sierra Advertising and RDR properties related to the discontinued operations and are not expected to recur in the future. The officers/directors with an interest in Sierra Advertising and RDR Properties are no longer employed by the Company and do not serve as officers or directors of the Company.

(12) Events subsequent to date of Auditors Report (Unaudited)

On October 30, 1998, the Company entered into agreements with First Data Merchant Services Corporation, a Florida corporation ("FDMS"), relating to the issuance of common stock of the Company, par value $.008 per share (the "Common Stock"), and warrants to purchase shares of Common Stock of the Company to FDMS and the joint marketing of certain Internet commerce services by the Company and FDMS.

Under the terms of an Investment Agreement, FDMS purchased 1.54 million shares of Common Stock at a cash price of $7.00 per share and, subject to approval by shareholders of the Company in satisfaction of the rules of The Nasdaq Stock Market, will purchase an additional 460,000 shares of Common Stock at a cash price of $7.00 per share. Immediately after its initial purchase of 1.54 million shares of Common Stock, FDMS held 16.6% of the Common Stock of the Company then outstanding, and 7.4% of such Common Stock on a fully diluted basis after giving effect to the exercise or conversion of all then outstanding warrants, options and convertible securities. After giving effect to the anticipated purchase by FDMS of the additional 460,000 shares of Common Stock, FDMS would have held at such time 21.5% of the Common Stock of the Company then outstanding, and 9.6% of such Common Stock on a fully diluted basis after giving effect to the exercise or conversion of all then outstanding warrants, options and convertible securities. Although definitive agreements with FDMS were entered into on October 30, 1998, the purchase price of $7.00 per share was agreed upon by representatives of FDMS and the Company during the third week of October, at which time the market price of the Company's Common Stock had been below such price for more than one week.

The Investment Agreement further provides that FDMS may earn warrants to purchase up to 5 million shares of Common Stock at an exercise price of $17.00 per share. The warrants are earned if at any time through the second anniversary of the successful testing of the systems and technologies provided by the Company to logistically support the Company's Internet shopping mall to be used by FDMS, FDMS has implemented either 25,000 merchant web sites using the Company's e-commerce services or 50,000 total merchant web sites using any Company products or services. The warrants, if issued, will expire in October 2003, and may be redeemed, at the option of the Company, at a redemption price equal to 0.266 shares of Common Stock per warrant share if the market price of the Common Stock is equal to or exceeds $25.50 for at least twenty out of thirty consecutive trading days. FDMS also received certain registration rights covering the Common Stock and the shares underlying the warrants. The Investment Agreement also provides that FDMS will be subject to certain standstill restrictions and generally will be restricted from owning more than 39.9% of the Company's voting securities as calculated pursuant to the terms of the Investment Agreement.

From January 1, 1998 through November 23, 1998, the Company granted a total of 1,004,100 new stock options, 65,477 options were exercised and 87,770 options were cancelled during this period bringing the total outstanding options at November 23, 1998 to 1,805,823.

The Federal Trade Commission ("FTC") has conducted a nonpublic investigation of the Company's Internet related business opportunity programs. The Company has entered into settlement discussions with the FTC. In connection therewith, the Company has reserved $750,000, representing the Company's present estimate of the amount required to settle the investigation. There can be no assurance, however, that the Company will be able to reach a settlement with the FTC for such amount, if at all. If the Company is unable to reach a settlement, the FTC could bring a formal action seeking substantial monetary damages or injunctive relief, or both, which if ultimately resolved unfavorably to the Company, could have a material adverse effect on the Company's financial condition and earnings.

                          IMALL, INC. AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheets

                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                   1998              1997
                                                               ------------      ------------
                                                                (UNAUDITED)
                                     ASSETS
Current Assets:

     Cash and cash equivalents                                 $  4,834,825      $  4,775,127
     Short term investments                                              --        10,000,600
     Accounts receivable, net                                       125,940            57,419
     Prepaid expenses                                               846,332            18,113
     Income tax receivable                                          166,231           166,231
     Other current assets                                            34,573           119,207
                                                               ------------      ------------

Total Current Assets                                              6,007,901        15,136,697
                                                               ------------      ------------

Property and Equipment, Net                                       1,776,471           337,610
                                                               ------------      ------------


Other Assets:

     Intangible assets, net                                         184,210           258,482
     Deposits and other assets                                       57,721            21,411
     Net long term assets of discontinued operations                254,786           262,612
                                                               ------------      ------------
           Total Other Assets                                       496,717           542,505
                                                               ------------      ------------

Total Assets                                                   $  8,281,089      $ 16,016,812
                                                               ============      ============

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

     Accounts payable                                          $    502,160      $    172,373
     Accrued expenses and other current liabilities               1,414,562           101,539
     Deferred revenues                                              345,137            73,322
     Current portion of capitalized lease obligations                    --             5,901
     Net short term liabilities of discontinued operations               --         1,309,462
                                                               ------------      ------------

          Total Current Liabilities                               2,261,859         1,662,597
                                                               ------------      ------------



Commitments and Contingencies

Stockholders' Equity

         Preferred stock, liquidation value of
             $20,000,000; 10,000,000 shares
             authorized, 5,000,000 shares issued
             and outstanding at September 30, 1998 and
             December 31, 1997                                   19,611,778        19,355,788
         Common stock, par value $.008; 37,500,000
             shares authorized,  7,743,082 and 7,651,810
             shares issued and outstanding at
             September 30, 1998 and December 31,
             1997 respectively                                       62,897            62,114
         Accumulated deficit                                    (13,250,445)       (4,658,687)
         Common stock held in treasury, at cost                    (405,000)         (405,000)
                                                               ------------      ------------

         Total Stockholders' Equity                               6,019,230        14,354,215
                                                               ------------      ------------

         Total Liabilities and Stockholders' Equity            $  8,281,089      $ 16,016,812
                                                               ============      ============

See notes to condensed consolidated financial statements.

                          IMALL, INC. AND SUBSIDIARIES

                 Condensed Consolidated Statements of Operations

                                                      FOR THE NINE MONTHS ENDED
                                               ---------------------------------------
                                               SEPTEMBER 30, 1998   SEPTEMBER 30, 1997
                                               ---------------------------------------
                                                   (UNAUDITED)         (UNAUDITED)
REVENUES                                           $   842,386         $   754,226
COST OF REVENUES                                       168,841             135,545
                                                   -----------         -----------
     Gross Margins                                     673,545             618,681

SELLING EXPENSES                                     1,445,450                  --
PRODUCT DEVELOPMENT                                  1,581,097             507,397
GENERAL AND ADMINISTRATIVE EXPENSES                  3,870,962           2,029,588
                                                   -----------         -----------
    Loss from operations                            (6,223,964)         (1,918,303)
                                                   -----------         -----------

OTHER INCOME (EXPENSES):

     Other Income, net                                  75,957                  --
     Interest Income (Expense), net                    428,623              (4,566)
                                                   -----------         -----------
          Total Other Income (Expense), net            504,580              (4,566)
                                                   -----------         -----------

Loss before provision for
   Income taxes                                     (5,719,384)         (1,922,869)

PROVISION FOR INCOME TAXES                                  --            (115,006)
                                                   -----------         -----------
LOSS FROM CONTINUING OPERATIONS                     (5,719,384)         (2,037,875)
LOSS FROM DISCONTINUED OPERATIONS                   (1,883,406)           (668,172)
                                                   -----------         -----------
NET LOSS                                           $(7,602,790)        $(2,706,047)
                                                   ===========         ===========

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:
   Loss from continuing operations                 $     (0.92)        $     (0.27)
   Loss from discontinued operations               $     (0.24)        $     (0.09)
                                                   -----------         -----------
   NET LOSS                                        $     (1.16)        $     (0.36)
                                                   ===========         ===========
WEIGHTED-AVERAGE SHARES OUTSTANDING                  7,703,591           7,447,285
                                                   ===========         ===========

See notes to condensed consolidated financial statements.

                          IMALL, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows

                                                                                           FOR THE NINE MONTHS ENDED
                                                                                     --------------------------------------
                                                                                     SEPTEMBER 30, 1998  SEPTEMBER 30, 1997
                                                                                     ------------------  ------------------
                                                                                         (UNAUDITED)         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss from continuing operations                                                  $ (5,719,384)        $(2,037,875)

   Adjustments to reconcile net
    loss to net cash used in operating activities
      Depreciation and amortization                                                          438,492             120,719
      Provision for losses on accounts receivable                                             30,000              12,923
      Provision for losses on notes receivable                                               109,105                  --
      Provision for income taxes                                                                  --             115,006
    Changes in assets and liabilities, net of effects from purchase of subsidiaries:
        (Increase) decrease in:
           Accounts receivable                                                               (98,521)            (43,623)
           Prepaid expenses                                                                 (828,219)              6,045
           Income tax receivable                                                                  --             276,940
           Other current assets                                                              (11,224)            160,536
           Deposits                                                                          (36,310)             (4,323)
        Increase (decrease) in:
           Accounts payable                                                                  329,787              93,639
           Accrued liabilities                                                             1,458,769             313,757
           Deferred revenues                                                                 271,815             (22,500)
                                                                                        ------------         -----------

     Net Cash Used in Operating Activities                                                (4,055,690)         (1,008,756)
                                                                                        ------------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

        Purchase of property and equipment                                                (1,816,328)            (26,541)
        Proceeds from sales and maturity of investments in marketable securities          10,000,600                  --
                                                                                        ------------         -----------

     Net Cash Provided by (Used In) Investing Activities                                   8,184,272             (26,541)
                                                                                        ------------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

 Proceeds from issuance of common stock                                                      187,618                  --
 Proceeds from private placement of common stock                                                  --             875,000
 Financing cost related to equity funding                                                    (76,591)                 --
 Principal payments on notes payable                                                              --             (12,500)
 Proceeds from notes payable to related parties                                                   --             175,303
 Proceeds from repayment of notes receivable                                                      --              75,750
 Dividends paid on preferred stock                                                          (988,968)                 --
 Principal payments on obligations under capital leases                                       (5,901)             (4,362)
                                                                                        ------------         -----------

     Net Cash (Used In) Provided by Financing Activities                                    (883,842)          1,109,191
                                                                                        ------------         -----------

Cash provided by continuing operations                                                     3,244,740              73,894

Cash used in discontinued operations                                                     (3,185,042)            (95,077)
                                                                                        ------------         -----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                              59,698             (21,183)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           4,775,127              57,055
                                                                                        ------------         -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                              $  4,834,825         $    35,872
                                                                                        ============         ===========

SUPPLEMENTAL CASH FLOW INFORMATION:

     Cash paid for interest                                                             $        222         $     4,566
                                                                                        ============         ===========

     Income taxes paid                                                                  $      1,800         $        --
                                                                                        ============         ===========

See notes to condensed consolidated financial statements

                          IMALL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

(1)   Interim Condensed Consolidated Financial Statements.

The accompanying condensed consolidated financial statements have been prepared by the Company and have not been audited. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of the dates and for the periods presented herein have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10K-SB. The results of operations for the nine months ended September 30, 1998, are not necessarily indicative of the operating results for the year ended December 31, 1998. The accounting policies followed by the Company are set forth in the notes to the Company's consolidated financial statements in its Form 10K-SB.

(2)   Discontinued Operations.
Effective August 28, 1998, the Company discontinued the operations of its seminar and training division. The Company is currently engaged in discussions for the sale of the assets associated with the division. The Company expects to sell the division's assets for approximately their net book value and does not expect to recognize a loss as a result of the transaction. The division historically has accounted for approximately 95% of the revenues of the Company, and operated at a loss in 1997 and to date in 1998. In accordance with generally accepted accounting principles, the operations of this division have been included in the accompanying income statements as loss from discontinued operations and all assets and liabilities of this division have been reflected in the accompanying balance sheets as net long term assets and net short term liabilities of discontinued operations.

(3) Net (Loss) Per Common Share.

Net (loss) per common share is based on the weighted average number of common shares outstanding for each period reported. In February 1997, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). This statement specifies the computation, presentation, and disclosure requirements for earnings per share ("EPS") for financial statements issued for all periods ending after December 15, 1997. SFAS No. 128 simplifies the standards for computing EPS in comparison to APB Opinion No. 15 and replaces the presentations of Primary EPS and Fully Diluted EPS with a presentation of Basic EPS and Diluted EPS. In preparing the calculation of earnings per share, the net loss was increased by $1,350,000 to $8,953,000 or $1.16 per common share for the nine months ended September 30, 1998 due to the effect of cumulative preferred stock dividends. The earnings per share computation for the 1998 period excludes 1.8 million shares for stock options/compensation plans, 6.25 million shares for convertible securities, and warrants convertible into 3.5 million shares of common stock because their effect would have been antidilutive. There were no common stock equivalents in existence during the first three quarters of 1997.

Share and per share data presented reflect a one for eight reverse stock split effective February 12, 1998.

=====================================================                     ============================================
No dealer, salesperson or other person has
been authorized to give any information or
to make any representation other than those                                              iMALL, INC.
contained in this Prospectus in connection
with the offer made by this Prospectus. If
given or made, such information or
representations must not be relied upon as
having been authorized by the Company or
the Underwriters. Neither the delivery of
this Prospectus nor any sale made hereunder
shall under any circumstances create any                                                 COMMON STOCK
implication that there has been no change                                                     AND
in the affairs of the Company since the                                                    WARRANTS
date hereof. This Prospectus does not
constitute an offer to, or solicitation
anyone in any jurisdiction in which such
offer or solicitation is not authorized or
in which the person making such offer or
solicitation is not qualified to do so or
to anyone to whom it is unlawful to make
such offer or solicitation.

             --------------------
                                                                                         _____________
               TABLE OF CONTENTS
                                                 Page                                     PROSPECTUS
Prospectus Summary.............................    3                                     _____________
Risk Factors...................................    8
Use of Proceeds................................   15
Market Price for the Common Stock..............   16
Capitalization.................................   17
Dividend Policy................................   18
Management's Discussion and Analysis
          or Plan of Operation.................   19
Business.......................................   23
Management.....................................   33
Security Ownership of Certain Beneficial
          Owners and Management................   40
Certain Transactions ..........................   43
Description of Securities......................   44
Plan of Distribution...........................   48
Selling Securityholders........................   49
Shares Eligible for Future Sale................   63
Legal Matters..................................   63
Experts........................................   63
Changes in Registrant's
          Certifying Accountants...............   64
Additional Information.........................   64                                 _______________, 1998
Index to Financial Statements..................  F-1

                   --------------------

Until __________, 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities offered hereby, whether or not participating in the Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

=====================================================                    =============================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



PROSPECTUS              SUBJECT TO COMPLETION, DATED DECEMBER ___, 1998


                                   IMALL, INC.
                        __________ SHARES OF COMMON STOCK

                                   ----------


            This Prospectus relates to __________ shares (the "Shares") of common stock (the "Common Stock"), par value $.008 per share, of iMall, Inc., a Nevada corporation (the "Company") issuable upon (i) conversion of __________ shares of the Company's 9% Convertible Preferred Stock (the "Convertible Preferred Stock") and (ii) exercise of _________ warrants, each warrant entitling the holder to purchase .125 share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Initial Warrants"), issued in a private placement completed in December 1997 (the "Private Placement"). All of the Shares are being offered by or for the accounts of certain securityholders of the Company (the "Selling Securityholders"). See "SELLING SECURITYHOLDERS," and "PLAN OF DISTRIBUTION." The Company will not receive any proceeds from the sales of the Shares by the Selling Securityholders.

            The Shares are being offered on a best efforts basis by the Selling Securityholders primarily to selected institutional investors. Commonwealth Associates (the "Placement Agent") has been retained to act, on a best efforts basis, as exclusive agent for the Selling Securityholders in connection with the arrangement of this transaction.

            Concurrently with the registration of the Shares, the Company is registering (the "Shelf Registration") the following securities of the Company:
(i) 317,192 shares of Common Stock issued to accredited investors in a private placement completed in October 1997 (the "Bridge Financing"); (ii) 6,945,006 shares of Common Stock issuable upon conversion of 5,000,004 shares of the Convertible Preferred Stock (including the Shares offered hereby); (iii) 1,568,751 shares of Common Stock underlying all the Initial Warrants (including the Shares offered hereby); (iv) 12,550,005 Initial Warrants issued in connection with the Private Placement; (v) 1,500,000 warrants issued to Commonwealth Associates, in connection with the Private Placement, to purchase one share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Placement Agent Warrants"); (vi) 1,500,000 shares of Common Stock underlying the Placement Agent Warrants; (vii) 205,990 warrants issued to a group of investors in connection with the Bridge Financing to purchase .125 share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Investor Warrants"); (viii) 25,749 shares of Common Stock underlying the Investor Warrants; (ix) 375,000 warrants issued to the Company's financial advisors in connection with the Private Placement to purchase one share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Additional Warrants"); and
(x) 375,000 shares of Common Stock underlying the Additional Warrants. The Initial Warrants, Placement Agent Warrants, Investor Warrants and the Additional Warrants are referred to herein as the "Warrants." The Common Stock, the Common Stock underlying the Convertible Preferred Stock (including the Shares) and the Warrants (the "Underlying Common Stock") together with the Warrants are referred herein as the "Securities."

            The Company's Common Stock is presently quoted on the Nasdaq SmallCap Market under the Symbol "IMAL." On December 3, 1998, the last reported sale price of the Common Stock, as reported on the Nasdaq SmallCap Market was $10.25 per share.

                                   ----------

             THE SECURITIES OFFERED HEREBY INVOLVE SUBSTANTIAL RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 8.
                                   ----------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                                                      PLACEMENT              PROCEEDS TO
                                PRICE TO                AGENT                   SELLING
                                 PUBLIC                FEES(1)            SECURITYHOLDERS(2)
Per Share                  $                    $                          $
                           ---------------      ------------------         ----------------

Total                      $                    $                          $
                           ===============      ==================         ================

        (1) The Selling Securityholders have agreed to pay the Placement Agent a fee in connection with the arrangement of this transaction. The Company and the Selling Securityholders have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "PLAN OF DISTRIBUTION."

        (2) The termination date of the offering is February 15, 1999, subject to extension by mutual agreement of the Company, the Selling Securityholders and the Placement Agent. In the event the offering is terminated, the Company has agreed to reimburse the Placement Agent for certain out-of-pocket expenses. See "PLAN OF DISTRIBUTION."


                 The date of this Prospectus is __________, 1998


                             COMMONWEALTH ASSOCIATES

                                  RISK FACTORS

SHARES ELIGIBLE FOR FUTURE SALE

            Of the approximately 19,847,237 shares of Common Stock estimated to be outstanding (on a fully diluted basis including shares issuable upon the exercise of outstanding Warrants and upon conversion of the Convertible Preferred Stock), approximately 10,731,698 shares (including for this purpose an estimated 3,469,500 shares of Common Stock issuable upon the exercise of the Warrants and 6,945,006 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock) will have been registered under the Securities Act and/or otherwise freely tradeable, subject to the lock-up agreement among certain Selling Securityholders and Commonwealth Associates (see "SHARES ELIGIBLE FOR FUTURE SALES"). Approximately 2,068,000 shares of Common Stock will be tradeable subject to the one-year holding period restrictions under, and compliance with the other requirements of Rule 144. Certain of the officers, directors and shareholders of the Company holding in the aggregate 4,481,667 shares of Common Stock have entered into lock-up agreements with Commonwealth Associates, the placement agent in the December 1997 private placement, which provide that, absent the consent of Commonwealth Associates, they will be prohibited from selling their Common Stock until December 19, 1998. Any future sale of such shares, including sale upon the expiration of such lock-up agreements, could have an adverse effect on the market, if any, for the Company's Common Stock. In connection with the sale of the Shares offered hereby, the Selling Securityholders have agreed that, without the prior written consent of the Company, they will not sell any Convertible Preferred Stock or the underlying Common Stock at any time prior to the earlier of: (i) March 31, 1999 or (ii) December 23, 1998, if sales pursuant to this offering have not been consummated on or prior to such date (the "Lock-Up"). The Lock-Up will terminate earlier in the event and at such time as the closing trade price of the Company's Common Stock has exceeded on three consecutive trading days 125% of the price per share at which the Company's Common Stock is first sold to the public in this offering.

                              PLAN OF DISTRIBUTION

            The Shares are being offered for sale by the Selling Securityholders on a best efforts basis primarily to selected institutional investors. Commonwealth Associates, the Placement Agent, has been retained pursuant to a placement agency agreement to act as the exclusive agent for the Selling Securityholders in connection with the arrangement of offers and sales of the Shares on a best efforts basis.

            The Placement Agent is not obligated to and does not intend to itself take (or purchase) any of the Shares offered hereby. It is anticipated that the Placement Agent will obtain indications of interest from potential investors for the amount of the offering and that effectiveness of the Registration Statement will not be requested until indications of interest have been received for the amount of the offering. No purchaser funds will be accepted until indications of interest have been received for the amount of the offering, and no purchaser funds will be accepted prior to effectiveness of the Registration Statement. Confirmations and the definitive prospectus will be distributed to all purchasers at the time of pricing, informing purchasers of the closing date, which will be scheduled for three business days after pricing. After the Registration Statement is declared effective and prior to the closing date, all purchaser funds will promptly be placed in escrow with United States Trust Company of New York, as Escrow Agent, in an escrow account established for the benefit of the purchasers. The Escrow Agent will invest such funds in accordance with Rule 15c2-4 promulgated under the Exchange Act.

            Prior to the closing date, the Selling Securityholders will deposit in a custodial account with American Stock Transfer & Trust Company (the "Custodian") shares of Convertible Preferred Stock and Warrants. The Escrow Agent will advise the Company and the Selling Securityholders that payment for the purchase of the Shares offered hereby has been affirmed by the purchasers and that the purchasers have deposited the requisite funds in the escrow account at the Escrow Agent. Upon receipt of such notice, the Custodian will deliver to the Company, on behalf of the Selling Securityholders, conversion and exercise notices and the Company will promptly deliver the Shares to be credited to the respective accounts of the investors. Purchaser funds will be collected by the Selling Securityholders through the facilities of the Escrow Agent on the scheduled closing date. The offering will not continue after the closing date. In the event that purchaser funds are not received in the full amount necessary to satisfy the requirements of the offering, all funds deposited in the escrow account will promptly be returned.

            The Selling Securityholders have agreed to pay the Placement Agent 7.0% of the proceeds of the Shares being sold by each of them in this offering as the selling commission. The Company and the Selling Securityholders have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act. In the event the offering is terminated, the Company has agreed to reimburse the Placement Agent for $85,000 of expenses incurred by them in connection with the offering.

            The Selling Securityholders have agreed that, with the exception of the Shares being sold in this offering, they will not, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any of their shares of Convertible Preferred Stock or the underlying shares of Common Stock (collectively, the "Preferred Securities") or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Preferred Securities, without the prior written consent of the Company at any time prior to the earlier of: (i) March 31, 1999 or (ii) December 23, 1998, if sales pursuant to this offering have not been consummated on or prior to such date (the "Lock-Up"). The Lock-Up will terminate earlier in the event and at such time as the closing trade price of the Company's Common Stock has exceeded on three consecutive trading days 125% of the price per share at which the Company's Common Stock is first sold to the public in this offering.

            The Placement Agent has from time to time provided and may continue to provide investment banking services to the Company.

            The Placement Agent served as placement agent for the Private Placement and, in connection therewith, received a fee of $2,050,000, plus expenses, and warrants to purchase 1,500,000 shares of Common Stock exercisable at $3.20 per share. Certain employees of the Placement Agent may participate in the offering or may sell their securities pursuant to the Shelf Registration. See "Principal and Selling Stockholders."

                             SELLING SECURITYHOLDERS

            The following table sets forth certain information regarding beneficial ownership of Common Stock issuable upon conversion of the Convertible Preferred Stock and/or exercise of the Initial Warrants of each Selling Securityholder and as adjusted to give effect to the sale of the Shares offered hereby. Information concerning the Selling Securityholders may change from time to time; any changes of which the Company is advised will be set forth in a Prospectus Supplement to the extent required. See "PLAN OF DISTRIBUTION."

                                BEFORE OFFERING                                AFTER OFFERING
                                ---------------                                --------------
  NAME OF BENEFICIAL OWNER         NUMBER OF              Securities         NUMBER OF SHARES OF
                                   SHARES OF                Being               COMMON STOCK
                                 COMMON STOCK              Offered
                                    (1)(2)                   (3)



(1) Except as otherwise indicated, such beneficial ownership assumes the exercise of all Initial Warrants and the conversion of the Convertible Preferred Stock.

(2) All fractional shares upon conversion of the Convertible Preferred Stock and exercise of the Initial Warrants have been rounded up to the next whole share.

(3) All Securities listed in this table will be offered unless otherwise indicated.

                         SHARES ELIGIBLE FOR FUTURE SALE

        Generally, under Rule 144, each person holding restricted securities of a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares equal to no more than the greater of 1% of the Company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. This limitation on the amount of shares which may be sold under the Rule 144 does not apply to restricted securities sold for the account of a person who is not or has not been an affiliate of the Company during the three months prior to the sale and who has beneficially owned the restricted securities for at least two years. Any sales of restricted securities must be in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The public sale of restricted securities pursuant to Rule 144, an effective registration statement, or otherwise, may have an adverse affect on the market price of the Common Stock.

        Of the approximately 19,847,237 shares of Common Stock estimated to be outstanding (on a fully diluted basis including shares issuable upon the exercise of outstanding Warrants and upon conversion of the Convertible Preferred Stock), approximately 10,731,698 shares (including for this purpose an estimated 3,469,500 shares of Common Stock issuable upon the exercise of the Warrants and 6,945,006 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock) will have been registered under the Securities Act and/or otherwise freely tradeable, subject to the lock-up agreement among the investors in the December 1997 private placement and Commonwealth Associates, the placement agent (the "Shareholders Lock-Up Agreement). Approximately 2,068,000 shares of Common Stock will be tradeable subject to the one-year holding period restrictions under, and compliance with the other requirements of Rule 144. The Shareholders Lock-Up Agreement provides that, notwithstanding any registration statement covering the resale of the Convertible Preferred Stock, Initial Warrants and the Common Stock underlying the Convertible Preferred Stock and the Initial Warrants, the investors are prohibited from selling their Initial Warrants or their Common Stock underlying the Convertible Preferred Stock and the Initial Warrants until December 19, 1998. However, Commonwealth Associates may consent to the release of the foregoing transfer restrictions at any time after July 19, 1998 for all, but not less than all, of the investors. In addition Messrs. Comer, Pickering, Richard Rosenblatt and Martin Rosenblatt, holding in the aggregate 4,481,667 shares of Common Stock, have entered into lock-up agreements with Commonwealth Associates, which provide that, absent the consent of Commonwealth Associates, they will be prohibited from selling their Common Stock until December 19, 1998.

       In connection with the sale of the Shares offered hereby, the Selling Securityholders have agreed that, without the prior written consent of the Company, they will not sell any Convertible Preferred Stock or the underlying Common stock at any time prior to the earlier of: (i) March 31, 1999 or (ii) December 23, 1998, if sales pursuant to this offering have not been consummated on or prior to such date (the "Lock-Up"). The Lock-Up will terminate earlier in the event and at such time as the closing trade price of the Company's Common Stock has exceeded on three consecutive trading days 125% of the price per share at which the Company's Common Stock is first sold to the public in this offering.

                                  LEGAL MATTERS

        The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Loeb & Loeb LLP, Los Angeles, California. Certain legal matters in connection with the offering will be passed upon for the Placement Agent by Bachner, Tally, Polevoy & Misher LLP.

                                     PART II

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            As authorized by Section 78.751 of the Nevada General Corporation Law, the Company may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

            Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

            Article 6.E of the Articles of Incorporation of the Company, as amended, and Article 5 of the Bylaws of the Company provide that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its shareholders for breaches of their fiduciary duties.

            The Company maintains Director and Officer liability insurance with an aggregate coverage amount of $10,000,000.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The estimated expenses for the issuance and distribution of the Securities registered hereby are set forth in the following table:

ITEM                                                       AMOUNT
----                                                       ------
SEC Registration Fee.............................         $ 21,256
Transfer Agent Fees..............................              200
Legal Fees.......................................           60,000
Accounting Fees..................................           15,000
Printing and Engraving Costs.....................            4,500
Miscellaneous....................................            2,590
                                                          --------
      Total                                               $103,546
                                                          ========

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

            The following list shows all sales of unregistered securities in the past three years. The information has been adjusted to take in to account all stock splits, including a 1 for 19 reverse stock split in January 8, 1996, the 4 for 1 forward stock split in May 22, 1996 and a 1 to 8 reverse stock split on February 12, 1998. All shares of securities issued in these transactions bear restrictive legends. Unless otherwise noted, the consideration given in each of the share exchanges was all of the outstanding common stock of the other constituent company. No underwriters or agents were involved in any of the share exchanges. Each share exchange was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), as issuances not involving a public offering. The consideration in the International Marketing Associates private placement was services in the nature of promotional work at industry conventions, and was intended to approximate the value of the services they were to render for the Company at such conventions. This private placement was exempt from registration pursuant to Regulation D of the Securities Act as an issuance not involving a public offering. All persons receiving shares in the transactions described below were allowed access to the Company's books and records and made representations to the Company that they were acquiring shares of the Company's common stock for their own account and for investment purposes only.

Share Exchange with Madison York & Associates, Inc. January 16, 1996
Number of shares issued:  2,103,112
The number of shares listed in the Company's Statement of Stockholders' Equity in connection with this transaction consists of the 2,103,112 shares issued to the shareholders of Madison York & Associates, Inc., and 2,701,848 shares existing in connection with the reverse acquisition accounting.

Share Exchange with Cabot Richards & Reed, Inc. January 16, 1996
Number of shares issued:  1,400,000

Share Exchange with R&R Advertising, Inc. January 16, 1996
Number of shares issued:  600,000

Share Exchange with Inter Active Marketing Group, Inc. March 5, 1996
Amount of shares issued:  52,563
In addition, 151,787 shares were placed in escrow in accordance with certain earn-out provisions in the Company's share exchange agreement with IMG. The Company has since retired such shares with the consent of IMG because it became clear that IMG would not obtain the targets for the earn-out provisions.

Share Exchange with e.m.a.N.a.t.e., Inc. April 26, 1996
Amount of shares issued:  200,000

In January 1996, the Company also issued 350,000 shares to an investment banking firm for services valued at $28,000 which were rendered in connection with the reverse acquisition. No relationship existed between the Company and the investment banking firm prior to the services performed.

            The Company issued 315,384 shares of common stock in August, September and October 1997 at a purchase price of $3.25 per share to private investors in a transaction exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder as an issuance not involving a public offering. Additionally, in January 1998, the Company issued to such investors warrants to purchase an aggregate of 25,749 of the Company's common stock at an exercise price of $3.20 per share, subject to adjustment. No agents or underwriters were involved in this transaction.

            The Company issued 200 "Units" at a price of $100,000 per unit in December 1997. Each Unit consisted of (i) 25,000 shares of the Series A 9% Convertible Preferred Stock, par value $.001 per share, each convertible into
1.25 shares of the Company's common stock, and (ii) warrants to purchase 7,813 shares of the Company's common stock at an exercise price of $3.20 per share, subject to adjustment. This transaction was exempt from registration under
Section 4(2) of the Securities Act and Regulation D thereunder as an issuance not involving a public offering. Commonwealth Associates acted as placement agent in this transaction and received a fee of $2,050,000, plus expenses, and warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $3.20 per share, subject to adjustment. Prior to the initial closing of the Units, the Company issued warrants to purchase an aggregate of 6,250 shares of the Company's Common Stock at an exercise price of $3.20 per share for making certain bridge loans to the Company. The issuance was in a transaction exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

            In August 1997, the Company issued 36,821 shares of Common Stock, and in December 1997, the Company issued 61,556 shares of Common Stock, to consultants for services rendered in connection with Internet training and consulting. The issuances were in transactions exempt from registration under
Section 4(2) of the Securities Act.


            On November 2, 1998, the Company issued 1,540,000 shares of Common Stock to FDMS at a cash price of $7.00 per share and, subject to approval by the shareholders of the Company, the Company has agreed to sell an additional 460,000 shares of Common Stock at a cash price of $7.00 per share. The issuance was in a transaction exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

ITEM 27.   EXHIBITS


Exhibit
Number      Title
-------     -----
 1.1        Form of Placement Agency Agreement(6)
 3.1        Articles of Incorporation, as amended, as filed with the Nevada Secretary of State(1)
 3.2        By-laws, as amended(2)
 5.1        Opinion of Loeb & Loeb LLP(5)
10.1        Software License and Distribution Agreement between the Company and AT&T(1)
10.2        Agreement with Positive Response T.V.(1)
10.3        Memorandum of Understanding between the Company and Softbank(1)
10.4        Employment Agreement with Richard Rosenblatt(3)
10.5        Employment Agreement with Anthony Mazzarella(3)
10.6        Employment Agreement with Phillip Windley(3)
10.7        Employment Agreement with Steve Rossow(3)
10.8        Employment Agreement with Stephen Fulling(3)
10.9        Services and License Agreement between the Company and Koinonia System Co. Ltd.(3)
10.10       On line Commerce Representation Agreement between Universal/Hyundai LLC dba Animalhouse.com and the Company,
            dated April 1, 1998(4)
10.11       Investment Agreement dated as of October 30, 1998 by and between the Company and FDMS Corporation(2)
10.12       Stockholders  Agreement dated as of October 30, 1998 by and between the Company,  FDMS Corporation,
            Richard M. Rosenblatt,  Mark R. Comer and Craig R. Pickering(2)
10.13       Registration Rights Agreement dated as of October 30, 1998 by and between the Company and FDMS Corporation(2)
10.14       Form of Warrant issuable to FDMS Corporation  pursuant to the Investment  Agreement dated as of October 30, 1998 by and between the Company and FDMS Corporation(2)
10.15       Development and Marketing Agreement dated as of October 30, 1998 by and between the Company and FDMS Corporation(2)
10.16       Form of Source  Code  Escrow  Agreement  dated as of October  31,  1998 by and among the  Company,  Data  Securities
            International,  Inc.  and FDMS Corporation(2)
21.1        Subsidiaries of Registrant(1)
23.1        Consent of Arthur Andersen LLP(5)
23.2        Consent of Loeb & Loeb LLP (included in the opinion filed as Exhibit 5.1)
24.1        Power of Attorney (included on signature page)
27.1        Amended Financial Data Schedule(5)

--------------------

(1) Incorporated by reference to the Exhibits to the Registration Statement on Form 10-SB as filed with the Securities and Exchange Commission on August 4, 1997.


(2) Incorporated by reference to the Exhibits to the Quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission on November 12, 1998

(3) Incorporated by reference to the Exhibits to Amendment No. 1 to the Registration Statement on Form 10-SB as filed with the Securities and Exchange Commission on February 3, 1997.

(4) Incorporated by reference to the Exhibits to the Quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission on May 14, 1998.

(5)         Previously Filed

(6)         To be Filed by Amendment

ITEM 28.     UNDERTAKINGS

            The undersigned Registrant hereby undertakes as follows:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement.

                        (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        (3) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                        (4) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on the 4th day of December, 1998.


                                    iMALL, INC.


                                    By: /s/ Richard M. Rosenblatt
                                       ------------------------------------
                                       Richard M. Rosenblatt
                                       Chairman and Chief Executive Officer

                                POWER OF ATTORNEY


            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Rosenblatt, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of iMall, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

            In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date stated.

Signature                                     Title                             Date
---------                                     -----                             ----
 /s/ Richard M. Rosenblatt                    Chairman and Chief                December 4, 1998
--------------------------                    Executive Officer
Richard M. Rosenblatt

*                                             Executive Vice President,         December 4, 1998
--------------------------                    Secretary/Treasurer,
Anthony P. Mazzarella                         Chief Financial Officer
                                              and Director

*                                             Director                          December 4, 1998
--------------------------
Marshall S. Geller

*                                             Director                          December 4, 1998
--------------------------
Harold S. Blue

*                                             Director                          December 4, 1998
--------------------------
Leonard M. Schiller

*                                             Director                          December 4, 1998
--------------------------
Howard A. Goldberg

*                                             Director                          December 4, 1998
--------------------------
Richard H. Rogel

* Previously filed.